EXHIBIT 10.3
AMENDMENT NO. 3
TO CREDIT AGREEMENT
AMENDMENT NO. 3 TO CREDIT AGREEMENT, dated as of June 14, 2024 (this “Amendment”), by and among WELLTOWER OP LLC, a Delaware limited liability company (the “Borrower”), WELLTOWER INC., a Delaware corporation (the “Parent Guarantor”), and KEYBANK NATIONAL ASSOCIATION, as administrative agent for each of the Lenders (defined below) (in such capacity, the “Administrative Agent”) and L/C Issuer.
WITNESSETH:
I.    The Borrower, the Parent Guarantor, the Lenders from time to time party thereto (the “Lenders”) and the Administrative Agent entered into a Credit Agreement, dated as of June 4, 2021 (as amended, restated, supplemented or modified from time to time prior to the date hereof, the “Credit Agreement”). Unless defined herein, all capitalized terms used herein shall have the meanings ascribed to them in the Credit Agreement.
II.    Certain loans, commitments and/or other extensions of credit (the “Loans”) under the Credit Agreement denominated in Canadian Dollars (the “Affected Currency”) incur, or are permitted to incur, interest, fees or other amounts based on CDOR (as defined in the Credit Agreement).
III.     The Canadian Term Loans under the Credit Agreement may incur interest, fees or other amounts based on CDOR in accordance with the terms of the Credit Agreement or the other Loan Documents.
IV.     A Benchmark Transition Event has occurred with respect to the Affected Currency (the “Specified Benchmark Transition Event”) and pursuant to Section 3.07(a)(i) of the Credit Agreement, the Administrative Agent and the Borrower have determined in accordance with the Credit Agreement that CDOR should be replaced with the applicable Benchmark Replacement for all purposes under the Credit Agreement and any other Loan Document and such changes shall become effective at and after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders (such time, the “Objection Deadline”), so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising Required Lenders, provided that if the Benchmark Replacement Date relating to the Specified Benchmark Transition Event has not occurred prior to the Objection Deadline, then the changes shall become effective on such Benchmark Replacement Date.
V.    In connection with the foregoing, the Administrative Agent has determined that certain Conforming Changes are necessary or advisable and such changes shall become effective without any further consent of any other party to the Credit Agreement or any other Loan Document.
Accordingly, the parties hereto agree as follows:
1.AMENDMENTS
Effective on the Benchmark Replacement Date relating to the Specified Benchmark Transition Event, the Credit Agreement is hereby amended with the stricken text deleted (indicated textually in the same manner as the following example: stricken text) and with the double-underlined text added (indicated textually in the same manner as the following example: double underlined text) as set forth in the pages of the Credit Agreement attached as Annex A hereto.
All exhibits and schedules to the Credit Agreement in effect as of the Amendment No. 3 Effective Date shall continue to remain in effect.

2.CONDITIONS TO EFFECTIVENESS
The amendments in Section 1 shall become effective on the date (the “Amendment No. 3 Effective Date”) on which:
(a)Amendment. The Administrative Agent shall have received counterparts (or other evidence of execution, including electronic transmission of a PDF or similar file satisfactory to the Administrative Agent) of this Amendment, which shall have been duly executed on behalf of the Borrower, the Parent Guarantor and the Administrative Agent.
(b)No Objection by Required Lenders. The Administrative Agent shall not have received, by the Objection Deadline, written notice of objection to the Applicable Benchmark Replacement or the amendments to the Credit Agreement as provided herein from Lenders comprising Required Lenders.
3.ORIGINAL LOAN DOCUMENTS
(a)Except as expressly amended hereby, the Credit Agreement and the other Loan Documents are and shall remain in full force and effect.
(b)The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any rights, power or remedy of the Administrative Agent or any Lender under the Credit Agreement or any other document, instrument or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein, except as specifically set forth herein.
(c)Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “the Credit Agreement”, “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import shall mean and be a reference to the Credit Agreement as amended hereby, and each reference to the Credit Agreement in any other document, instrument or agreement and executed and/or delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby. This Amendment constitutes a “Loan Document” as defined and described in the Credit Agreement and all of the terms and provisions of the Credit Agreement relating to Loan Documents shall apply hereto.
4.COUNTERPARTS
This Amendment may be executed in any number of counterparts (including counterparts executed and delivered by electronic transmission of a PDF or similar file followed promptly by an originally signed counterpart) and all of such counterparts shall for all purposes constitute one agreement binding on the parties hereto, notwithstanding that all the parties are not signatory to the same counterpart.
5.FEES
The reasonable and documented fees and expenses of Emmet, Marvin & Martin, LLP incurred in connection with this Amendment will be paid by the Borrower in accordance with the terms and conditions of the Credit Agreement.
6.ENTIRE AGREEMENT
This Amendment constitutes the entire agreement among the parties relating to the subject matter hereof and may not be modified or amended orally but only by a writing signed by all of the parties hereto in accordance with the requirements of the Credit Agreement.
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7.GOVERNING LAW
THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
8.SUBMISSION TO JURISDICTION, WAIVER OF                VENUE, SERVICE OF PROCESS, WAIVER OF JURY TRIAL

The jurisdiction, venue, service of process and waiver of jury trial provisions set forth in Sections 10.14 and 10.15 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.
[The remainder of this page has been intentionally left blank.]
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.
BORROWER:
WELLTOWER OP LLC
By: /s/ Matthew Carrus
Name:    Matthew Carrus
Title:    Vice President, Treasurer – Finance and Capital Markets
PARENT GUARANTOR:
WELLTOWER INC.
By: /s/ Matthew Carrus
Name:    Matthew Carrus
Title:    Vice President, Treasurer – Finance and Capital Markets

Signature Page to Welltower Amendment No. 3 to Credit Agreement

KEYBANK NATIONAL ASSOCIATION,
as Administrative Agent
By: /s/ Laura Conway
Name:    Laura Conway
Title:    Senior Vice President

Signature Page to Welltower Amendment No. 3 to Credit Agreement

ANNEX A
TO AMENDMENT NO. 3 TO CREDIT AGREEMENT

CREDIT AGREEMENT
Dated as of June 4, 2021
(as amended, restated, supplemented and otherwise modified through and including that certain Consent and Amendment No. 1 dated as of April 1, 2022 ~~and~~, Amendment No. 2 dated as of June 15, 2022, and Amendment No. 3 dated as of June 14, 2024)
among
WELLTOWER OP LLC,
as Borrower,
WELLTOWER INC.,
as Parent Guarantor,
THE LENDERS PARTY HERETO FROM TIME TO TIME
KEYBANK NATIONAL ASSOCIATION,
as Administrative Agent and L/C Issuer
BOFA SECURITIES, INC. and
JPMORGAN CHASE BANK, N.A.,
as Joint Book Runners for the Revolving A Facility
BOFA SECURITIES, INC.,
as Sole Book Runner for the Revolving B Facility and the Term Facilities
BOFA SECURITIES, INC.,
JPMORGAN CHASE BANK, N.A., KEYBANC CAPITAL MARKETS INC. and
WELLS FARGO SECURITIES LLC,
as U.S. Joint Lead Arrangers for the Revolving A Facility
BOFA SECURITIES, INC.,
KEYBANC CAPITAL MARKETS INC. and
WELLS FARGO SECURITIES LLC,
as U.S. Joint Lead Arrangers for the Revolving B Facility and the Term Facilities
BOFA SECURITIES, INC.,
JPMORGAN CHASE BANK, N.A., KEYBANC CAPITAL MARKETS INC. and
RBC CAPITAL MARKETS,
as Canadian Joint Lead Arrangers for the Revolving A Facility
BOFA SECURITIES, INC.,
KEYBANC CAPITAL MARKETS INC. and
RBC CAPITAL MARKETS,
as Canadian Joint Lead Arrangers for the Revolving B Facility and the Term Facilities
BANK OF AMERICA, N.A. and
JPMORGAN CHASE BANK, N.A.,
as Co-Syndication Agents for the Revolving A Facility
BANK OF AMERICA, N.A.,
as Syndication Agent for the Revolving B Facility and the Term Facilities
WELLS FARGO BANK, N.A., MUFG BANK, LTD., BARCLAYS BANK PLC, CITIBANK, N.A.,
CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, JPMORGAN CHASE BANK, N.A.,
DEUTSCHE BANK SECURITIES INC., GOLDMAN SACHS BANK USA, MIZUHO BANK, LTD.,
MORGAN STANLEY SENIOR FUNDING, INC., PNC BANK, NATIONAL ASSOCIATION and ROYAL BANK OF CANADA,
as Co-Documentation Agents
BNP PARIBAS, CAPITAL ONE, NATIONAL ASSOCIATION, CITIZENS BANK, N.A.,
NATIONAL ASSOCIATION, THE HUNTINGTON NATIONAL BANK, REGIONS BANK, THE BANK OF NOVA SCOTIA,
SUMITOMO MITSUI BANKING CORPORATION, TD BANK, NA, TRUIST BANK and BANK OF MONTREAL,
as Co-Senior Managing Agents
CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK,
as Sustainability Structuring Agent

TABLE OF CONTENTS
Page
ARTICLE I DEFINITIONS AND ACCOUNTING AND OTHER TERMS    1
Section 1.01    Defined Terms.    1
Section 1.02    Other Interpretive Provisions.    ~~53~~54
Section 1.03    Accounting Terms.    ~~54~~55
Section 1.04    Rounding.    ~~54~~55
Section 1.05    Times of Day.    ~~55~~56
Section 1.06    Exchange Rates; Currency Equivalents.    ~~55~~56
Section 1.07    Additional Alternative Currencies.    ~~55~~56
Section 1.08    Change of Currency.    ~~56~~57
Section 1.09    Letter of Credit Amounts.    ~~57~~58
Section 1.10    Pro Forma Calculations.    ~~57~~58
Section 1.11    Divisions.    ~~57~~58
Section 1.12    Rates.    ~~58~~59
ARTICLE II COMMITMENTS AND CREDIT EXTENSIONS    ~~58~~59
Section 2.01    Loans.    ~~58~~59
Section 2.02    Borrowings, Conversions and Continuations of Loans.    ~~64~~65
Section 2.03    Letters of Credit.    ~~66~~67
Section 2.04    [Intentionally Omitted].    ~~75~~76
Section 2.05    Prepayments.    ~~75~~76
Section 2.06    Termination or Reduction of Commitments.    ~~76~~77
Section 2.07    Repayment of Loans.    ~~77~~78
Section 2.08    Interest and Default Rate.    ~~77~~78
Section 2.09    Fees.    ~~79~~80
Section 2.10    Computation of Interest and Fees.    ~~79~~80
Section 2.11    Evidence of Debt.    ~~80~~81
Section 2.12    Payments Generally; Administrative Agent’s Clawback.    ~~80~~81
Section 2.13    Sharing of Payments by Lenders.    ~~83~~84
Section 2.14    Cash Collateral.    ~~84~~85
Section 2.15    Defaulting Lenders.    ~~85~~86
Section 2.16    Increase in Revolving Facility.    ~~87~~88
Section 2.17    Incremental U.S. Term Loan Commitments.    ~~89~~90
Section 2.18    Incremental Canadian Term Commitments.    ~~90~~91
Section 2.19    Extension of Maturity Date.    ~~91~~92
ARTICLE III TAXES, YIELD PROTECTION AND ILLEGALITY    ~~92~~93
Section 3.01    Taxes.    ~~92~~93
Section 3.02    Illegality.    ~~96~~97
Section 3.03    Inability to Determine Rates.    ~~96~~98
Section 3.04    Increased Costs; Reserves.    ~~98~~99

i

Section 3.05    Compensation for Losses.    ~~99~~100
Section 3.06    Mitigation Obligations; Replacement of Lenders.    ~~100~~101
Section 3.07    Benchmark Replacement Setting.    ~~101~~102
Section 3.08    Survival.    ~~102~~104
ARTICLE IV CONDITIONS PRECEDENT TO CREDIT EXTENSIONS    ~~103~~104
Section 4.01    Conditions of Initial Credit Extension.    ~~103~~104
Section 4.02    Conditions to all Credit Extensions.    ~~104~~105
Section 4.03    Determinations under Sections 4.01 and 4.02.    ~~105~~106
ARTICLE V REPRESENTATIONS AND WARRANTIES    ~~105~~106
Section 5.01    Organization.    ~~105~~106
Section 5.02    Power, Authority, Consents.    ~~105~~106
Section 5.03    No Violation of Law or Agreements.    ~~106~~107
Section 5.04    Due Execution, Validity, Enforceability.    ~~106~~107
Section 5.05    Title to Properties.    ~~106~~107
Section 5.06    Judgments, Actions, Proceedings.    ~~106~~108
Section 5.07    No Defaults, Compliance with Laws.    ~~107~~108
Section 5.08    Burdensome Documents.    ~~107~~108
Section 5.09    Financial Statements; Projections.    ~~107~~108
Section 5.10    Tax Returns.    ~~108~~109
Section 5.11    Intangible Assets.    ~~108~~109
Section 5.12    Regulation U; Investment Company Act; Affected Financial Institution.    ~~108~~109
Section 5.13    Name Changes, Mergers, Acquisitions.    ~~108~~109
Section 5.14    Full Disclosure.    ~~108~~110
Section 5.15    Licenses and Approvals.    ~~109~~110
Section 5.16    ERISA.    ~~109~~110
Section 5.17    REIT Status.    ~~109~~110
Section 5.18    Sanctions; Anti-Corruption.    ~~109~~111
Section 5.19    Solvency.    ~~110~~111
Section 5.20    Beneficial Ownership.    ~~110~~111
ARTICLE VI AFFIRMATIVE COVENANTS    ~~110~~111
Section 6.01    Financial Statements.    ~~110~~111
Section 6.02    Books and Records.    ~~113~~115
Section 6.03    Inspections and Audits.    ~~114~~115
Section 6.04    Maintenance and Repairs.    ~~114~~115
Section 6.05    Continuance of Business.    ~~114~~115
Section 6.06    Copies of Corporate Documents.    ~~114~~115
Section 6.07    Perform Obligations.    ~~114~~116
Section 6.08    Notice of Litigation.    ~~115~~116
Section 6.09    Financial Covenants.    ~~115~~116

Section 6.10    Insurance.    ~~115~~117
Section 6.11    Notice of Certain Events.    ~~116~~117
Section 6.12    Comply with ERISA.    ~~116~~117
Section 6.13    Environmental Compliance.    ~~116~~118
Section 6.14    Maintenance of REIT Status;    ~~116~~118
Listing on National Securities Exchange.    ~~116~~118
Section 6.15    Anti-Corruption Laws and Sanctions.    ~~117~~118
Section 6.16    Use of Proceeds.    ~~117~~118
ARTICLE VII NEGATIVE COVENANTS    ~~117~~118
Section 7.01    Indebtedness.    ~~117~~118
Section 7.02    Liens.    ~~117~~119
Section 7.03    Intentionally Omitted.    ~~119~~120
Section 7.04    Mergers, Acquisitions.    ~~119~~120
Section 7.05    Distributions.    ~~119~~121
Section 7.06    Changes in Structure.    ~~120~~121
Section 7.07    Disposition of Assets.    ~~120~~121
Section 7.08    Investments.    ~~120~~121
Section 7.09    Fiscal Year.    ~~120~~122
Section 7.10    ERISA Obligations.    ~~121~~122
Section 7.11    Sanctions, Anti-Corruption; Use of Proceeds.    ~~121~~122
Section 7.12    Transactions with Affiliates.    ~~121~~122
Section 7.13    Hazardous Material.    ~~121~~122
ARTICLE VIII EVENTS OF DEFAULT AND REMEDIES    ~~122~~123
Section 8.01    Events of Default.    ~~122~~123
Section 8.02    Remedies upon Event of Default.    ~~124~~126
Section 8.03    Application of Funds.    ~~125~~126
ARTICLE IX ADMINISTRATIVE AGENT    ~~126~~127
Section 9.01    Appointment and Authority.    ~~126~~127
Section 9.02    Rights as a Lender.    ~~126~~128
Section 9.03    Exculpatory Provisions.    ~~127~~128
Section 9.04    Reliance by Administrative Agent.    ~~128~~129
Section 9.05    Delegation of Duties.    ~~128~~129
Section 9.06    Resignation of Administrative Agent.    ~~129~~130
Section 9.07    Non-Reliance on Administrative Agent and Other Lenders.    ~~130~~131
Section 9.08    No Other Duties, Etc.    ~~130~~131
Section 9.09    Administrative Agent May File Proofs of Claim.    ~~130~~131
Section 9.10    Erroneous Payments.    ~~131~~132
Section 9.11    Certain ERISA Matters.    ~~133~~135

ARTICLE X CONTINUING GUARANTY    ~~134~~136
Section 10.01    Guaranty.    ~~134~~136
Section 10.02    Rights of Lenders.    ~~135~~136
Section 10.03    Certain Waivers.    ~~135~~137
Section 10.04    Obligations Independent.    ~~136~~137
Section 10.05    Subrogation.    ~~136~~137
Section 10.06    Termination; Reinstatement.    ~~136~~137
Section 10.07    Stay of Acceleration.    ~~137~~138
Section 10.08    Condition of Borrower.    ~~137~~138
Section 10.09    Appointment of Borrower.    ~~137~~138
Section 10.10    Right of Contribution.    ~~137~~139
Section 10.11    Keepwell.    ~~137~~139
Section 10.12    Discharge of Guaranty Upon Sale of a Guarantor.    ~~138~~139
ARTICLE XI MISCELLANEOUS    ~~138~~139
Section 11.01    Amendments, Etc.    ~~138~~139
Section 11.02    Notices; Effectiveness; Electronic Communications.    ~~140~~141
Section 11.03    No Waiver; Cumulative Remedies; Enforcement.    ~~142~~143
Section 11.04    Expenses; Indemnity; Damage Waiver.    ~~143~~144
Section 11.05    Payments Set Aside.    ~~144~~146
Section 11.06    Successors and Assigns.    ~~145~~146
Section 11.07    Treatment of Certain Information; Confidentiality.    ~~149~~151
Section 11.08    Right of Setoff.    ~~151~~152
Section 11.09    Interest Rate Limitation.    ~~151~~152
Section 11.10    Counterparts; Integration; Effectiveness.    ~~151~~153
Section 11.11    Survival of Representations and Warranties.    ~~152~~153
Section 11.12    Severability.    ~~152~~153
Section 11.13    Replacement of Lenders.    ~~152~~154
Section 11.14    Governing Law; Jurisdiction; Etc.    ~~153~~154
Section 11.15    Waiver of Jury Trial.    ~~154~~156
Section 11.16    No Advisory or Fiduciary Responsibility.    ~~155~~156
Section 11.17    Electronic Execution of Assignments and Certain Other Documents.    ~~155~~157
Section 11.18    Automatic Alternative Currency Conversion.    ~~156~~157
Section 11.19    Judgment Currency.    ~~156~~157
Section 11.20    USA PATRIOT Act Notice.    ~~156~~158
Section 11.21    Acknowledgement and Consent to    ~~157~~158
Bail-In of Affected Financial Institutions.    ~~157~~158
Section 11.22    Acknowledgement Regarding Any Supported QFCs.    ~~157~~159
Section 11.23    Termination of Existing Credit Agreement.    ~~158~~159

SCHEDULES
Schedule 1.01(a)        Certain Addresses for Notices
Schedule 1.01(b)        Initial Commitments and Applicable Percentages
Schedule 1.01(c)        Existing Letters of Credit
Schedule 5.02            Consents, Waivers, Approvals; Violation of Agreements
Schedule 5.06            Judgments, Actions, Proceedings
Schedule 5.07            Defaults; Compliance with Laws, Regulations, Agreements
Schedule 5.08            Burdensome Documents
Schedule 5.16            Employee Benefit Plans
EXHIBITS
Exhibit A            Form of Administrative Questionnaire
Exhibit B            Form of Assignment and Assumption
Exhibit C            Form of Compliance Certificate
Exhibit D            Form of Loan Notice
Exhibit E-1            Form of Bid Loan Quote Request
Exhibit E-2            Form of Bid Loan Quote
Exhibit F-1            Form of Revolving A Note
Exhibit F-2            Form of Revolving B Note
Exhibit F-3            Form of Bid Loan Note
Exhibit F-4            Form of U.S. Term Note
Exhibit F-5            Form of Canadian Term Note
Exhibit G            Form of Officer’s Certificate
Exhibit H-1            Form of U.S. Tax Compliance Certificate
(For Foreign Lenders That Are Not Partnerships for U.S. Federal Income Tax Purposes)
Exhibit H-2            Form of U.S. Tax Compliance Certificate
(For Foreign Participants That Are Not Partnerships for U.S. Federal Income Tax Purposes)
Exhibit H-3            Form of U.S. Tax Compliance Certificate
(For Foreign Lenders That Are Partnerships for U.S. Federal Income Tax Purposes)
Exhibit H-4            Form of U.S. Tax Compliance Certificate
(For Foreign Participants That Are Partnerships for U.S. Federal Income Tax Purposes)
Exhibit I            Form of Funding Indemnity Letter
Exhibit J            Form of Sustainability Metric Annual Certificate
Exhibit K            Form of Solvency Certificate

v

CREDIT AGREEMENT
This CREDIT AGREEMENT is entered into as of June 4, 2021, among:
WELLTOWER OP LLC, a Delaware limited liability company (formerly known as Welltower OP Inc., a Delaware corporation);
WELLTOWER INC., a Delaware corporation;
Each Lender from time to time party hereto (individually, a “Lender” and collectively, the “Lenders”); and
KEYBANK NATIONAL ASSOCIATION, a national banking association, as Administrative Agent.
PRELIMINARY STATEMENTS:
WHEREAS, the Borrower has requested that the Lenders and the L/C Issuer provide revolving credit and term loan facilities and other financial accommodations to the Borrower for the purposes set forth herein; and
WHEREAS, the Lenders and the L/C Issuer have agreed to provide such revolving credit and term loan facilities and such other financial accommodations to the Borrower on the terms and subject to the conditions set forth herein.
NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:
ARTICLE I

DEFINITIONS AND ACCOUNTING AND OTHER TERMS
Section 1.01    Defined Terms.
As used in this Agreement, the following terms shall have the meanings set forth below:
“2020 Term Loan Agreement” means that certain Credit Agreement, dated as of April 1, 2020, (as it may be amended, supplemented or otherwise modified from time to time) among the Borrower, the lenders from time to time party thereto and KeyBank National Association, as administrative agent.
“Absolute Rate” has the meaning assigned to such term in Section 2.01(c)(ii)(C).
“Act” has the meaning assigned to such term in Section 11.20.
“Adjusted Daily Simple RFR” means, for any day (a “RFR Rate Day”), a rate per annum equal to, for any amounts denominated in, or calculated with respect to
(a)    Dollars, the greater of (i) the sum of (A) SOFR for the day (such day, a “Dollar RFR Determination Day”) that is five RFR Business Days prior to (I) if such RFR Rate Day is an RFR Business Day, such RFR Rate Day or (II) if such RFR Rate Day is not an RFR Business Day, the RFR Business Day immediately preceding such RFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website; provided that if by 5:00 p.m. on the second (2nd) RFR Business Day immediately following any Dollar RFR Determination Day, SOFR in respect of such Dollar RFR Determination Day has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to the Adjusted Daily Simple RFR for Dollars has not occurred, then SOFR for such Dollar RFR Determination Day will be SOFR as published in respect of the first preceding RFR Business Day for which such SOFR was published on the SOFR Administrator’s Website; provided further that SOFR as determined pursuant to this proviso shall be utilized for purposes of calculation of Adjusted Daily Simple RFR for no more than three consecutive RFR Rate Days and (B) the SOFR Index Adjustment and (ii) the Floor~~.~~ ; and
(b)    Canadian Dollars, the greater of (i) the sum of (A) CORRA for the day (such day, a “Canadian Dollar RFR Determination Day”) that is five RFR Business Days prior to (I) if such RFR Rate Day is an RFR Business Day, such RFR Rate Day or (II) if such RFR Rate Day is not an RFR Business Day, the RFR Business Day immediately preceding such RFR Rate Day, in each case, as such CORRA is published by the CORRA Administrator on the CORRA Administrator’s Website; provided that if by 5:00 p.m. (Toronto time) on the second (2nd) RFR Business Day immediately following any Canadian Dollar RFR Determination Day, CORRA in respect of such Canadian Dollar RFR Determination Day has not been published on the CORRA Administrator’s Website and a Benchmark Replacement Date with respect to the Adjusted Daily Simple RFR for Canadian Dollars has not occurred, then CORRA for such Canadian Dollar RFR Determination Day will be CORRA as published in respect of the first preceding RFR Business Day for which such CORRA was published on the CORRA Administrator’s Website; provided further that CORRA as determined pursuant to this proviso shall be utilized for purposes of calculation of Adjusted Daily Simple RFR for no more than three consecutive RFR Rate Days and (B) the CORRA Index Adjustment, and (ii) the Floor.
Any change in Adjusted Daily Simple RFR due to a change in the applicable RFR shall be effective from and including the effective date of such change in the RFR without notice to the Borrower.
“Adjusted Eurocurrency Rate” means, as to any Borrowing denominated in any applicable Alternative Currency for any Interest Period, an interest rate per annum (rounded in accordance with the Administrative Agent’s customary practice) equal to (a) the Eurocurrency Rate for such Alternative Currency for such Interest Period divided by (b) one minus the Eurocurrency Reserve Percentage; provided that, with respect to any Borrowing, such rate shall not be less than the Floor.
“Adjusted Term SOFR” means for any Available Tenor and Interest Period with respect to a Term SOFR Loan, the greater of (1) sum of (a) Term SOFR for such Interest Period and (b) the SOFR Index Adjustment and (2) the Floor.
“Administrative Agent” means KeyBank National Association in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.
“Administrative Agent’s Office” means, with respect to any currency, the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 1.01(a) with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time notify to the Borrower and the Lenders.
“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form of Exhibit A or any other form approved by the Administrative Agent.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Aggregate Commitments” means the Commitments of all the Lenders.
“Agreement” means this Credit Agreement.
“Agreement Currency” has the meaning assigned to such term in Section 11.19.
“Alternative Currency” means each of Australian Dollars, Canadian Dollars, Euro, Sterling, Swiss Francs, Yen and Dollars and each other currency (other than Dollars) that is approved in accordance with Section 1.07.

“Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as reasonably determined by the Administrative Agent or the L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Alternative Currency with Dollars.
“Alternative Currency Tranche L/C Exposure” means, at any time, (i) the aggregate undrawn amount of all outstanding Alternative Currency Tranche Letters of Credit at such time and (ii) the aggregate amount of all L/C Disbursements in respect of Alternative Currency Tranche Letters of Credit that have not yet been reimbursed by or on behalf of the Borrower at such time. The Alternative Currency Tranche L/C Exposure of any Revolving Lender at any time shall be its Applicable Alternative Currency Tranche Percentage of the total Alternative Currency Tranche L/C Exposure at such time.
“Alternative Currency Tranche Letter of Credit” means a Letter of Credit denominated in an Alternative Currency.
“Alternative Currency Tranche Revolving A Borrowing” means a borrowing consisting of simultaneous Alternative Currency Tranche Revolving A Loans of the same Type, in the same currency and having the same Interest Period made by each of the Alternative Currency Tranche Revolving A Lenders pursuant to Section 2.01(b)(i)(B).
“Alternative Currency Tranche Revolving A Commitment” means, as to each Alternative Currency Tranche Revolving A Lender, its obligation to make Alternative Currency Tranche Revolving A Loans to the Borrower pursuant to Section 2.01(b)(i)(B) in an aggregate principal amount at any one time outstanding the Dollar Equivalent of which does not exceed the Dollar amount set forth opposite such Lender’s name on Schedule 1.01(b) under the caption “Alternative Currency Tranche Revolving A Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The aggregate Alternative Currency Tranche Revolving A Commitments of all of the Alternative Currency Tranche Revolving A Lenders on the Closing Date shall be $750,000,000.
“Alternative Currency Tranche Revolving A Exposure” means, as to any Alternative Currency Tranche Revolving A Lender at any time, (i) the Outstanding Amount at such time of such Lender’s Alternative Currency Tranche Revolving A Loans plus (ii) the Outstanding Amount of such Lender’s participation in L/C Obligations with respect to Alternative Currency Tranche Letters of Credit, in each case, at such time.
“Alternative Currency Tranche Revolving A Lender” means, at any time, (a) so long as any Alternative Currency Tranche Revolving A Commitment is in effect, any Lender that has an Alternative Currency Tranche Revolving A Commitment at such time or (b) if the Alternative Currency Tranche Revolving A Commitments have terminated or expired, any Lender that has an Alternative Currency Tranche Revolving A Loan at such time.
“Alternative Currency Tranche Revolving A Loan” has the meaning assigned to such term in Section 2.01(b)(i)(B).
“Alternative Currency Tranche Revolving B Borrowing” means a borrowing consisting of simultaneous Alternative Currency Tranche Revolving B Loans of the same Type, in the same currency and having the same Interest Period made by each of the Alternative Currency Tranche Revolving B Lenders pursuant to Section 2.01(b)(ii)(B).
“Alternative Currency Tranche Revolving B Commitment” means, as to each Alternative Currency Tranche Revolving B Lender, its obligation to make Alternative Currency Tranche Revolving B Loans to the Borrower pursuant to Section 2.01(b)(ii)(B) in an aggregate principal amount at any one time outstanding the Dollar Equivalent of which does not exceed the Dollar amount set forth opposite such Lender’s name on Schedule 1.01(b) under the caption “Alternative Currency Tranche Revolving B Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The aggregate amount of the Alternative Currency Tranche Revolving B Commitments of all of the Alternative Currency Tranche Revolving B Lenders on the Closing Date shall be $250,000,000.
“Alternative Currency Tranche Revolving B Exposure” means, as to any Alternative Currency Tranche Revolving B Lender at any time, (i) the Outstanding Amount at such time of such Lender’s Alternative Currency Tranche Revolving B Loans plus (ii) the Outstanding Amount of such Lender’s participation in L/C Obligations with respect to Alternative Currency Tranche Letters of Credit, in each case, at such time.
“Alternative Currency Tranche Revolving B Lender” means, at any time, (a) so long as any Alternative Currency Tranche Revolving B Commitment is in effect, any Lender that has an Alternative Currency Tranche Revolving B Commitment at such time or (b) if the Alternative Currency Tranche Revolving B Commitments have terminated or expired, any Lender that has an Alternative Currency Tranche Revolving B Loan at such time.
“Alternative Currency Tranche Revolving B Loan” has the meaning assigned to such term in Section 2.01(b)(ii)(B).
“Alternative Currency Tranche Revolving Borrowing” means an Alternative Currency Tranche Revolving A Borrowing or an Alternative Currency Tranche Revolving B Borrowing.
“Alternative Currency Tranche Revolving Commitment” means an Alternative Currency Tranche Revolving A Commitment or an Alternative Currency Tranche Revolving B Commitment. The aggregate amount of the Alternative Currency Tranche Revolving Commitments of all of the Alternative Currency Tranche Revolving Lenders on the Closing Date shall be $1,000,000,000.
“Alternative Currency Tranche Revolving Exposure” means an Alternative Currency Tranche Revolving A Exposure and/or an Alternative Currency Tranche Revolving B Exposure, as the context may require.
“Alternative Currency Tranche Revolving Lender” means an Alternative Currency Tranche Revolving A Lender or an Alternative Currency Tranche Revolving B Lender.
“Alternative Currency Tranche Revolving Loan” means an Alternative Currency Tranche Revolving A Loan or an Alternative Currency Tranche Revolving B Loan.
“Amendment No. 2 Effective Date” has the meaning assigned to such term in the Second Amendment.
“Anti-Corruption Laws” means all laws, rules and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption, including without limitation, the United States Foreign Corrupt Practices Act of 1977 and the UK Bribery Act 2010.
“Applicable Alternative Currency Tranche Percentage” means with respect to any Alternative Currency Tranche Revolving Lender at any time, such Alternative Currency Tranche Revolving Lender’s Applicable Percentage in respect of the Alternative Currency Tranche Revolving Commitments of all Alternative Currency Tranche Revolving Lenders at such time.
“Applicable Law” means, as to any Person, all applicable Laws binding upon such Person or to which such a Person is subject.
“Applicable Percentage” means (a) in respect of the U.S. Term Facility, with respect to any U.S. Term Lender at any time, the percentage (carried out to the twelfth decimal place) of the U.S. Term Facility represented by (i)  on or prior to the Closing Date, such U.S. Term Lender’s U.S. Term Commitment at such time and (ii) thereafter, the outstanding principal amount of such U.S. Term Lender’s U.S. Term Loans at such time; (b) in respect of the Canadian Term Facility, with respect to any Canadian Term Lender at any time, the percentage (carried out to the twelfth decimal place) of the Canadian Term Facility represented by (i) on or prior to the Closing Date, such Canadian Term Lender’s Canadian Term Commitment at such time and (ii) thereafter, the outstanding principal amount of such Canadian Term Lender’s Canadian Term Loans at such time; (c) in respect of the Revolving Facility, with respect to any Revolving Lender at any time, the percentage (carried out to the twelfth decimal place) of the Revolving Facility represented by such Revolving Lender’s Revolving Commitment at such time, subject to adjustment as provided in Section 2.15; (d) in respect of the U.S. Tranche Revolving Commitments, with respect to any U.S. Tranche Revolving Lender at any time, the percentage (carried out to the twelfth decimal place) of the U.S. Tranche Revolving Commitments of all U.S. Tranche Revolving Lenders represented by such U.S. Tranche Revolving Lender’s Revolving Commitment at such time and (e) in respect of the Alternative Currency Tranche Revolving Commitments, with respect to any Alternative Currency Tranche Revolving Lender at any time, the percentage (carried out to the twelfth decimal place) of the Alternative Currency Tranche Revolving Commitments of all Alternative Currency Tranche Revolving Lenders represented by such Alternative Currency Tranche Revolving Lender’s Revolving Commitment at such time. If the Commitments of all of the Lenders to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, or if the Commitments have expired, then the Applicable Percentage of each Lender in respect of the applicable Facility shall be determined based on the Applicable Percentage of such Lender in respect of such Facility most recently in effect, giving effect to any subsequent assignments. The Applicable Percentage of each Lender in respect of each Facility is initially as set forth opposite the name of such Lender on Schedule 1.01(b) or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto or in any documentation executed by such Lender pursuant to Section 2.16, as applicable.
“Applicable Rate” means, for any day, the rate per annum set forth below opposite the applicable Level then in effect (corresponding to the Rating of the Borrower in effect from time to time as shown below), it being understood that the Applicable Rate for (a) Revolving Loans that are Eurocurrency Rate Loans or RFR Loans shall be the percentage set forth under the columns “Revolving Loans” and “Adjusted Term SOFR”, “Daily Simple RFR”, “Adjusted Daily Simple RFR”, and “Adjusted Eurocurrency Rate”, (b) Revolving Loans that are Base Rate Loans shall be the percentage set forth under the columns “Revolving Loans” and “Base Rate”, (c) that portion of any Term Loan comprised of Eurocurrency Rate Loans or RFR Loans shall be the percentage set forth under the columns “Term Loan” and “Adjusted Term SOFR”, “Daily Simple RFR”, “Adjusted Daily Simple RFR”, and “Adjusted Eurocurrency Rate”, (d) that portion of the U.S. Term Loan comprised of Base Rate Loans shall be the percentage set forth under the columns “Term Loan” and “Base Rate”, (e) [intentionally omitted], (f) the Letter of Credit Fee shall be the percentage set forth under the column “Letter of Credit Fee” and (g) the Facility Fee shall be the percentage set forth under the column “Facility Fee”.

Applicable Rate
Level	Revolving Loans		Term Loans		Letter of Credit Fee	Facility Fee
	Adjusted Term SOFR, Daily Simple RFR, Adjusted Daily Simple RFR, Adjusted Eurocurrency Rate	Base Rate[1]	Adjusted Term SOFR, Daily Simple RFR, Adjusted Daily Simple RFR, Adjusted Eurocurrency Rate	Base Rate[2]
Level 1 ≥ A from S&P or Fitch or ≥ A2 from Moody’s	0.700%	0.000%	0.750%	0.000%	0.700%	0.100%
Level 2 A- from S&P or Fitch or A3 from Moody’s	0.725%	0.000%	0.800%	0.000%	0.725%	0.125%
Level 3 BBB+ from S&P or Fitch or Baa1 from Moody’s	0.775%	0.000%	0.850%	0.000%	0.775%	0.150%
Level 4 BBB from S&P or Fitch or Baa2 from Moody’s	0.850%	0.000%	0.950%	0.000%	0.850%	0.200%
Level 5 BBB- from S&P or Fitch or Baa3 from Moody’s	1.050%	0.050%	1.200%	0.200%	1.050%	0.250%
Level 6 <BBB- from S&P or Fitch or Baa3 from Moody’s or unrated from S&P, Fitch or Moody’s	1.400%	0.400%	1.600%	0.600%	1.400%	0.300%
1 Revolving Loans denominated in Dollars.
2 U.S. Term Loans only.

For purposes of the foregoing: (a)(i) at any time when the Borrower has Ratings from only two (2) Ratings Agencies, if the Ratings established by such Ratings Agencies shall fall within different levels and (A) the difference between such Ratings is one ratings category (e.g. Baa2 by Moody’s and BBB- by S&P or Fitch) the Applicable Rate shall be based upon the higher of the two Ratings, or (B) the difference between such Ratings is two ratings categories (e.g. Baa1 by Moody’s and BBB- by S&P or Fitch) or more, the median of the applicable Ratings shall apply and (ii) at any time when the Borrower has Ratings from all three (3) Ratings Agencies, if the Ratings established by such Ratings Agencies shall fall within different levels and (A) the difference between the highest and the lowest such Ratings is one ratings category (e.g. Baa2 by Moody’s and BBB- by S&P or Fitch), the highest of such Ratings shall apply, or (B) the difference between such Ratings is two ratings categories (e.g. Baa1 by Moody’s and BBB- by S&P or Fitch) or more, the average of the two (2) highest Ratings shall apply, provided that if such average is not a recognized rating category, then the second highest Rating of the three shall apply; and (b) if any Rating shall be changed (other than as a result of a change in the rating system of the applicable Ratings Agency), such change shall be effective as of the date on which it is first announced by the Ratings Agency making such change. Each such change in the Applicable Rate shall apply to all outstanding Loans subject to the preceding pricing grid and Letters of Credit during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. The Borrower shall notify the Administrative Agent in writing immediately upon any change in its Ratings. If the rating system of any Ratings Agency shall change, the parties hereto shall negotiate in good faith to amend the references to specific ratings in this definition to reflect such changed rating system.
Notwithstanding the foregoing, with respect to any fiscal year ending on or after December 31, 2021, if the Borrower delivers to the Administrative Agent a Sustainability Metric Annual Certificate that certifies that the Sustainability Metric for the fiscal year covered by such Sustainability Metric Annual Certificate was equal to or less than the Sustainability Metric Election Threshold for such fiscal year, the Applicable Rate for Loans and Letters of Credit shall be determined using the below pricing grid (the “Sustainability Metric Pricing Grid”), for the period commencing on the fifth (5th) Business Day following the date such Sustainability Metric Annual Certificate is delivered to the Administrative Agent by the Borrower until the earlier to occur of (i) the date that is one (1) year after the date the Sustainability Metric Pricing Grid became effective in connection with the delivery of the applicable Sustainability Metric Annual Certificate and (ii) the delivery by the Borrower of the Sustainability Metric Annual Certificate for the following fiscal year, which Sustainability Metric Annual Certificate indicates that the Borrower (A) did not satisfy the Sustainability Metric for such following fiscal year or (B) does not elect to apply the reduction in the Applicable Rate with respect to the Sustainability Metric (it being agreed that the Borrower may deliver a Sustainability Metric Annual Certificate electing to apply the reduction in the Applicable Rate for Loans and Letters of Credit at any time during a fiscal year immediately following any fiscal year in which it has met the Sustainability Metric Election Threshold for such immediately preceding fiscal year). The Administrative Agent may rely upon any certification of the Sustainability Metric delivered by the Borrower without any responsibility to verify the accuracy thereof. If, as a result of (A) the agreement by the Borrower, the Administrative Agent and the Lenders that the Sustainability Metric for any fiscal year as reported on any Sustainability Metric Annual Certificate was inaccurate or (B) the Borrower, the Administrative Agent or the Lenders becoming aware of any material inaccuracy in the Sustainability Metric for any fiscal year as reported on any Sustainability Metric Annual Certificate (and, in the case of the Administrative Agent or the Lenders becoming aware thereof, written notice thereof has been delivered to the Borrower setting forth in reasonable detail the basis for such determination) and, in each case, the Borrower made an election to apply the Sustainability Metric Pricing Grid pursuant to such Sustainability Metric Annual Certificate and a proper calculation of the Sustainability Metric for such fiscal year would not have resulted in any adjustment to the Applicable Rate for Loans and Letters of Credit pursuant to the Sustainability Metric Pricing Grid for the relevant period covered by such election, then the Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders or L/C Issuers, as the case may be, promptly (and in any event, within five (5) Business Days) following written demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, immediately, automatically and without further action by the Administrative Agent, any Lender or any L/C Issuer), an amount equal to the excess of the amount of interest and Letter of Credit Fees that should have been paid for such period (or relevant portion thereof then elapsed in respect of which payments of interest and/or Letter of Credit Fees were previously made) over the amount of interest and Letter of Credit Fees actually paid for such period (or relevant portion thereof). Notwithstanding anything to the contrary herein, unless such amounts shall be due upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, (i) any additional amounts required to be paid pursuant to the immediately preceding sentence shall not be due and payable until a written demand is made for such payment by the Administrative Agent, (ii) any nonpayment of such additional amounts prior to or upon such demand for payment by Administrative Agent shall not constitute a Default or Event of Default (whether retroactively or otherwise), and (iii) none of such additional amounts shall be deemed overdue prior to such a demand or shall accrue interest at the Default Rate prior to such a demand.

Sustainability Metric Pricing Grid
Level	Revolving Loans		Term Loans		Letter of Credit Fee	Facility Fee
	Adjusted Term SOFR, Daily Simple RFR, Adjusted Daily Simple RFR, Adjusted Eurocurrency Rate	Base Rate[3]	Adjusted Term SOFR, Daily Simple RFR, Adjusted Daily Simple RFR, Adjusted Eurocurrency Rate	Base Rate[4]
Level 1 ≥ A from S&P or Fitch or ≥ A2 from Moody’s	0.690%	0.000%	0.740%	0.000%	0.690%	0.100%
Level 2 A- from S&P or Fitch or A3 from Moody’s	0.715%	0.000%	0.790%	0.000%	0.715%	0.125%
Level 3 BBB+ from S&P or Fitch or Baa1 from Moody’s	0.765%	0.000%	0.840%	0.000%	0.765%	0.150%
Level 4 BBB from S&P or Fitch or Baa2 from Moody’s	0.840%	0.000%	0.940%	0.000%	0.840%	0.200%
Level 5 BBB- from S&P or Fitch or Baa3 from Moody’s	1.040%	0.040%	1.190%	0.190%	1.040%	0.250%
Level 6 <BBB- from S&P or Fitch or Baa3 from Moody’s or unrated from S&P, Fitch or Moody’s	1.390%	0.390%	1.590%	0.590%	1.390%	0.300%
“Applicable Revolving Percentage” means, with respect to any Revolving Lender at any time, such Revolving Lender’s Applicable Percentage in respect of the Revolving Facility at such time.
3 Revolving Loans denominated in Dollars.
4 U.S. Term Loans only.

“Applicable Time” means, with respect to any borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Administrative Agent or the L/C Issuer, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.
“Applicable U.S. Tranche Percentage” means, with respect to any U.S. Tranche Revolving Lender at any time, such U.S. Tranche Revolving Lender’s Applicable Percentage in respect of the U.S. Tranche Revolving Commitments of all U.S. Tranche Revolving Lenders at such time.
“Appropriate Lender” means, at any time, (a) with respect to any Facility, a Lender that has a Commitment with respect to such Facility or holds a Loan under such Facility at such time, and (b) with respect to the Letter of Credit Sublimit, (i) the L/C Issuer and (ii) if any Letters of Credit have been issued pursuant to Section 2.03, the U.S. Tranche Revolving Lenders and the Alternative Currency Tranche Revolving Lenders, as applicable
“Approved Currency” means each of Dollars and each other Alternative Currency.
“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Arrangers” means the Arrangers - Revolving A Facility and/or Arrangers - Revolving B Facility and Term Facilities, as applicable.
“Arrangers - Revolving A Facility” means (x) BofA Securities, Inc. and JPMorgan Chase Bank, N.A., each in its capacity as joint book runners for the Revolving A Facility, (y) BofA Securities, Inc., JPMorgan Chase Bank, N.A., KeyBanc Capital Markets Inc. and Wells Fargo Securities LLC, each in its capacity as U.S. joint lead arrangers for the Revolving A Facility and (z) BofA Securities, Inc., JPMorgan Chase Bank, N.A., KeyBanc Capital Markets Inc. and RBC Capital Markets5, each in its capacity as Canadian joint lead arrangers for the Revolving A Facility.
“Arrangers - Revolving B Facility and Term Facilities” means (x) BofA Securities, Inc. in its capacity as sole book runner for the Revolving B Facility and the Term Facilities, (y) BofA Securities, Inc., KeyBanc Capital Markets Inc. and Wells Fargo Securities LLC, each in its capacity as U.S. joint lead arrangers for the Revolving B Facility and the Term Facilities and (z) BofA Securities, Inc., KeyBanc Capital Markets Inc. and RBC Capital Markets6, each in its capacity as Canadian joint lead arrangers for the Revolving B Facility and the Term Facilities.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit B or any other form (including an electronic documentation form generated by MarkitClear or another electronic platform) approved by the Administrative Agent.
“Attributable Indebtedness” means, on any date, (a) in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capital Lease.
“Australian Dollars” or “AUD” means the lawful currency of the Commonwealth of Australia.
“Automatic Alternative Currency Conversion Date” means any date on which the Automatic Alternative Currency Conversion Trigger shall have occurred.
5 RBC Capital Markets is the brand name for the capital markets activities of Royal Bank of Canada and its affiliates.
6 RBC Capital Markets is the brand name for the capital markets activities of Royal Bank of Canada and its affiliates.

“Automatic Alternative Currency Conversion Trigger” means either (a) an actual or deemed entry of an order for relief with respect to a Loan Party under the Bankruptcy Code of the United States shall have occurred or (b) the Commitments shall have been terminated prior to the Maturity Date and/or the Loans shall have been declared immediately due and payable, in either case pursuant to Article VIII.
“Availability Period” means (a) in respect of the U.S. Tranche Revolving A Commitments, the period from and including the Closing Date to the earliest of (i) the Maturity Date for the Revolving A Facility, (ii) the date of termination of the U.S. Tranche Revolving A Commitments pursuant to Section 2.06 and (iii) the date of termination of the Commitment of each U.S. Tranche Revolving A Lender to make Revolving A Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02 (b) in respect of the Alternative Currency Tranche Revolving A Commitments, the period from and including the Closing Date to the earliest of (i) the Maturity Date for the Revolving A Facility, (ii) the date of termination of the Alternative Currency Tranche Revolving A Commitments pursuant to Section 2.06 and (iii) the date of termination of the Commitment of each Alternative Currency Tranche Revolving A Lender to make Alternative Currency Tranche Revolving A Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02, (c) in respect of the U.S. Tranche Revolving B Commitments, the period from and including the Closing Date to the earliest of (i) the Maturity Date for the Revolving B Facility, (ii) the date of termination of the U.S. Tranche Revolving B Commitments pursuant to Section 2.06 and (iii) the date of termination of the Commitment of each U.S. Tranche Revolving B Lender to make Revolving B Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02 and (d) in respect of the Alternative Currency Tranche Revolving B Commitments, the period from and including the Closing Date to the earliest of (i) the Maturity Date for the Revolving B Facility, (ii) the date of termination of the Alternative Currency Tranche Revolving B Commitments pursuant to Section 2.06 and (iii) the date of termination of the Commitment of each Alternative Currency Tranche Revolving B Lender to make Alternative Currency Tranche Revolving B Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02.
“Available Tenor” means, as of any date of determination and with respect to the then- current Benchmark for any Alternative Currency, as applicable, (x) if the then-current Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an Interest Period or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 3.07(d).
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 0.50%, (b) the rate of interest in effect for such day as publicly announced from time to time by KeyBank National Association as its “prime rate,” and (c) Adjusted Term SOFR for a tenor of one month plus 1.00%. The “prime rate” is a rate set by KeyBank National Association based upon various factors including KeyBank National Association’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by KeyBank National Association shall take effect at the opening of business on the day specified in the public announcement of such change; provided, that if the Base Rate is less than the Floor, such rate shall be deemed to be the Floor for purposes of this Agreement.

“Base Rate Loan” means a U.S. Tranche Revolving Loan or a U.S. Term Loan that bears interest based on the Base Rate. All Base Rate Loans shall be denominated in Dollars.
“Basel III” means the “International Convergence of Capital Measurement and Capital Standards, a Revised Framework” published by the Basel Committee on Banking Supervision in June 2004 in the form existing on the Closing Date.
“Benchmark” means, initially, with respect to any (a)(i) amounts denominated in, or calculated with respect to, Dollars, the Term SOFR Reference Rate or the Adjusted Daily Simple RFR applicable for Dollars; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the Adjusted Daily Simple RFR applicable for Dollars or then-current Benchmark for Dollars, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 3.07, and (ii) amounts denominated in, or calculated with respect to, Canadian Dollars, the Adjusted Daily Simple RFR applicable for Canadian Dollars; provided that if a Benchmark Transition Event has occurred with respect to the Adjusted Daily Simple RFR applicable for Canadian Dollars or then-current Benchmark for Canadian Dollars, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 3.07, (b) amounts denominated in, or calculated with respect to, Sterling, or Swiss Francs, the Daily Simple RFR applicable for such Alternative Currency; provided that if a Benchmark Transition Event has occurred with respect to such Daily Simple RFR or the then-current Benchmark for such Alternative Currency, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 3.07 and (c) amounts denominated in, or calculated with respect to, Euro, Yen, ~~Canadian Dollars,~~ or Australian Dollars, EURIBOR, TIBOR, ~~CDOR,~~ or BBSY, respectively; provided that if a Benchmark Transition Event has occurred with respect to EURIBOR, TIBOR, ~~CDOR,~~ or BBSY, as applicable, or the then-current Benchmark for such Alternative Currency, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 3.07.
“Benchmark Replacement” means, with respect to any Benchmark Transition Event for any then-current Benchmark, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for such Benchmark giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for such Benchmark for syndicated credit facilities denominated in the applicable Alternative Currency at such time and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of any then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Alternative Currency at such time.
“Benchmark Replacement Date” means a date and time determined by the Administrative Agent, which date shall be no later than the earlier to occur of the following events with respect to the then-current Benchmark for any Alternative Currency:
(a)    in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(b)    in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means, with respect to the then-current Benchmark for any Alternative Currency, the occurrence of one or more of the following events with respect to such Benchmark:
(a)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(b)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the central bank for the Alternative Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(c)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Start Date” means, with respect to any Benchmark, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).
“Benchmark Unavailability Period” means, with respect to any then-current Benchmark for any Alternative Currency, the period (if any) (a) beginning at the time that a Benchmark Replacement Date with respect to such Benchmark has occurred if, at such time, no Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.07 and (b) ending at the time that a

Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.07.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Bid Loan” has the meaning assigned to such term in Section 2.01(c)(i).
“Bid Loan Borrowing” has the meaning assigned to such term in Section 2.01(c)(i).
“Bid Loan Note” means a Bid Loan Note made by the Borrower, in substantially the form of Exhibit F-3, payable to a Lender, evidencing the obligation of the Borrower to repay the Bid Loans made by such Lender, and includes any Bid Loan Note issued in exchange or substitution therefor.
“Bid Loan Quote” has the meaning assigned to such term in Section 2.01(c)(ii).
“Bid Loan Quote Request” has the meaning assigned to such term in Section 2.01(c)(ii).
“Bid Loan Sublimit” means an amount equal to fifty percent (50%) of the aggregate Revolving Commitments. The Bid Loan Sublimit is part of, and not in addition to, the Revolving Facility.
“Borrower” means, Welltower OP LLC, a Delaware limited liability company, formerly known as Welltower OP Inc., a Delaware corporation.
“Borrower Materials” has the meaning assigned to such term in Section 6.01.
“Borrowing” means a Revolving Borrowing, a Bid Loan Borrowing or a Term Borrowing, as the context may require.
“Business Day” means any day other than Saturday, Sunday or any other day on which commercial banks in Cleveland, Ohio, or New York, New York are authorized or required by law to close; provided that, when used in connection with Term SOFR, Adjusted Daily Simple SOFR, the component of the Base Rate based upon Term SOFR or any other calculation or determination involving SOFR, the term “Business Day” means any such day that is an RFR Business Day, and:
(a)    if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Euro, any fundings, disbursements, settlements and payments in Euro in respect of any such Eurocurrency Rate Loan, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means a TARGET Day;
(b)    if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in a currency other than Euro, means any such day on which dealings in deposits in the relevant currency are conducted by and between banks in the London or other applicable offshore interbank market for such currency;

(c)    if such day relates to any fundings, disbursements, settlements and payments in a currency other than Euro in respect of a Eurocurrency Rate Loan denominated in a currency other than Euro, or any other dealings in any currency other than Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency; and
(d)    if such day relates to any interest rate settings as to RFR Loans and any interest rate settings, fundings, disbursements, settlements or payments of any such RFR Loan, or any other dealings in the applicable Approved Currency of such RFR Loan, any such day that is only an RFR Business Day.
“Canadian Dollars” and “CAD” mean the lawful currency of Canada.
“Canadian Term Borrowing” means a borrowing consisting of simultaneous Canadian Term Loans of the same Type and having the same Interest Period made by each of the Canadian Term Lenders pursuant to Section 2.01(a)(ii).
“Canadian Term Commitment” means, as to each Canadian Term Lender, its obligation to make a Canadian Term Loan to the Borrower pursuant to Section 2.01(a)(ii) in an aggregate principal amount equal to the amount set forth opposite such Canadian Term Lender’s name on Schedule 1.01(b) under the caption “Canadian Term Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Canadian Term Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The Canadian Term Commitment of all of the Canadian Term Lenders on the Closing Date shall be CAD 250,000,000.
“Canadian Term Facility” means, at any time, (a) on or prior to the Closing Date, the aggregate amount of the Canadian Term Commitments at such time and (b) thereafter, the aggregate principal amount of the Canadian Term Loans of all Canadian Term Lenders outstanding at such time.
“Canadian Term Lender” means (a) at any time on or prior to the Closing Date, any Lender that has a Canadian Term Commitment at such time and (b) at any time after the Closing Date, any Lender that holds Canadian Term Loans at such time.
“Canadian Term Loan” has the meaning assigned to such term in Section 2.01(a)(ii).
“Canadian Term Note” means a promissory note made by the Borrower in favor of a Canadian Term Lender, evidencing Canadian Term Loans made by such Canadian Term Lender, substantially in the form of Exhibit F-5.
“Capital Lease(s)” means all leases that have been or should be, in accordance with GAAP, recorded as capital leases.
“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the L/C Issuer or the Lenders, as collateral for L/C Obligations, the Obligations, or obligations of the Revolving Lenders to fund participations in respect of L/C Obligations, (a) cash or deposit account balances, (b) backstop letters of credit entered into on terms, from issuers and in amounts satisfactory to the Administrative Agent and the L/C Issuer and/or (c) if the Administrative Agent and the L/C Issuer shall agree, in their sole discretion, other credit support, in each case, in Dollars and pursuant to documentation in form and substance satisfactory to the Administrative Agent and the L/C Issuer. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such Cash Collateral and other credit support.
“Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall

Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or in the implementation thereof and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.
“Change of Control” means an event or series of events by which:
(a)    any Person, or a group of related Persons, shall acquire, except (i) in the case of a Merger with No Actual Change in Control, (A) beneficial ownership in excess of 35% of the outstanding stock of the Parent Guarantor or other voting interest having ordinary voting powers to elect a majority of the directors, managers or trustees of the Parent Guarantor (irrespective of whether at such time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency), or (B) all or substantially all of the Investments of the Parent Guarantor, or (ii) a majority of the board of directors of the Parent Guarantor, at any time, shall be composed of Persons other than (A) Persons who were members of the board of directors on the date of the effectiveness of the First Amendment Merger, or (B) Persons who subsequently become members of the board of directors of the Parent Guarantor and who either (1) are appointed or recommended for election with the affirmative vote of a majority of the directors in office as of the date of the effectiveness of the First Amendment Merger, or (2) are appointed or recommended for election with the affirmative vote of a majority of the board of directors of the Parent Guarantor then in office; or
(b)    the Parent Guarantor shall cease to have the ability to elect (either through share ownership or contractual voting rights) a majority of the board of directors or equivalent governing body of the Borrower.
“Closing Date” means the date hereof.
“Code” means the Internal Revenue Code of 1986 and the rules and regulations promulgated thereunder.
“Commitment” means a Term Commitment or a Revolving Commitment, as the context may require.
“Compliance Certificate” means a certificate substantially in the form of Exhibit C.
“Conforming Changes” means, with respect to either the use or administration of an initial Benchmark or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate” (if applicable), the definition of “Business Day,” the definition of “Eurocurrency Banking Day,” the definition of “RFR Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 3.07 and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated” means, when used with reference to financial statements or financial statement items of the Parent Guarantor, the Borrower and their respective Subsidiaries or any other Person, such statements or items on a consolidated basis in accordance with the consolidation principles of GAAP.

“Consolidated EBITDA” means EBITDA of the Parent Guarantor, the Borrower and their respective Subsidiaries on a Consolidated basis.
“Consolidated Fixed Charges” means, for any period, with respect to the Parent Guarantor, the Borrower and their respective Subsidiaries on a Consolidated basis, the sum of, without duplication, (a) Consolidated Interest Expense, plus (b) Scheduled Principal Payments, plus (c) cash dividends and distributions in respect of preferred stock (but excluding redemption payments or charges in connection with the redemption of preferred stock) of the Parent Guarantor, the Borrower and their respective Subsidiaries, in each case determined in accordance with GAAP; but excluding, in any event, (i) gains and losses from unwinding or break-funding of Swap Contracts, (ii) write-offs of unamortized deferred financing fees, (iii) prepayment fees, premiums and penalties, and (iv) other unusual or non-recurring items as are reasonably acceptable to the Administrative Agent and the Required Lenders.
“Consolidated Interest Expense” means Interest Expense of the Parent Guarantor, the Borrower and their respective Subsidiaries on a Consolidated basis.
“Consolidated Tangible Net Worth” means, on any date, the sum of total equity minus Intangible Assets plus accumulated depreciation and amortization and redeemable noncontrolling interests, as all such amounts would appear on a Consolidated balance sheet of the Parent Guarantor, the Borrower and their respective Subsidiaries prepared as of such date in accordance with GAAP consistently applied.
“Consolidated Total Asset Value” means Total Asset Value of the Parent Guarantor, the Borrower and their respective Subsidiaries on a Consolidated basis; provided that, for purposes of calculating the Leverage Ratio, Consolidated Total Asset Value shall not include the aggregate amount of unrestricted cash and cash equivalents netted against Indebtedness of the Parent Guarantor, the Borrower and their respective Subsidiaries maturing in the immediately succeeding 24 months.
“Consolidated Total Indebtedness” means Indebtedness of the Parent Guarantor, the Borrower and their respective Subsidiaries on a Consolidated basis (net of unrestricted cash and cash equivalents up to an amount not to exceed the aggregate amount of Indebtedness of the Parent Guarantor, the Borrower and their respective Subsidiaries maturing in the immediately succeeding 24 months); provided that Consolidated Total Indebtedness shall not include security deposits, accrued liabilities or prepaid rent, each as defined in accordance with GAAP. Notwithstanding anything to the contrary set forth herein, until the earlier of (a) the consummation of each Significant Acquisition and (b) the date on which the acquisition agreement with respect to such Significant Acquisition terminates or expires, any Indebtedness incurred by the Parent Guarantor or the Borrower to finance such Significant Acquisition shall be disregarded for the purpose of determining compliance with Sections 6.09(a) and (d) to the extent that, and so long as, (i) either (x) the cash proceeds of such Indebtedness are held in escrow on customary terms or (y) such Indebtedness is subject to customary special mandatory redemption option in the event such Significant Acquisition is not consummated, and the cash proceeds of such Indebtedness are held by the Parent Guarantor or the Borrower as unrestricted cash or cash equivalents and (ii) the cash proceeds of such Indebtedness is not otherwise deducted in calculating Consolidated Total Indebtedness.
“Consolidated Unencumbered Asset Value” means Unencumbered Asset Value of the Parent Guarantor, the Borrower and their respective Subsidiaries on a Consolidated basis.
“Construction Investments” means financing extended by the Borrower or any of its Subsidiaries with respect to a Health Care Facility that is under construction i.e., has not received a certificate of occupancy and the Borrower conditions for conversion to permanent financing for the Health Care Facility have not been satisfied.
“Continuing Directors” means, during any twenty-four (24) month period, individuals who, as of the beginning of such period, constitute the Board of Directors of the Parent Guarantor. For this purpose, any person who is nominated for election as a member of such Board of Directors after the date of the effectiveness of the First Amendment Merger shall also be considered a “Continuing Director” if, and only if, his or her nomination for election to such Board of Directors is approved or recommended by a majority of the members of such Board of Directors (or of the relevant nominating committee) and at least five (5) members of such Board of Directors are themselves Continuing Directors at the time of such nomination.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“CORRA” means the Canadian Overnight Repo Rate Average administered and published by the CORRA Administrator.
“CORRA Administrator” means the Bank of Canada (or any successor administrator).
“CORRA Index Adjustment” means a percentage equal to 0.29547%.
“Covered Entity” means any of the following: (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Covered Party” has the meaning assigned to such term in Section 11.22.
“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.
“Daily Simple RFR” means, for any RFR Rate Day, a rate per annum equal to, for any amounts denominated in, or calculated with respect to:
(a)    Sterling, the greater of (i) SONIA for the day (such day, a “Sterling RFR Determination Day”) that is five RFR Business Days prior to (I) if such RFR Rate Day is an RFR Business Day, such RFR Rate Day or (II) if such RFR Rate Day is not an RFR Business Day, the RFR Business Day immediately preceding such RFR Rate Day, in each case, as such SONIA is published by the SONIA Administrator on the SONIA Administrator’s Website; provided that if by 5:00 p.m. (London time) on the second RFR Business Day immediately following any Sterling RFR Determination Day, SONIA in respect of such Sterling RFR Determination Day has not been published on the SONIA Administrator’s Website and a Benchmark Replacement Date with respect to the Daily Simple RFR for Sterling has not occurred, then SONIA for such Sterling RFR Determination Day will be SONIA as published in respect of the first preceding RFR Business Day for which such SONIA was published on the SONIA Administrator’s Website; provided further that SONIA as determined pursuant to this proviso shall be utilized for purposes of calculation of Daily Simple RFR for no more than three consecutive RFR Rate Days and (ii) the Floor; and
(b)    Swiss Francs, the greater of (i) SARON for the day (such day, a “Swiss Francs RFR Determination Day”) that is five RFR Business Days prior to (I) if such RFR Rate Day is an RFR Business Day, such RFR Rate Day or (II) if such RFR Rate Day is not an RFR Business Day, the RFR Business Day immediately preceding such RFR Rate Day, in each case, as such SARON is published by the SARON Administrator on the SARON Administrator’s Website; provided that if by 5:00 p.m. (Zurich time) on the second RFR Business Day immediately following any Swiss Francs RFR Determination Day, SARON in respect of such Swiss Francs RFR Determination Day has not been published on the SARON Administrator’s Website and a Benchmark Replacement Date with respect to the Daily Simple RFR for Swiss Francs has not occurred, then SARON for such Swiss Francs RFR Determination Day will be SARON as published in respect of the first preceding RFR Business Day for which such SARON was published on the SARON Administrator’s Website; provided further that SARON as determined pursuant to this proviso shall be utilized for purposes of calculation of Daily Simple RFR for no more than three consecutive RFR Rate Days and (ii) the Floor.
Any change in Daily Simple RFR due to a change in the applicable RFR shall be effective from and including the effective date of such change in the RFR without notice to the Borrower.

“Daily Simple RFR Loan” means a Loan that bears interest at a rate based on Daily Simple RFR or Adjusted Daily Simple RFR, as applicable.
“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.
“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
“Default Rate” means (a) with respect to any Obligation for which a rate is specified, a rate per annum equal to two percent (2%) plus the rate (including any Applicable Rate and any Mandatory Cost) otherwise applicable thereto and (b) with respect to any Obligation for which a rate is not specified or available, a rate per annum equal to the Base Rate plus the Applicable Rate for Revolving Loans that are Base Rate Loans plus two percent (2%), in each case, to the fullest extent permitted by Applicable Law.
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“Defaulting Lender” means, subject to Section 2.15(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the L/C Issuer or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit) within two (2) Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent or the L/C Issuer in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.15(b)) upon delivery of written notice of such determination to the Borrower, the L/C Issuer and each other Lender.
“Development Property” means any real property in which the development and construction with respect thereto are not complete.

“Disposition” means the sale, lease, conveyance, transfer or other disposition of any Health Care Facility (whether in one or a series of transactions), including accounts and notes receivable (with or without recourse) and sale-leaseback transactions.
“Disqualified Equity Interests” means, with respect to any Person, any Equity Interests of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), other than as a result of a change of control, asset sale, condemnation event or similar event, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests), other than as a result of a change of control, asset sale, condemnation event or similar event, in whole or in part, in each case, prior to the date that is ninety-one days after the Maturity Date; provided that (i) the Class A Common Units of the Borrower shall not constitute Disqualified Equity Interests and (ii) if such Equity Interests are issued to any plan for the benefit of employees of the Parent Guarantor or its Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because it may be required to be repurchased by the Parent Guarantor or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death, or disability.
“Dollar” and “$” mean lawful money of the United States.
“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount and (b) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent or the L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Alternative Currency.
“EBITDA” means, for any period, for a Person and its Subsidiaries on a Consolidated basis, an amount equal to the Net Income of such Person and its Subsidiaries for such period plus (a) the following to the extent deducted in calculating such Net Income: (i) Consolidated Interest Expense for such period, (ii) the provision for federal, state, local and foreign income taxes payable by such Person and its Subsidiaries for such period, (iii) depreciation and amortization expense for such period and (iv) expenses of such Person and its Subsidiaries reducing such Net Income during such period which do not represent a cash expenditure in such period or any prior or future period and minus (b) all items of such Person and its Subsidiaries increasing Net Income for such period which do not represent a cash receipt in such period or any prior or future period.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 11.06 (subject to such consents, if any, as may be required under Section 11.06(b)(iii)).
“Employee Benefit Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA which is subject to ERISA and (a) is maintained for employees of the Loan Parties or (b) with respect to which any Loan Party has any liability.

“EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.
“Environmental Laws” means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or human health and safety or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of or relating to a Loan Party or any of its Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Environmental Proceeding” means any judgment, action, claim, suit, investigation or other proceeding pending before any court or Governmental Authority, with respect to a Loan Party or any Subsidiary and arising under or relating to any Environmental Laws.
“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests) and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated under it.
“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Loan Parties within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).
“Erroneous Payment” has the meaning assigned to it in Section 9.10(a).
“Erroneous Payment Deficiency Assignment” has the meaning assigned to it in Section 9.10(d).
“Erroneous Payment Impacted Class” has the meaning assigned to it in Section 9.10(d).
“Erroneous Payment Return Deficiency” has the meaning assigned to it in Section 9.10(d).
“Erroneous Payment Subrogation Rights” has the meaning assigned to it in Section 9.10(d).
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“EURIBOR” has the meaning assigned to such term in the definition of Eurocurrency Rate.
“EURIBOR Rate” has the meaning assigned to such term in the definition of Eurocurrency Rate.

“Euro” and “EUR” and “€” mean the lawful currency of the Participating Member States introduced in accordance with the EMU Legislation.
“Eurocurrency Banking Day” means, (a) for amounts denominated in, or calculated with respect to, Euro, a TARGET Day and (b) for amounts denominated in, or calculated with respect to, Yen, any day (other than a Saturday or Sunday) on which banks are open for business in Japan.
“Eurocurrency Rate” means for any Interest Period, with respect to any Credit Extension:
(a)    denominated in Euro, the greater of (i) the rate per annum equal to the Euro Interbank Offered Rate (“EURIBOR”) as administered by the European Money Markets Institute (or any other Person that takes over the administration of such rate) for a period comparable in length to such Interest Period (the “EURIBOR Rate”), at approximately 11:00 a.m. (Brussels time) two Eurocurrency Banking Days prior to the commencement of such Interest Period and (ii) the Floor;
(b)    denominated in Yen, the greater of (i) the rate per annum equal to the Tokyo Interbank Offered Rate (“TIBOR”) as administered by the Ippan Shadan Hojin JBA TIBOR Administration (or any other Person that takes over the administration of such rate) for a period comparable in length to such Interest Period( the “TIBOR Rate”), at approximately 11:00 a.m. (Tokyo time) two Eurocurrency Banking Days prior to the commencement of such Interest Period and (ii) the Floor;
(c)    ~~denominated in Canadian Dollars, the greater of (i) the rate per annum equal to the Canadian Dealer Offered Rate (“CDOR”), or a comparable or successor rate which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at or about 10:00 a.m. (Toronto, Ontario time) on the Rate Determination Date with a term equivalent to such Interest Period and (ii) the Floor;~~[Reserved];
(d)    denominated in Australian Dollars, the greater of (i) the rate per annum equal to the Bank Bill Swap Reference Bid Rate (“BBSY”), or a comparable or successor rate which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at or about 10:30 a.m. (Melbourne, Australia time) on the Rate Determination Date with a term equivalent to such Interest Period and (ii) the Floor;
(e)    denominated in a Non-Eurocurrency Rate Quoted Currency other than those currencies listed above, the rate per annum as designated with respect to such Alternative Currency at the time such Alternative Currency is approved by the Administrative Agent and the relevant Lenders pursuant to Section 1.07(a), provided that such rate shall not be less than the Floor.
“Eurocurrency Rate Borrowing” means, as to any Borrowing, the Eurocurrency Rate Loans comprising such Borrowing.
“Eurocurrency Rate Loan” means a Loan that bears interest at a rate based on the Adjusted Eurocurrency Rate.
“Eurocurrency Rate Quoted Currency” means each of Euro, Yen, ~~Canadian Dollars~~ and Australian Dollars.
“Eurocurrency Reserve Percentage” means, for any day during any Interest Period, the reserve percentage in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, special, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D) or any other reserve ratio or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Loans. The Adjusted Eurocurrency Rate for each outstanding Loan shall be adjusted automatically as of the effective date of any change in the Eurocurrency Reserve Percentage.
“Event of Default” has the meaning assigned to such term in Section 8.01.
“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a Lien to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 10.11 and any other “keepwell”, support or other agreement for the benefit of such Guarantor and any and all guarantees of such Guarantor’s Swap Obligations by other Guarantors) at the time the Guaranty of such Guarantor, or grant by such Guarantor of a Lien, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a Master Agreement governing more than one Swap Contract, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swap Contracts for which such Guaranty or Lien is or becomes excluded in accordance with the first sentence of this definition.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes; (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in such Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 11.13) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01(d), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office; (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(f); and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.
“Existing Canadian Term Loans” has the meaning assigned to such term in Section 2.01(a)(ii).
“Existing Credit Agreement” means that certain Credit Agreement, dated as of July 19, 2018, by and among the Borrower, the Lenders from time to time party thereto and KeyBank National Association, as Administrative Agent, as amended, modified, supplemented and/or restated from time to time through the Closing Date.
“Existing Letter(s) of Credit” means those certain letters of credit set forth on Schedule 1.01(c).
“Existing U.S. Term Loans” has the meaning assigned to such term in Section 2.01(a)(i)(A).
“Facility” means the U.S. Term Facility, the Canadian Term Facility or the Revolving Facility (including therein the U.S. Tranche Revolving Commitments and the Alternative Currency Tranche Revolving Commitments), as the context may require.
“Facility Fee” has the meaning assigned to such term in Section 2.09(a).
“Facility Office” means, with respect to any Lender, the office through which such Lender will perform its obligations under this Agreement.
“Facility Termination Date” means the date as of which all of the following shall have occurred: (a) the Aggregate Commitments have terminated; (b) all Obligations have been paid in full (other than contingent indemnification obligations); and (c) all Letters of Credit have terminated or expired (other than Letters of Credit as to which other arrangements with respect thereto satisfactory to the Administrative Agent and the L/C Issuer shall have been made).
“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.
“FCPA” has the meaning assigned to such term in Section 5.18(b).
“Federal Funds Rate” means, for any day, the rate per annum calculated by the NYFRB based on such day’s federal funds transactions by depository institutions (as determined in such manner as the NYFRB shall set forth on its public website from time to time) and published on the next succeeding Business Day by the NYFRB as the federal funds effective rate; provided, that if the Federal Funds Rate for any day is less than the Floor, the Federal Funds Rate for such day will be deemed to be the Floor.
“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States.
“Financial Statements” means, with respect to the Borrower, its audited Consolidated Balance Sheet as at December 31, 2020, together with the related audited Consolidated Income Statement and Statement of Changes in Cash Flow for the fiscal year then ended.
“First Amendment” means that certain Consent and Amendment No. 1, dated as of April 1, 2022, by and among the Parent Guarantor, the Borrower, the Lenders party thereto and the Administrative Agent.
“First Amendment Merger” means the “Merger” (as defined in the First Amendment).
“Fitch” means Fitch Ratings Ltd. and any successor thereto.
“Fixed Charge Coverage Ratio” means, on the last day of any fiscal quarter, the ratio of (a) Consolidated EBITDA for the four (4) consecutive fiscal quarters ending on such date to (b) Consolidated Fixed Charges for the four (4) consecutive fiscal quarters ending on such date.
“Floor” means zero.
“Foreign Lender” means a Lender that is not a U.S. Person. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
“Fronting Exposure” means, at any time there is a Defaulting Lender that is a Revolving Lender, with respect to the L/C Issuer, such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving Lenders or Cash Collateralized in accordance with the terms hereof.
“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.
“Funding Indemnity Letter” means a funding indemnity letter, substantially in the form of Exhibit I.
“GAAP” means generally accepted accounting principles in the United States of America applied on a consistent basis and subject to the terms of Section 1.03.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of the kind described in clauses (a) through (e) of the definition thereof or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness of the kind described in clauses (a) through (e) of the definition thereof or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed or expressly undertaken by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.
“Guaranteed Obligations” has the meaning set forth in Section 10.01.
“Guarantors” means, collectively, the Parent Guarantor and any Subsidiaries of the Borrower or the Parent Guarantor as are or may from time to time become parties to this Agreement.
“Guaranty” means, collectively, the Guarantee made by the Guarantors under Article X in favor of the Administrative Agent and the Lenders.
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, toxic mold, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
“Health Care Facility” means (a) a health care facility offering health care-related products and services, including but not limited to any acute care hospital, rehabilitation hospital, nursing facility, assisted living facility, retirement center, long-term care facility, out-patient diagnostic facility or medical office building, life science research and development facility or office and any related or ancillary facility, service or product and (b) housing intended to be occupied primarily by persons over the age of 55 and related or ancillary facilities, services and products.
“Honor Date” has the meaning assigned to such term in Section 2.03(c).
“Incremental Canadian Term Commitment” has the meaning assigned to such term in Section 2.18(a).
“Incremental Canadian Term Lender” has the meaning assigned to such term in Section 2.18(b).
“Incremental Canadian Term Loan Request” has the meaning assigned to such term in Section 2.18(a).
“Incremental Revolving Lender” has the meaning assigned to such term in Section 2.16(b).

“Incremental U.S. Term Commitment” has the meaning assigned to such term in Section 2.17(a).
“Incremental U.S. Term Lender” has the meaning assigned to such term in Section 2.17(b).
“Incremental U.S. Term Loan Request” has the meaning assigned to such term in Section 2.17(a).
“Indebtedness” means, with respect to any Person, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:
(a)    all obligations of such Person for borrowed money, whether secured or unsecured, and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments including, without limitation, recourse and non-recourse mortgage debt;
(b)    all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;
(c)    aggregate net obligations of such Person under Swap Contracts;
(d)    all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business);
(e)    indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse, to the extent of the value of the property encumbered by such Lien;
(f)    Capital Leases and Synthetic Lease Obligations;
(g)    all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Disqualified Equity Interests in such Person at any time prior to the date that is ninety-one days after the Maturity Date, valued, in the case of a redeemable preferred interest, at the liquidation preference thereof, and
(h)    all Guarantees of such Person in respect of any of the foregoing.
For all purposes hereof, (i) the amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date (which shall be a positive number if such amount would be owed by the Borrower and a negative number if such amount would be owed to the Borrower) and the net obligations under Swap Contracts shall not be less than zero and (ii) the amount of any Capital Lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.
“Indemnitees” has the meaning assigned to such term in Section 11.04(b).
“Information” has the meaning assigned to such term in Section 11.07.
“Intangible Assets” means assets of a Person and its Subsidiaries that are classified as intangible assets under GAAP, but excluding interests in real estate that are classified as intangible assets in accordance with GAAP.

“Interest Expense” means, for any period, for a Person and its Subsidiaries on a Consolidated basis, the sum of (a) all interest expense for such period determined in accordance with GAAP (excluding unamortized debt issuance costs) and (b) interest that is capitalized in such period in accordance with GAAP.
“Interest Payment Date” means, (a) as to any Eurocurrency Rate Loan, Term SOFR Loan and any Bid Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of the Facility under which such Loan was made; provided, however, that if any Interest Period for such Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; (b) as to any RFR Loan bearing interest based on the Adjusted Daily Simple RFR (except for when such rate is calculated by reference to CORRA) or the Daily Simple RFR, as applicable, each date that is on the numerically corresponding day in each calendar month that is three months after the Borrowing of such Loan and the Maturity Date; provided that, as to any such RFR Loan, (i) if any such date would be a day other than a Business Day, such date shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such date shall be the next preceding Business Day and (ii) the Interest Payment Date with respect to any Borrowing that occurs on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in any applicable calendar month) shall be the last Business Day of any such succeeding applicable calendar month; ~~and~~ (c) as to any RFR Loan bearing interest based on the Adjusted Daily Simple RFR when such rate is calculated by reference to CORRA, the last day of each calendar month after the Borrowing of such Loan, commencing with the last day of the calendar month in which such Borrowing occurred, and the Maturity Date, provided, that if such date would be a day other than a Business Day, such date shall be the next preceding Business Day, and (d) as to any Base Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date of the Facility under which such Loan was made.
“Interest Period” means,(i) as to any Term SOFR Loan or Eurocurrency Loan, (x) initially the period commencing on the borrowing or conversion date, as the case may be, with respect to such Term SOFR Loan or Eurocurrency Loan and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter, as specified in the Loan Notice, and (y) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Term SOFR Loan or Eurocurrency Loan and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter, as specified in the Loan Notice (in each case with respect to clauses (x) and (y), subject to the availability for the interest rate and tenor applicable to the relevant Alternative Currency~~, it being understood that Interest Periods of six months are not available with respect to CDOR~~); and (ii) each Bid Loan, the period commencing on the date of such Bid Loan and ending on the date specified in the Bid Loan Quote Request in which the Bid Loan Quote to make such Bid Loan was extended; provided that:
(a)    any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
(b)    any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;
(c)    no Interest Period shall extend beyond the Maturity Date of the Facility under which such Loan was made;
(d)    notwithstanding clause (c) above, no Interest Period with respect to a Term SOFR Loan or Eurocurrency Loan shall have a duration of less than one month;
(e)    no Interest Period with respect to a Bid Loan shall have a duration of more than 180 days; and
(f)    no tenor that has been removed from this definition pursuant to Section 3.07 shall be available for specification in such Loan Notice

In the event that the Borrower fails to select the duration of any Interest Period for any Term SOFR Loan within the time period and otherwise as provided in Section 2.02, such Term SOFR Loan will be automatically converted into a Base Rate Loan on the last day of the preceding Interest Period for such Term SOFR Loan.
“Investment(s)” means, by any Person:
(a)    the amount paid or committed to be paid, or the value of property or services contributed or committed to be contributed, by such Person for or in connection with the acquisition by such Person of any stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person; and
(b)    the amount of any advance, loan or extension of credit by such Person, to any other Person, or guaranty or other similar obligation of such Person with respect to any Indebtedness of such other Person, and (without duplication) any amount committed to be advanced, loaned, or extended by such Person to any other Person, or any amount the payment of which is committed to be assured by a guaranty or similar obligation by such Person for the benefit of, such other Person.
For the purposes of clarity, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.
“IRS” means the United States Internal Revenue Service.
“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.
“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).
“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application and any other document, agreement and instrument entered into by the L/C Issuer and the Borrower (or any Subsidiary) or in favor of the L/C Issuer and relating to such Letter of Credit.
“Joint Venture” means any Person in which the Borrower, directly or indirectly, has an ownership interest accounted for under the equity method of accounting but does not consolidate the assets or income of such Person in preparing its consolidated financial statements.
“Judgment Currency” has the meaning assigned to such term in Section 11.19.
“L/C Advance” means, with respect to each Revolving Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Revolving Percentage.
“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Borrowing.
“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.
“L/C Issuer” means KeyBank, National Association, in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit who agrees to act in such capacity hereunder.
“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.
“Latest Balance Sheet” has the meaning assigned to such term in Section 5.09(c).
“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
“Lender” means each of the Persons identified as a “Lender” on the signature pages hereto, each other Person that becomes a “Lender” in accordance with this Agreement and their successors and assigns.
“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent, which office may include any Affiliate of such Person or any domestic or foreign branch of such Person or such Affiliate.
“Letter of Credit” means any letter of credit issued hereunder and shall include the Existing Letters of Credit. A Letter of Credit may be a commercial letter of credit or a standby letter of credit; provided, however, that any commercial letter of credit issued hereunder shall provide solely for cash payment upon presentation of a sight draft and any other required documents.
“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.
“Letter of Credit Expiration Date” means the day that is five (5) days prior to the Maturity Date then in effect for the applicable Revolving Facility (or, if such day is not a Business Day, the next preceding Business Day); provided that the Letter of Credit Expiration Date may, subject to the Borrower providing Cash Collateral as provided in Section 2.14, be extended for up to one year after the Maturity Date then in effect for each applicable Revolving Facility.
“Letter of Credit Fee” has the meaning assigned to such term in Section 2.03(h).
“Letter of Credit Sublimit” means an amount equal to the lesser of (a) $100,000,000 and (b) the Revolving Facility. The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Facility.
“Leverage Ratio” means, on the last day of any fiscal quarter, the ratio of (a) Consolidated Total Indebtedness outstanding on such date to (b) Consolidated Total Asset Value as of such date.
“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, lien (statutory or otherwise), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever, claim or charge of any kind (including any agreement to give any of the foregoing), any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction.
“Loan” means an extension of credit by a Lender to the Borrower under Article II in the form of a Term Loan, a Revolving Loan or a Bid Loan.

“Loan Documents” means, collectively, (a) this Agreement, (b) the Notes, (c) each separate fee letter, (d) each Sustainability Metric Annual Certificate, (e) each Issuer Document and (f) any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of this Agreement including Section 2.14.
“Loan Notice” means a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Eurocurrency Rate Loans or RFR Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit D.
“Loan Parties” means, collectively, the Borrower and each Guarantor.
“Mandatory Cost” means any amount incurred periodically by any Lender during the term of the Facilities which constitutes fees, costs or charges imposed on lenders generally by any Governmental Authority in the jurisdiction in which such Lender is domiciled, subject to regulation, or has its Facility Office.
“Material Adverse Effect” means any fact or circumstance which (a) materially and adversely affects the business, operation, property or financial condition of the Parent Guarantor, the Borrower and their respective Subsidiaries taken as a whole or (b) has a material adverse effect on the ability of the Parent Guarantor, the Borrower and their respective Subsidiaries taken as a whole to perform its obligations under this Agreement, the Notes or the other Loan Documents.
“Maturity Date” means (a) with respect to the Revolving A Facility, June 4, 2025, (b) with respect to the Revolving B Facility, June 4, 2026, (c) with respect to the U.S. Term Facility, July 19, 2026, and (d) with respect to the Canadian Term Facility, July 19, 2026, or any later date established in accordance with Section 2.19; provided, however, that, in each case, if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day. When used in the definition of “Indebtedness”, Maturity Date shall mean the latest to occur of each of the foregoing dates.
“Merger with No Actual Change in Control” means (i) the stockholders of the Parent Guarantor, immediately before such merger or consolidation, own, directly or indirectly, immediately following such merger or consolidation, more than fifty percent (50%) of the then outstanding shares of common stock (or the equivalent in voting power of any class or classes of securities of the corporation entitled to vote in elections of directors) of the corporation resulting from such merger or consolidation (the “Surviving Company”) in substantially the same proportion as their ownership of the Parent Guarantor’s outstanding common stock (or the equivalent in voting power of any class or classes of securities of the Parent Guarantor entitled to vote in elections of directors) immediately before such merger or consolidation and (ii) the persons who were Continuing Directors immediately prior to the execution of the agreement providing for such merger or consolidation constitute more than fifty percent (50%) of the members of the Board of Directors of the Surviving Company.
“Minimum Collateral Amount” means, at any time, (a) with respect to Cash Collateral consisting of cash or deposit account balances provided to reduce or eliminate Fronting Exposure during any period when a Lender constitutes a Defaulting Lender, an amount equal to 100% of the Fronting Exposure of the L/C Issuer with respect to Letters of Credit issued and outstanding at such time, (b) with respect to Cash Collateral consisting of cash or deposit account balances provided in accordance with the provisions of Section 2.14(a)(i), (a)(ii), (a)(iii) or (a)(iv), an amount equal to 100% of the Outstanding Amount of all L/C Obligations and (c) otherwise, an amount determined by the Administrative Agent and the L/C Issuer in their sole discretion.
“Moody’s” means Moody’s Investors Service, Inc.
“Mortgage(s)” means mortgages of primarily real property constituting a Health Care Facility or real estate for which the Borrower or one of its Subsidiaries is a mortgagee.
“Mortgage Lien” means any Lien that encumbers a real property owned by a Person, other than Permitted Liens.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which a Loan Party or any ERISA Affiliate makes or is obligated to make contributions or, during the preceding five (5) plan years, has made or been obligated to make contributions.
“Net Income” means, for any period, for a Person and its Subsidiaries on a Consolidated basis, the net income of such Person and its Subsidiaries for such period as determined in accordance with GAAP (excluding, without duplication, gains and losses from dispositions of depreciable real estate investments, impairment charges, the early extinguishment of debt and transaction costs of acquisitions not permitted to be capitalized pursuant to GAAP and other non-recurring items, including, without limitation, charges resulting from settlement of options to repurchase remarketable bonds and other similar charges).
“New Canadian Term Lender” has the meaning assigned to such term in Section 2.18(a).
“New Revolving Lender” has the meaning assigned to such term in Section 2.16(a).
“New U.S. Term Lender” has the meaning assigned to such term in Section 2.17(a).
“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 11.01 and (b) has been approved by the Required Lenders.
“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.
“Non-Eurocurrency Rate Quoted Currency” means any currency other than a Eurocurrency Rate Quoted Currency, provided, that, for the avoidance of doubt, each of Sterling and Swiss Francs shall be deemed to be a Non-Eurocurrency Rate Quoted Currency for the purposes of this Agreement.
“Nonrecourse Indebtedness” means, with respect to the Parent Guarantor, the Borrower or any Subsidiary, Indebtedness of the Parent Guarantor, the Borrower or such Subsidiary that is secured by a Lien on Property of the Parent Guarantor, the Borrower or such Subsidiary, as applicable, the sole recourse for the repayment of which is such Property and where the Parent Guarantor, the Borrower or such Subsidiary, as applicable, would not be liable for any deficiency after the application of the proceeds of such Property to such Indebtedness, other than in respect of environmental liabilities, fraud, misrepresentation and other similar matters.
“Note” means a Term Note, a Revolving Note or a Bid Loan Note, as the context may require.
“NYFRB” means the Federal Reserve Bank of New York.
“Obligations” means (a) all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party and arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, (b) all Erroneous Payment Subrogation Rights and (c) all costs and expenses incurred in connection with enforcement and collection of the foregoing, including the fees, charges and disbursements of counsel, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding; provided that, without limiting the foregoing, the Obligations of a Guarantor shall exclude any Excluded Swap Obligations with respect to such Guarantor.
“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.
“Operator” means (a) the lessee of any Health Care Facility owned or leased by the Borrower and (b) the mortgagor of a Health Care Facility which is subject to a Mortgage to the extent that such entity controls the operation of such Health Care Facility.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement or limited liability company agreement (or equivalent or comparable documents with respect to any non-U.S. jurisdiction); (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization (or equivalent or comparable documents with respect to any non-U.S. jurisdiction) and (d) with respect to all other entities, any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization (or equivalent or comparable documents with respect to any non-U.S. jurisdiction).
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06).
“Outstanding Amount” means (i) with respect to Term Loans, Revolving Loans and Bid Loans on any date, the Dollar Equivalent of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Term Loans, Revolving Loans and Bid Loans, as the case may be, occurring on such date and (ii) with respect to any L/C Obligations on any date, the Dollar Equivalent of the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrower of Unreimbursed Amounts.
“Parent Guarantor” means, Welltower Inc., a Delaware corporation.
“Participant” has the meaning assigned to such term in Section 11.06(d).
“Participant Register” has the meaning assigned to such term in Section 11.06(d).
“Participating Member State” means each state so described in any EMU Legislation.
“PATRIOT Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).
“Payment Recipient” has the meaning assigned to it in Section 9.10(a).
“PBGC” means the Pension Benefit Guaranty Corporation.
“Permitted Liens” means Liens permitted under Sections 7.02(c) – (m) and (o) – (q).
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including an Employee Benefit Plan), maintained for employees of a Loan Party or any ERISA Affiliate or any such Plan to which a Loan Party or any ERISA Affiliate is required to contribute on behalf of any of its employees.

“Platform” has the meaning assigned to such term in Section 6.01.
“Property” means any estate or interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.
“Proposed Canadian Term Lender” has the meaning assigned to such term in Section 2.18(a).
“Proposed Revolving Lender” has the meaning assigned to such term in Section 2.16(a).
“Proposed U.S. Term Lender” has the meaning assigned to such term in Section 2.17(a).
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Public Lender” has the meaning assigned to such term in Section 6.01.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
“QFC Credit Support” has the meaning assigned to such term in Section 11.22.
“Qualified ECP Guarantor” means, at any time, each Loan Party with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” at such time under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
“Qualified Equity Interests” means, with respect to any Person, Equity Interests of such Person other than Disqualified Equity Interests of such Person.
“Rate Determination Date” means, with respect to any Interest Period, two (2) Business Days prior to the commencement of such Interest Period (or such other day as is generally treated as the rate fixing day by market practice in the relevant interbank market, as determined by the Administrative Agent; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, then “Rate Determination Date” means such other day as otherwise reasonably determined by the Administrative Agent).
“Ratings” means the ratings from time to time established by the Ratings Agencies for long term, senior, unsecured, non-credit enhanced debt of the Borrower.
“Ratings Agencies” means Moody’s, S&P and Fitch.
“Recipient” means the Administrative Agent, any Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any Obligation.
“Recourse Indebtedness” means, with respect to the Parent Guarantor, the Borrower or any Subsidiary, all Indebtedness of the Parent Guarantor, the Borrower or such Subsidiary other than Nonrecourse Indebtedness.
“Register” has the meaning assigned to such term in Section 11.06(c).
“REIT” means a real estate investment trust as defined in Sections 856-860 of the Code.
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, shareholders, administrators, managers, advisors, representatives, attorneys and controlling Persons of such Person and of such Person’s Affiliates.

“Relevant Governmental Body” means (a) with respect to a Benchmark Replacement in respect of amounts denominated in, or calculated with respect to, Dollars, the Federal Reserve Board or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board or the NYFRB, or any successor thereto and (b) with respect to a Benchmark Replacement in respect of amounts denominated in, or calculated with respect to, any Alternative Currency, (1) the central bank for the currency in which such Obligations, interest, fees, commissions or other amounts are denominated, or calculated with respect to, or any central bank or other supervisor which is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement or (2) any working group or committee officially endorsed or convened by (A) the central bank for the currency in which such amounts are denominated, or calculated with respect to, (B) any central bank or other supervisor that is responsible for supervising either (i) such Benchmark Replacement or (ii) the administrator of such Benchmark Replacement, (C) a group of those central banks or other supervisors or (D) the Financial Stability Board or any part thereof.
“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty (30) day notice period has been waived.
“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Term Loans or Revolving Loans, a Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Bid Loan, a Bid Loan Quote Request.
“Required Alternative Currency Tranche Revolving Lenders” means, at any time, Alternative Currency Tranche Revolving Lenders having Total Alternative Currency Credit Exposures representing more than 50% of the Total Alternative Currency Credit Exposures of all Alternative Currency Tranche Revolving Lenders. The Total Alternative Currency Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Alternative Currency Tranche Revolving Lenders at any time; provided that, the amount of any participation in any Unreimbursed Amounts that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Lender shall be deemed to be held by the Lender that is the L/C Issuer in making such determination.
“Required Lenders” means, at any time, Lenders having Total Credit Exposures representing more than 50% of the Total Credit Exposures of all Lenders. The Total Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time; provided that, the amount of any participation in any Unreimbursed Amounts that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Lender shall be deemed to be held by the Lender that is the L/C Issuer in making such determination. For purposes of this definition, the Outstanding Amount of all Bid Loans shall be disregarded in determining Total Credit Exposures.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, vice president, assistant treasurer or controller of any Loan Party, and solely for purposes of the delivery of incumbency certificates pursuant to Section 4.01, the secretary or any assistant secretary of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer shall be conclusively presumed to have been authorized by all necessary corporate and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party. To the extent requested by the Administrative Agent, each Responsible Officer will provide an incumbency certificate, in form and substance satisfactory to the Administrative Agent.
“Revaluation Date” means, with respect to (a) any Letter of Credit, each of the following: (i) each date of issuance of an Alternative Currency Tranche Letter of Credit, (ii) each date of an amendment of any Alternative Currency Tranche Letter of Credit having the effect of increasing the amount thereof, (iii) each date of any payment by the L/C Issuer under any Alternative Currency Tranche Letter of Credit, (iv) in the case of the Existing Letters of Credit, the Closing Date and (v) such additional dates (not more frequently than monthly) as the Administrative Agent or the L/C Issuer shall determine or the Required Lenders shall require and (b) any Loan, each of the following: (i) each date of Borrowing of an Alternative Currency Tranche Revolving Loan, (ii) each date of any continuation of a Eurocurrency Rate Loan or RFR Loan denominated in an Alternative Currency pursuant to Section 2.02 and (iii) such additional dates as the Administrative Agent shall determine or the Required Lenders shall require.
“Revolving A Borrowing” means a borrowing consisting of simultaneous Revolving A Loans of the same Type, in the same currency and, in the case of Term SOFR Loans or Eurocurrency Rate Loans, having the same Interest Period made by each of the Revolving A Lenders pursuant to Section 2.01(b)(i)(A).
“Revolving A Commitment” means, with respect to any Revolving A Lender, the sum of such Lender’s U.S. Tranche Revolving A Commitment and such Lender’s Alternative Currency Tranche Revolving A Commitment. The amount of the Revolving A Commitment of all of the Revolving A Lenders on the Closing Date shall be $3,000,000,000.
“Revolving A Exposure” means, as to any Lender at any time, the sum of such Lender’s U.S. Tranche Revolving A Exposure and such Lender’s Alternative Currency Tranche Revolving A Exposure.
“Revolving A Facility” means, at any time, the aggregate amount of the Revolving A Lenders’ Revolving A Commitments at such time.
“Revolving A Lender” means a U.S. Tranche Revolving A Lender or an Alternative Currency Tranche Revolving A Lender.
“Revolving A Loan” means a U.S. Tranche Revolving A Loan or an Alternative Currency Tranche Revolving A Loan.
“Revolving A Note” means a promissory note made by the Borrower in favor of a Revolving A Lender evidencing Revolving A Loans, made by such Revolving A Lender, substantially in the form of Exhibit F-1.
“Revolving B Borrowing” means a borrowing consisting of simultaneous Revolving B Loans of the same Type, in the same currency and, in the case of Term SOFR Loans or Eurocurrency Rate Loans, having the same Interest Period made by each of the Revolving B Lenders pursuant to Section 2.01(b)(ii)(A).
“Revolving B Commitment” means, with respect to any Revolving B Lender, the sum of such Lender’s U.S. Tranche Revolving B Commitment and such Lender’s Alternative Currency Tranche Revolving B Commitment. The amount of the Revolving B Commitment of all of the Revolving B Lenders on the Closing Date shall be $1,000,000,000.
“Revolving B Exposure” means, as to any Lender at any time, the sum of such Lender’s U.S. Tranche Revolving B Exposure and such Lender’s Alternative Currency Tranche Revolving B Exposure.
“Revolving B Facility” means, at any time, the aggregate amount of the Revolving Lenders’ Revolving B Commitments at such time.
“Revolving B Lender” means a U.S. Tranche Revolving B Lender or an Alternative Currency Tranche Revolving B Lender.
“Revolving B Loan” means a U.S. Tranche Revolving B Loan or an Alternative Currency Tranche Revolving B Loan.
“Revolving B Note” means a promissory note made by the Borrower in favor of a Revolving B Lender evidencing Revolving B Loans, made by such Revolving B Lender, substantially in the form of Exhibit F-2.
“Revolving Borrowing” means a Revolving A Borrowing or a Revolving B Borrowing.

“Revolving Commitment(s)” means, individually, the Revolving A Commitment or the Revolving B Commitment, and together, the Revolving A Commitment and the Revolving B Commitments. The aggregate amount of the Revolving Commitment of all of the Revolving Lenders on the Closing Date shall be $4,000,000,000.
“Revolving Exposure” means Revolving A Exposure and Revolving B Exposure.
“Revolving Facility” means, at any time, the aggregate amount of the Revolving A Facility and/or the Revolving B Facility at such time, as the context may require.
“Revolving Facility Increase” has the meaning assigned to such term in Section 2.16(a).
“Revolving Increase Request” has the meaning assigned to such term in Section 2.16(a).
“Revolving Lender” means a Revolving A Lender or a Revolving B Lender.
“Revolving Loan” means a Revolving A Loan or a Revolving B Loan.
“Revolving Note” means a Revolving A Note or a Revolving B Note.
“RFR” means, for amounts denominated in, or calculated with respect to, (a) Dollars, SOFR, (b) Sterling, SONIA ~~and~~, (c) Swiss Francs, SARON, and (d) Canadian Dollars, CORRA.
“RFR Borrowing” means, as to any Borrowing, the RFR Loans comprising such Borrowing.
“RFR Business Day” means, for any amounts denominated in, or calculated with respect to, (a) Dollars, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities, (b) Sterling, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for general business in London, ~~and~~ (c) Swiss Francs, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for the settlement of payments and foreign exchange transactions in Zurich, and (d) Canadian Dollars, any day on which banks are open for business in Toronto, Ontario, Canada.
“RFR Loan” means a Loan that bears interest at a rate based on Adjusted Daily Simple RFR, Daily Simple RFR or Adjusted Term SOFR, as applicable.
“RFR Rate Day” has the meaning specified in the definition of “Adjusted Daily Simple RFR”.
“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global Inc., and any successor thereto.
“Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be determined by the Administrative Agent or the L/C Issuer, as applicable, to be customary in the place of disbursement or payment for the settlement of international banking transactions in such Alternative Currency.
“Sanction(s)” has the meaning ascribed to it in Section 5.18(a).
“SARON” means a rate equal to the Swiss Average Rate Overnight as administered by the SARON Administrator.
“SARON Administrator” means SIX Swiss Exchange AG (or any successor administrator of the Swiss Average Rate Overnight).

“SARON Administrator’s Website” means SIX Swiss Exchange AG’s website, currently at https://www.six-group.com, or any successor source for the Swiss Average Rate Overnight identified as such by the SARON Administrator from time to time.
“Scheduled Principal Payment” means all scheduled principal payments with respect to Indebtedness of the Parent Guarantor and its Subsidiaries on a Consolidated basis (excluding any balloon or final payment) without giving effect to any reduction in such scheduled principal payments as a result of any voluntary or mandatory prepayment with respect thereto made in the same period in which such principal payment was scheduled to be made. For purposes of determining Scheduled Principal Payments, Indebtedness shall not include security deposits, accrued liabilities or prepaid rent, each as defined in accordance with GAAP.
“Scope 1” means direct greenhouse gas emissions relating to natural gas, transport fuel and refrigerants (or other similar categories) as disclosed in the annual Sustainability Report.
“Scope 2” means indirect greenhouse gas emissions relating to purchased electricity and purchased chilled water refrigerants (or other similar categories) as disclosed in the annual Sustainability Report.
“SEC” means the Securities and Exchange Commission.
“Second Amendment” means that certain Amendment No. 2, dated as of June 15, 2022, by and among the Parent Guarantor, the Borrower, the Lenders party thereto and the Administrative Agent.
“Second Amendment U.S. Term Loan Commitment” has the meaning set forth in the Second Amendment.
“Second Amendment U.S. Term Loan Lender” has the meaning set forth in the Second Amendment.
“Secured Debt” means that portion of Consolidated Total Indebtedness that is subject to a Lien (other than Permitted Liens).
“Secured Debt Ratio” means, on the last day of any fiscal quarter, the ratio of (a) Secured Debt outstanding on such date to (b) Consolidated Total Asset Value as of such date. Notwithstanding anything to the contrary contained herein, for the purposes of this ratio, the aggregate amount of all unrestricted cash and cash equivalents on such date deducted from Secured Debt pursuant to the definition of Consolidated Total Indebtedness shall exclude the aggregate amount of all such unrestricted cash and cash equivalents used to determine the Unsecured Leverage Ratio as of such date.
“Significant Acquisition” means the acquisition (in one or a series of related transactions) of all or substantially all of the assets or Equity Interests of a Person or any division, line of business or business unit of a Person for an aggregate consideration (whether in the form of cash, securities, goodwill, or otherwise) in excess of $450,000,000.
“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).
“SOFR Administrator’s Website” means the website of the NYFRB, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
“SOFR Index Adjustment” means a percentage equal to 0.10%.
“Solvent” and “Solvency” mean, with respect to any Loan Party on any date of determination, that on such date (a) the fair value of the assets of such Loan Party and its Subsidiaries, on a consolidated basis, exceeds, on a consolidated basis, their debts and liabilities, subordinated, contingent or otherwise, (b) the present fair saleable value of the property of such Loan Party and its Subsidiaries, on a consolidated basis, is greater than the amount that will be required to pay the probable liability, on a consolidated basis, of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (c) such Loan Party and its Subsidiaries, on a consolidated basis, are able to pay their debts and liabilities, subordinated, contingent or otherwise, as such liabilities become absolute and matured and (d) such Loan Party and its Subsidiaries, on a consolidated basis, are not engaged in, and are not about to engage in, business for which they have unreasonably small capital. The amount of any contingent liability at any time shall be computed as the amount that would reasonably be expected to become an actual and matured liability.
“SONIA” means, with respect to any Business Day, a rate per annum equal to the Sterling Overnight Index Average for such Business Day published by the SONIA Administrator on the SONIA Administrator’s Website.
“SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).
“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.
“Spot Rate” for a currency means the rate determined by the Administrative Agent or the L/C Issuer, as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. (London time) on the date two (2) Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent or the L/C Issuer may obtain such spot rate from another financial institution designated by the Administrative Agent or the L/C Issuer if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency; and provided, further that the L/C Issuer may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in an Alternative Currency.
“Sterling” and “£” mean the lawful currency of the United Kingdom.
“Subsidiary” means, with respect to any Person, any corporation, partnership, joint venture or other entity, whether now existing or hereafter organized or acquired: (a) in the case of a corporation, of which a majority of the securities having ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) are at the time owned by such Person and/or one or more Subsidiaries of such Person, (b) in the case of a partnership or other entity, in which such Person is a general partner or of which a majority of the partnership or other equity interests are at the time owned by such Person and/or one or more of its Subsidiaries, or (c) in the case of a joint venture, in which such Person is a joint venturer and of which a majority of the ownership interests are at the time owned by such Person and/or one or more of its Subsidiaries. Unless the context otherwise requires, references in this Agreement to “Subsidiary” or “Subsidiaries” shall be deemed to be references to a Subsidiary or Subsidiaries of a Loan Party.
“Supported QFC” has the meaning assigned to such term in Section 11.22.
“Surviving Company” has the meaning assigned to such term in the definition of “Merger with No Actual Change in Control” contained in this Section 1.01.
“Sustainability Metric” means the percentage change of the Borrower’s Sustainability Metric Components for a given fiscal year relative to the Sustainability Metric Baseline.
“Sustainability Metric Annual Certificate” means a certificate substantially in the form of Exhibit J (or such other form as may be approved by the Administrative Agent) and signed by a Responsible Officer; provided that the Borrower may, but shall not be required to, include a certification regarding whether or not the Sustainability Metric Election Threshold has been satisfied as of December 31 of the then most recently ended fiscal year (commencing with the fiscal year ending December 31, 2021) in any Compliance Certificate delivered by the Borrower from time to time pursuant to Section 6.02(a), and any Compliance Certificate containing such a certification shall be deemed to be the Sustainability Metric Annual Certificate for the fiscal year most recently ended prior to the delivery of such Compliance Certificate.
“Sustainability Metric Baseline” means the Borrower’s Sustainability Metric Components as set forth in the Borrower’s Sustainability Report for the fiscal year ended December 31, 2020.
“Sustainability Metric Components” means for any fiscal year of the Borrower, (a) the total Scope 1 and Scope 2 greenhouse gas emissions of the Borrower and its Subsidiaries during such fiscal year minus (b) qualified emissions offsets (including, but not limited to, renewable energy certificates) of the Borrower and its Subsidiaries during such fiscal year (including any such offsets in which Borrower and/or any of its Subsidiaries has an interest including as a result of purchasing environmental attributes of projects other than those owned directly by the Borrower and/or any Subsidiary), in each case, as set forth in the Sustainability Report of such fiscal year.
“Sustainability Metric Election Threshold” means, with respect to any fiscal year of the Borrower listed in the first column of the table set forth below, the percentage change specified opposite such fiscal year in the table below:

Fiscal Year	Required Sustainability Metric Reduction
2022	-2.00%
2023	-3.00%
2024 and thereafter	-4.00%
“Sustainability Metric Pricing Grid” has the meaning assigned to such term in the definition of “Applicable Rate”.
“Sustainability Report” means the annual non-financial disclosure form according to the GRI Standard for Sustainability Reporting publicly reported by the Borrower and published on an Internet or intranet website to which each Lender and the Administrative Agent have been granted access.
“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Swap Obligations” means with respect to any Guarantor any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s) and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).
“Swiss Francs” means the lawful currency of Switzerland.
“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease or (b) any similar off-balance sheet financing product that is considered borrowed money indebtedness for tax purposes but classified as an operating lease under GAAP.
“TARGET Day” means any day on which TARGET2 (or, if such payment system ceases to be operative, such other payment system, if any, determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.
“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term Borrowing” means a Canadian Term Borrowing or a U.S. Term Borrowing.
“Term Commitment” means a Canadian Term Commitment or a U.S. Term Commitment.
“Term Facility(ies)” means collectively, the Canadian Term Facility and the U.S. Term Facility and individually, either such Facility.
“Term Lender” means a Canadian Term Lender or a U.S. Term Lender.
“Term Loan” means an advance made by any Term Lender under a Term Facility.
“Term Note” means a Canadian Term Note or a U.S. Term Note.
“Term SOFR” means,
(a)    for any calculation with respect to a Term SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Lookback Day”) that is two RFR Business Days prior to the first day of such Interest Period (and rounded in accordance with the Administrative Agent’s customary practice), as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. on any Lookback Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding RFR Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding RFR Business Day is not more than three RFR Business Days prior to such Lookback Day, and
(b)    for any calculation with respect to a Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two RFR Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate

for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding RFR Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding RFR Business Day is not more than three RFR Business Days prior to such Base Rate SOFR Determination Day.
“Term SOFR Administrator” means CME (or a successor administrator of the Term SOFR Reference Rate, as selected by the Administrative Agent in its reasonable discretion).
“Term SOFR Borrowing” means a Borrowing comprised of Term SOFR Loans.
“Term SOFR Loan” means each Loan bearing interest at a rate based upon Adjusted Term SOFR (other than pursuant to clause (c) of the definition of Base Rate).
“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.
“Threshold Amount” means, with respect to Recourse Indebtedness, $150,000,000.
“TIBOR” has the meaning assigned to such term in the definition of Eurocurrency Rate.
“TIBOR Rate” has the meaning assigned to such term in the definition of Eurocurrency Rate.
“Total Alternative Currency Credit Exposure” means, as to any Lender at any time, the unused Alternative Currency Tranche Revolving A Commitment, the unused Alternative Currency Tranche Revolving B Commitment, the Alternative Currency Tranche Revolving A Exposure and the Alternative Currency Tranche Revolving B Exposure of such Lender at such time.
“Total Asset Value” means an amount equal to (a) all assets of a Person and its Subsidiaries as determined in accordance with GAAP plus (b) all accumulated depreciation associated with such assets minus (c) Intangible Assets.
“Total Credit Exposure” means, as to any Lender at any time, the unused Commitments, Revolving Exposure and Outstanding Amount of all Term Loans of such Lender at such time.
“Total Revolving A Outstandings” means the aggregate Outstanding Amount of all Revolving A Loans, Bid Loans issued under the Revolving A Facility and L/C Obligations issued under the Revolving A Facility.
“Total Revolving B Outstandings” means the aggregate Outstanding Amount of all Revolving B Loans, Bid Loans issued under the Revolving B Facility and L/C Obligations issued under the Revolving B Facility.
“Total Revolving Outstandings” means the aggregate Outstanding Amount of all Revolving A Loans, Revolving B Loans, Bid Loans and L/C Obligations.
“Type” means, with respect to a Loan, its character as a Base Rate Loan, a Eurocurrency Rate Loan or an RFR Loan.
“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.
“U.S. Special Resolution Regimes” has the meaning assigned to such term in Section 11.22.
“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 3.01(f)(ii)(B)(3).

“U.S. Term Borrowing” means a borrowing consisting of simultaneous U.S. Term Loans of the same Type and, in the case of Term SOFR Loans, having the same Interest Period made by each of the U.S. Term Lenders pursuant to Section 2.01(a)(i).
“U.S. Term Commitment” means, as to each U.S. Term Lender, its obligation to make a U.S. Term Loan to the Borrower pursuant to Section 2.01(a)(i) in an aggregate principal amount equal to the amount set forth opposite such U.S. Term Lender’s name on Schedule 1.01(b) under the caption “U.S. Term Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such U.S. Term Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The aggregate amount of the U.S. Term Commitment of all of the U.S. Term Lenders on the Amendment No. 2 Effective Date shall be $1,000,000,000.
“U.S. Term Facility” means, at any time, (a) on or prior to the Closing Date, the aggregate amount of the U.S. Term Commitments at such time and (b) thereafter, the aggregate principal amount of the U.S. Term Loans of all U.S. Term Lenders outstanding at such time.
“U.S. Term Lender” means (a) at any time on or prior to the Closing Date, any Lender that has a U.S. Term Commitment at such time and (b) at any time after the Closing Date, any Lender that holds U.S. Term Loans at such time.
“U.S. Term Loan” has the meaning assigned to such term in Section 2.01(a)(i).
“U.S. Term Note” means a promissory note made by the Borrower in favor of a U.S. Term Lender, evidencing U.S. Term Loans made by such U.S. Term Lender, substantially in the form of Exhibit F-4.
“U.S. Tranche L/C Exposure” means, at any time, (i) the aggregate undrawn amount of all outstanding U.S. Tranche Letters of Credit at such time and (ii) the aggregate amount of all L/C Disbursements in respect of U.S. Tranche Letters of Credit that have not yet been reimbursed by or on behalf of the Borrower at such time. The U.S. Tranche L/C Exposure of any Revolving Lender at any time shall be its Applicable U.S. Tranche Percentage of the total U.S. Tranche L/C Exposure at such time.
“U.S. Tranche Letter of Credit” means a Letter of Credit denominated in Dollars.
“U.S. Tranche Revolving A Borrowing” means a borrowing consisting of simultaneous U.S. Tranche Revolving A Loans of the same Type, and, in the case of Term SOFR Loans, having the same Interest Period made by each of the U.S. Tranche Revolving A Lenders pursuant to Section 2.01(b)(i)(A).
“U.S. Tranche Revolving A Commitment” means, as to each U.S. Tranche Revolving A Lender, its obligation to (a) make U.S. Tranche Revolving A Loans to the Borrower pursuant to Section 2.01(b)(i)(A), and (b) purchase participations in L/C Obligations in respect of U.S. Tranche Letters of Credit, in an aggregate principal amount at any one time outstanding which does not exceed the Dollar amount set forth opposite such Lender’s name on Schedule 1.01(b) under the caption “U.S. Tranche Revolving A Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The aggregate amount of U.S. Tranche Revolving A Commitments of all U.S. Tranche Revolving A Lenders on the Closing Date shall be $2,250,000,000.
“U.S. Tranche Revolving A Exposure” means, as to any U.S. Tranche Revolving A Lender at any time, (i) the Outstanding Amount at such time of such Lender’s U.S. Tranche Revolving A Loans, plus (ii) the Outstanding Amount at such time of such Lender’s Bid Loans allocated to the Revolving A Facility, plus (iii) the Outstanding Amount of such Lender’s participation in L/C Obligations with respect to U.S. Tranche Letters of Credit allocated to the Revolving A Facility, in each case, at such time.
“U.S. Tranche Revolving A Lender” means, at any time, (a) so long as any U.S. Tranche Revolving A Commitment is in effect, any Lender that has a U.S. Tranche Revolving A Commitment at such time or (b) if the

U.S. Tranche Revolving A Commitments have terminated or expired, any Lender that has a U.S. Tranche Revolving A Loan, a Bid Loan or a participation in L/C Obligations with respect to U.S. Tranche Letters of Credit at such time.
“U.S. Tranche Revolving A Loan” has the meaning assigned to such term in Section 2.01(b)(i)(A).
“U.S. Tranche Revolving B Borrowing” means a borrowing consisting of simultaneous U.S. Tranche Revolving B Loans of the same Type, and, in the case of Term SOFR Loans, having the same Interest Period made by each of the U.S. Tranche Revolving B Lenders pursuant to Section 2.01(b)(ii)(A).
“U.S. Tranche Revolving B Commitment” means, as to each U.S. Tranche Revolving B Lender, its obligation to (a) make U.S. Tranche Revolving B Loans to the Borrower pursuant to Section 2.01(b)(ii)(A), and (b) purchase participations in L/C Obligations in respect of U.S. Tranche Letters of Credit, in an aggregate principal amount at any one time outstanding which does not exceed the Dollar amount set forth opposite such Lender’s name on Schedule 1.01(b) under the caption “U.S. Tranche Revolving B Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The aggregate amount of U.S. Tranche Revolving B Commitments of all of the U.S. Tranche Revolving B Lenders on the Closing Date shall be $750,000,000.
“U.S. Tranche Revolving B Exposure” means, as to any U.S. Tranche Revolving B Lender at any time, (i) the Outstanding Amount at such time of such Lender’s U.S. Tranche Revolving B Loans, plus (ii) the Outstanding Amount at such time of such Lender’s Bid Loans allocated to the Revolving B Facility, plus (iii) the Outstanding Amount of such Lender’s participation in L/C Obligations with respect to U.S. Tranche Letters of Credit allocated to the Revolving B Facility, in each case, at such time.
“U.S. Tranche Revolving B Lender” means, at any time, (a) so long as any U.S. Tranche Revolving B Commitment is in effect, any Lender that has a U.S. Tranche Revolving B Commitment at such time or (b) if the U.S. Tranche Revolving B Commitments have terminated or expired, any Lender that has a U.S. Tranche Revolving B Loan, a Bid Loan or a participation in L/C Obligations with respect to U.S. Tranche Letters of Credit at such time.
“U.S. Tranche Revolving B Loan” has the meaning assigned to such term in Section 2.01(b)(ii)(A).
“U.S. Tranche Revolving Borrowing” means a U.S. Tranche Revolving A Borrowing or a U.S. Tranche Revolving B Borrowing.
“U.S. Tranche Revolving Commitment” means a U.S. Tranche Revolving A Commitment or a U.S. Tranche Revolving B Commitment. The aggregate amount of the U.S. Tranche Revolving Commitment of all U.S. Tranche Revolving Lenders on the Closing Date shall be $3,000,000,000.
“U.S. Tranche Revolving Exposure” means U.S. Tranche Revolving A Exposure or U.S. Tranche Revolving B Exposure.
“U.S. Tranche Revolving Lender” means a U.S. Tranche Revolving A Lender or a U.S. Tranche Revolving B Lender.
“U.S. Tranche Revolving Loan” means a U.S. Tranche Revolving A Loan or a U.S. Tranche Revolving B Loan.
“UCC” means the Uniform Commercial Code as in effect in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“UCP” means, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce (“ICC”) Publication No. 600 (or such later version thereof as may be in effect at the time of issuance of such Letter of Credit).
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“Unencumbered Asset Value” means the sum of (a) the aggregate net book value, as determined in accordance with GAAP, of all real property of a Person that is not subject to a Mortgage Lien, plus (b) all accumulated depreciation and amortization with respect to such real properties, plus (c) unrestricted cash and cash equivalents of such Person, plus (d) the sum of (i) unencumbered mezzanine and mortgage loan receivables (at the value reflected in the consolidated financial statements of the Parent Guarantor, in accordance with GAAP, as of such date, including the effect of any impairment charges) and (ii) unencumbered marketable securities (at the value reflected in the consolidated financial statements of the Parent Guarantor, in accordance with GAAP, as of such date, including the effect of any impairment charges), provided that the items described in this clause (ii) and in the preceding clause (i) shall not be taken into account to the extent that the amounts of such items exceed, in the aggregate, 20% of Unencumbered Asset Value.
“United States” and “U.S.” mean the United States of America.
“Unreimbursed Amount” has the meaning assigned to such term in Section 2.03(c)(i).
“Unsecured Debt” means that portion of Consolidated Total Indebtedness that is not Secured Debt or a Guarantee of Secured Debt.
“Unsecured Leverage Ratio” means, on the last day of any fiscal quarter, the ratio of (a) Unsecured Debt outstanding on such date to (b) Consolidated Unencumbered Asset Value as of such date. Notwithstanding anything to the contrary contained herein, for the purposes of this ratio, the aggregate amount of all unrestricted cash and cash equivalents on such date deducted from Unsecured Debt pursuant to the definition of Consolidated Total Indebtedness shall exclude the aggregate amount of all such unrestricted cash and cash equivalents used to determine the Secured Debt Ratio as of such date.
“Withholding Agent” means the Borrower and the Administrative Agent.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
“Yen” and “¥” mean the lawful currency of Japan.

Section 1.02    Other Interpretive Provisions.
With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
(a)    The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including the Loan Documents and any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, amended and restated, modified, extended, restated, replaced or supplemented from time to time (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Preliminary Statements, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Preliminary Statements, Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory rules, regulations, orders and provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified, extended, restated, replaced or supplemented from time to time and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
(b)    In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”
(c)    Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
Section 1.03    Accounting Terms.
(a)    Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Financial Statements, except as otherwise specifically prescribed herein and except that all covenants that involve GAAP shall be computed in accordance with GAAP in effect on the Closing Date. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Parent Guarantor and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 on financial liabilities shall be disregarded.
(b)    Changes in GAAP. Other than as set forth above, if at any time any change in GAAP would affect any requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders such other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such requirement made before and after giving effect to such change in GAAP.

Section 1.04    Rounding.
Any financial ratios required to be maintained by the Parent Guarantor pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
Section 1.05    Times of Day.
Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).
Section 1.06    Exchange Rates; Currency Equivalents.
(a)    The Administrative Agent or the L/C Issuer, as applicable, shall determine the Spot Rates as of each Revaluation Date to be used for calculating the Dollar Equivalent of L/C Credit Extensions and Outstanding Amounts denominated in Alternative Currencies. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered hereunder or calculating covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent as so determined by the Administrative Agent or the L/C Issuer, as applicable.
(b)    Wherever in this Agreement in connection with a Revolving Borrowing, conversion, continuation or prepayment of a Eurocurrency Rate Loan or an RFR Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Revolving Borrowing, Eurocurrency Rate Loan, RFR Loan or Letter of Credit is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the L/C Issuer, as the case may be.
Section 1.07    Additional Alternative Currencies.
(a)    The Borrower may from time to time request that Alternative Currency Tranche Revolving Loans be made and/or Alternative Currency Tranche Letters of Credit be issued in a currency other than those specifically listed in the definition of “Alternative Currency;” provided that (i) such requested currency is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars and (ii) such requested currency shall only be treated as a “Eurocurrency Rate Quoted Currency” to the extent that there is published Eurocurrency rate for such currency. In the case of any such request with respect to the making of Alternative Currency Tranche Revolving Loans, such request shall be subject to the approval of the Administrative Agent and each Lender with a Commitment under which such currency is requested to be made available; and in the case of any such request with respect to the issuance of Alternative Currency Tranche Letters of Credit, such request shall be subject to the approval of the Administrative Agent and the L/C Issuer.
(b)    Any such request shall be made to the Administrative Agent not later than 11:00 a.m., twenty (20) Business Days prior to the date of the desired Credit Extension (or such other time or date as may be agreed by the Administrative Agent and, in the case of any such request pertaining to Alternative Currency Tranche Letters of Credit, the L/C Issuer, in its or their sole discretion). In the case of any such request pertaining to Alternative Currency Tranche Revolving Loans, the Administrative Agent shall promptly notify each Alternative Currency Tranche Revolving Lender thereof; and in the case of any such request pertaining to Alternative Currency Tranche Letters of Credit, the Administrative Agent shall promptly notify the L/C Issuer thereof. Each Alternative Currency Tranche Revolving Lender (in the case of any such request pertaining to Alternative Currency Tranche Revolving Loans) or the L/C Issuer (in the case of a request pertaining to Alternative Currency Tranche Letters of Credit) shall notify the Administrative Agent, not later than 11:00 a.m., ten (10) Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Alternative Currency Tranche Revolving Loans or the issuance of Letters of Credit, as the case may be, in such requested currency and whether it is able to fund in such requested currency.
(c)    Any failure by an Alternative Currency Tranche Revolving Lender or the L/C Issuer, as the case may be, to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Lender or the L/C Issuer, as the case may be, to permit Alternative Currency Tranche Revolving Loans to be made or Alternative Currency Tranche Letters of Credit to be issued in such requested currency. If the Administrative Agent and the Required Alternative Currency Tranche Revolving Lenders consent to making Alternative Currency Tranche Revolving Loans in such requested currency, and the Administrative Agent and such Lenders reasonably determine that an appropriate interest rate is available to be used for such requested currency, the Administrative Agent shall so notify the Borrower and (i) the Administrative Agent and such Lenders may amend the definition of Eurocurrency Rate for any Non-Eurocurrency Rate Quoted Currency to the extent necessary to add the applicable Eurocurrency Rate for such currency and (ii) to the extent the definition of Eurocurrency Rate reflects the appropriate interest rate for such currency or has been amended to reflect the appropriate rate for such currency, such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Borrowings of Alternative Currency Tranche Eurocurrency Rate Loans; and if the Administrative Agent and the L/C Issuer consent to the issuance of Alternative Currency Tranche Letters of Credit in such requested currency, the Administrative Agent shall so notify the Borrower and (A) the Administrative Agent and the L/C Issuer may amend the definition of Eurocurrency Rate for any Non-Eurocurrency Rate Quoted Currency to the extent necessary to add the applicable Eurocurrency Rate for such currency and (B) to the extent the definition of Eurocurrency Rate reflects the appropriate interest rate for such currency or has been amended to reflect the appropriate rate for such currency such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Alternative Currency Tranche Letter of Credit issuances. In the event that an Alternative Currency Tranche Revolving Lender shall have notified the Administrative Agent, as provided in Section 1.07(b), that it is not able to fund in the requested currency, such Alternative Currency Tranche Revolving Lender shall have no obligation to make Loans in such requested currency. If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.07, the Administrative Agent shall promptly so notify the Borrower. Any specified currency of an Existing Letter of Credit that is neither Dollars nor one of the Alternative Currencies specifically listed in the definition of “Alternative Currency” shall be deemed an Alternative Currency with respect to such Existing Letter of Credit only.
Section 1.08    Change of Currency.
(a)    Each obligation of the Borrower to make a payment denominated in the national currency unit of any Participating Member State of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation). If, in relation to the currency of any such Participating Member State, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such Participating Member State adopts the Euro as its lawful currency; provided that if any Borrowing in the currency of such Participating Member State is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Borrowing, at the end of the then current Interest Period.
(b)    Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.
(c)    Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.

Section 1.09    Letter of Credit Amounts.
Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.
Section 1.10    Pro Forma Calculations.
For the purpose of calculating Consolidated EBITDA and Consolidated Fixed Charges for any period, if during such period the Parent Guarantor or any Subsidiary shall have made a Significant Acquisition or disposition involving consideration in excess of $450,000,000, Consolidated EBITDA and Consolidated Fixed Charges shall be calculated giving pro forma effect (in accordance with Article 11 of Regulation S-X under the Securities Act of 1933, as amended) thereto as if such Significant Acquisition or material disposition occurred on the first day of such period.
Section 1.11    Divisions.
For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws), if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person.
Section 1.12    Rates.
The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR, any Daily Simple RFR or Adjusted Daily Simple RFR, the Eurocurrency Rate, the Adjusted Eurocurrency Rate or any other Benchmark, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement), will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR, any Daily Simple RFR or Adjusted Daily Simple RFR, the Eurocurrency Rate, the Adjusted Eurocurrency Rate, such Benchmark or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Base Rate or a Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Base Rate, any Benchmark, any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

ARTICLE II

COMMITMENTS AND CREDIT EXTENSIONS
Section 2.01    Loans.
(a)    Term Borrowings.
(i)    U.S. Term Loan.
(A)    Pursuant to the terms of the Existing Credit Agreement, on the Closing Date (as defined in the Existing Credit Agreement), each U.S. Term Lender made a single loan to the Borrower (such loans the “Existing U.S. Term Loans”; and together with each loan, if any, made under the Incremental U.S. Term Commitments, referred to individually as a “U.S. Term Loan” and, collectively, the “U.S. Term Loans”), in Dollars, in an aggregate amount equal to such U.S. Term Lender’s U.S. Term Commitment (as defined in the Existing Credit Agreement). The principal amount of the Existing U.S. Term Loans made under the Existing Credit Agreement that remain outstanding as of the Closing Date shall constitute U.S. Term Loans hereunder. On and after the Closing Date, all Existing U.S. Term Loans made under the Existing Credit Agreement shall be deemed to be U.S. Term Loans made under this Agreement and shall be subject to all the terms and conditions hereof.
(B)    Subject to the terms and conditions of this Agreement and the Second Amendment, each Second Amendment U.S. Term Lender agrees to make U.S. Term Loans to the Borrower, denominated in Dollars on the Amendment No. 2 Effective Date in an aggregate principal amount equal to such Second Amendment U.S. Term Lender’s Second Amendment U.S. Term Loan Commitment. Amounts repaid or prepaid in respect of U.S. Term Loans made on the Amendment No. 2 Effective Date may not be reborrowed.
(C)    In addition, in the event of the establishment of one or more Incremental U.S. Term Commitments as provided in Section 2.17, each Incremental U.S. Term Lender hereby severally agrees, on the terms and subject to the conditions of this Agreement, to make a single U.S. Term Loan to the Borrower on the effective date of the establishment of each such Incremental U.S. Term Commitment, in a principal amount equal to such Incremental U.S. Term Lender’s (i) increase to its U.S. Term Commitment or (ii) U.S. Term Commitment, as applicable. Each U.S. Term Borrowing shall consist of U.S. Term Loans made simultaneously by the U.S. Term Lenders. After giving effect to each U.S. Term Loan the Outstanding Amount of all U.S. Term Loans shall not exceed the U.S. Term Facility as then in effect. U.S. Term Borrowings prepaid or repaid, in whole or in part, may not be reborrowed. U.S. Term Loans may be Base Rate Loans or RFR Loans denominated in Dollars, as further provided herein; provided, however, any U.S. Term Borrowing made on the Closing Date shall be made as Base Rate Loans unless the Borrower delivers a Funding Indemnity Letter to the Administrative Agent not less than three (3) Business Days prior to the date of such U.S. Term Borrowing.
(ii)    Canadian Term Loan. Pursuant to the terms of the Existing Credit Agreement, on the Closing Date (as defined in the Existing Credit Agreement), each Canadian Term Lender made a single loan to the Borrower (such loans the “Existing Canadian Term Loans”; and together with each such loan and each loan, if any, made under the Incremental Canadian Term Commitments, referred to individually as a “Canadian Term Loan” and, collectively, the “Canadian Term Loans”), in Canadian Dollars, in an aggregate amount equal to such Canadian Term Lender’s Canadian Term Commitment (as defined in the Existing Credit Agreement). The principal amount of the Existing Canadian Term Loans made under the Existing Credit Agreement that remain outstanding as of the Closing Date shall constitute Canadian Term Loans hereunder. On and after the Closing Date, all Existing Canadian Term Loans made under the Existing Credit Agreement shall be deemed to be Canadian Term Loans made under this Agreement and shall be subject to all the terms and conditions hereof. In addition, in the event of the establishment of one or more Incremental Canadian Term Commitments as provided in Section 2.18, each Incremental Canadian Term Lender hereby severally agrees, on the terms and subject to the conditions of this Agreement, to make a single Canadian Term Loan to the Borrower on the effective date of the establishment of each such Incremental Canadian Term Commitment, in a principal amount equal to such Incremental Canadian Term Lender’s (i) increase to its Canadian Term Commitment or (ii) Canadian Term Commitment, as applicable. Each Canadian Term Borrowing shall consist of Canadian Term Loans made simultaneously by the Canadian Term

Lenders. After giving effect to each Canadian Term Loan the Outstanding Amount of all Canadian Term Loans shall not exceed the Canadian Term Facility as then in effect. Canadian Term Borrowings prepaid or repaid, in whole or in part, may not be reborrowed. Canadian Term Loans must consist of Eurocurrency Rate Loans. Any Canadian Term Borrowing made on the Closing Date shall be subject to the receipt by Administrative Agent of a Funding Indemnity Letter from the Borrower not less than three (3) Business Days prior to the date of such Canadian Term Borrowing.
(b)    Revolving Borrowings.
(i)    Revolving A Facility.
(A)    U.S. Tranche Revolving A Loans. Subject to the terms and conditions set forth herein, each U.S. Tranche Revolving A Lender severally agrees to make loans (each such loan, a “U.S. Tranche Revolving A Loan”) in Dollars from time to time on any Business Day during the Availability Period with respect to the U.S. Tranche Revolving A Commitments, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s U.S. Tranche Revolving A Commitment; provided, however, that after giving effect to any U.S. Tranche Revolving A Borrowing, (i) the U.S. Tranche Revolving A Exposure of any U.S. Tranche Revolving A Lender shall not exceed such U.S. Tranche Revolving A Lender’s U.S. Tranche Revolving A Commitment, (ii) the aggregate U.S. Tranche Revolving A Exposures shall not exceed the total U.S. Tranche Revolving A Commitments, (iii) the Total Revolving A Outstandings shall not exceed the Revolving A Facility and (iv) the Total Revolving A Outstandings plus the Total Revolving B Outstandings in the aggregate shall not exceed the Revolving Facility. Within the limits of each U.S. Tranche Revolving A Lender’s U.S. Tranche Revolving A Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow U.S. Tranche Revolving A Loans, prepay under Section 2.05, and reborrow under this Section 2.01(b)(i)(A). U.S. Tranche Revolving A Loans may consist of Base Rate Loans, RFR Loans, or a combination thereof, as further provided herein. Notwithstanding the preceding sentence, any U.S. Tranche Revolving A Borrowings made on the Closing Date or any of the three (3) Business Days following the Closing Date shall be made as Base Rate Loans unless the Borrower delivers a Funding Indemnity Letter to the Administrative Agent not less than three (3) Business Days prior to the date of such U.S. Tranche Revolving A Borrowing. U.S. Tranche Revolving A Loans may be repaid and reborrowed in accordance with the provisions hereof.
(B)    Alternative Currency Tranche Revolving A Loans. Subject to the terms and conditions set forth herein, each Alternative Currency Tranche Revolving A Lender severally agrees to make loans (each such loan, an “Alternative Currency Tranche Revolving A Loan”) in one or more Alternative Currencies from time to time on any Business Day during the Availability Period with respect to the Alternative Currency Tranche Revolving A Commitments, in an aggregate amount not to exceed at any time outstanding the amount of such Alternative Currency Tranche Revolving A Lender’s Alternative Currency Tranche Revolving A Commitment; provided, however, that after giving effect to any Alternative Currency Tranche Revolving A Borrowing, (i) the Alternative Currency Tranche Revolving A Exposure of any Alternative Currency Tranche Revolving A Lender shall not exceed such Alternative Currency Tranche Revolving A Lender’s Alternative Currency Tranche Revolving A Commitment, (ii) the aggregate Alternative Currency Tranche Revolving A Exposures shall not exceed the total Alternative Currency Tranche Revolving A Commitments, (iii) the Total Revolving A Outstandings shall not exceed the Revolving A Facility and (iv) the Total Revolving A Outstandings plus the Total Revolving B Outstandings in the aggregate shall not exceed the Revolving Facility. Within the limits of each Alternative Currency Tranche Revolving A Lender’s Alternative Currency Tranche Revolving A Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow Alternative Currency Tranche Revolving A Loans, prepay under Section 2.05, and reborrow under this Section 2.01(b)(i)(B). Alternative Currency Tranche Revolving A Loans must consist of Eurocurrency Rate Loans or RFR Loans. Notwithstanding the preceding sentence, any Alternative Currency Tranche Revolving A Borrowings made on the Closing Date or any of the three (3) Business Days following the Closing Date shall be subject to the receipt by the Administrative Agent of a Funding Indemnity Letter from the Borrower not less than three (3) Business Days prior to the date of such Alternative Currency Tranche Revolving A Borrowing. Alternative Currency Tranche Revolving A Loans may be repaid and reborrowed in accordance with the provisions hereof.

(ii)    Revolving B Facility.
(A)    U.S. Tranche Revolving B Loans. Subject to the terms and conditions set forth herein, each U.S. Tranche Revolving B Lender severally agrees to make loans (each such loan, a “U.S. Tranche Revolving B Loan”) in Dollars from time to time on any Business Day during the Availability Period with respect to the U.S. Tranche Revolving B Commitments, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s U.S. Tranche Revolving B Commitment; provided, however, that after giving effect to any U.S. Tranche Revolving B Borrowing, (i) the U.S. Tranche Revolving B Exposure of any U.S. Tranche Revolving B Lender shall not exceed such U.S. Tranche Revolving B Lender’s U.S. Tranche Revolving B Commitment, (ii) the aggregate U.S. Tranche Revolving B Exposures shall not exceed the total U.S. Tranche Revolving B Commitments, (iii) the Total Revolving B Outstandings shall not exceed the Revolving B Facility and (iv) the Total Revolving A Outstandings plus the Total Revolving B Outstandings in the aggregate shall not exceed the Revolving Facility. Within the limits of each U.S. Tranche Revolving B Lender’s U.S. Tranche Revolving B Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow U.S. Tranche Revolving B Loans, prepay under Section 2.05, and reborrow under this Section 2.01(b)(ii)(A). U.S. Tranche Revolving B Loans may consist of Base Rate Loans, RFR Loans, or a combination thereof, as further provided herein. Notwithstanding the preceding sentence, any U.S. Tranche Revolving B Borrowings made on the Closing Date or any of the three (3) Business Days following the Closing Date shall be made as Base Rate Loans unless the Borrower delivers a Funding Indemnity Letter to the Administrative Agent not less than three (3) Business Days prior to the date of such U.S. Tranche Revolving B Borrowing. U.S. Tranche Revolving B Loans may be repaid and reborrowed in accordance with the provisions hereof.
(B)    Alternative Currency Tranche Revolving B Loans. Subject to the terms and conditions set forth herein, each Alternative Currency Tranche Revolving B Lender severally agrees to make loans (each such loan, an “Alternative Currency Tranche Revolving B Loan”) in one or more Alternative Currencies from time to time on any Business Day during the Availability Period with respect to the Alternative Currency Tranche Revolving B Commitments, in an aggregate amount not to exceed at any time outstanding the amount of such Alternative Currency Tranche Revolving B Lender’s Alternative Currency Tranche Revolving B Commitment; provided, however, that after giving effect to any Alternative Currency Tranche Revolving B Borrowing, (i) the Alternative Currency Tranche Revolving B Exposure of any Alternative Currency Tranche Revolving B Lender shall not exceed such Alternative Currency Tranche Revolving B Lender’s Alternative Currency Tranche Revolving B Commitment, (ii) the aggregate Alternative Currency Tranche Revolving B Exposures shall not exceed the total Alternative Currency Tranche Revolving B Commitments, (iii) the Total Revolving B Outstandings shall not exceed the Revolving B Facility and (iv) the Total Revolving A Outstandings plus the Total Revolving B Outstandings in the aggregate shall not exceed the Revolving Facility. Within the limits of each Alternative Currency Tranche Revolving B Lender’s Alternative Currency Tranche Revolving B Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow Alternative Currency Tranche Revolving B Loans, prepay under Section 2.05, and reborrow under this Section 2.01(b)(ii)(B). Alternative Currency Tranche Revolving B Loans must consist of Eurocurrency Rate Loans or RFR Loans. Notwithstanding the preceding sentence, any Alternative Currency Tranche Revolving B Borrowings made on the Closing Date or any of the three (3) Business Days following the Closing Date shall be subject to the receipt by the Administrative Agent of a Funding Indemnity Letter from the Borrower not less than three (3) Business Days prior to the date of such Alternative Currency Tranche Revolving B Borrowing. Alternative Currency Tranche Revolving B Loans may be repaid and reborrowed in accordance with the provisions hereof.
(c)    Bid Loans Borrowings.
(i)    General Terms. At any time commencing on the Closing Date and prior to the Business Day immediately preceding the Maturity Date with respect to the Revolving Facility, the Borrower may request the Revolving Lenders to make offers to make bid loans to the Borrower (each a “Bid Loan”); provided that (i) the sum of all Bid Loans outstanding shall not exceed the Bid Loan Sublimit, (ii) the Total Revolving A Outstandings shall not exceed the Revolving A Facility, (iii) the Total Revolving B Outstandings shall not exceed the Revolving B Facility, (iv) the Total Revolving Outstandings shall not exceed the Revolving Facility, (v)  the aggregate amount of Bid Loans requested for any date and with the same Interest Period (each a “Bid Loan Borrowing”) shall be at least $2,000,000 and in integral multiples of $1,000,000 in excess thereof; and (vi) all

Interest Periods applicable to Bid Loans shall be subject to and shall comply with the definition of “Interest Period”. The Revolving Lenders may, but shall have no obligation to, make such offers, and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section 2.01(c). In no event shall Bid Loans be made to the Borrower unless, at the time such Loans are made, two of the three ratings from S&P, Moody’s or Fitch are BBB-or better (Baa3 in the case of Moody’s).
(ii)    Bid Loan Procedures.
(A)    When the Borrower wishes to request offers to make Bid Loans, it shall provide telephonic or electronic notice to the Administrative Agent (which shall promptly notify the Revolving Lenders) followed promptly by written notice substantially in the form of Exhibit E-1 (each, a “Bid Loan Quote Request”) duly completed and executed by a duly authorized executive officer of the Borrower, so as to be received no later than 10:00 a.m. on the second Business Day before the proposed funding date (or such other time and date as the Borrower and the Administrative Agent, with the consent of the Required Lenders, may agree). Subject to the definition of “Interest Period”, the Borrower may request offers for up to three different Bid Loan Borrowings in a single Bid Loan Quote Request, in which case such Bid Loan Quote Request shall be deemed a separate Bid Loan Quote Request for each such borrowing. Except as otherwise provided in this Section 2.01(c), no Bid Loan Quote Request shall be given within five Business Days (or such other number of days as the Borrower and the Administrative Agent, with the consent of the Required Lenders, may agree) of any other Bid Loan Quote Request.
(B)    Each Revolving Lender may, but shall not be obligated to, in response to any Bid Loan Quote Request submit one or more written quotes substantially in the form of Exhibit E-2 (each a “Bid Loan Quote”), duly completed, each containing an offer to make a Bid Loan for the Interest Period requested and setting forth the Absolute Rate to be applicable to such Bid Loan; provided that (1) a Revolving Lender may make a single submission containing one or more Bid Loan Quotes in response to several Bid Loan Quote Requests given at the same time; and (2) the principal amount of the Bid Loan for which each such offer is being made shall be at least $2,000,000 and multiples of $1,000,000 in excess thereof; provided that the aggregate principal amount of all Bid Loans for which a Revolving Lender submits Bid Loan Quotes (x) may be greater or less than the Revolving Commitment of such Revolving Lender but (y) may not exceed the principal amount of the Bid Loan Borrowing for which offers were requested. Each Bid Loan Quote by a Revolving Lender other than the Person serving as the Administrative Agent must be submitted to the Administrative Agent by fax not later than 8:00 a.m. on the funding date (or such other time and date as the Borrower and the Administrative Agent, with the consent of the Required Lenders, may agree); provided that any Bid Loan Quote may be submitted by the Person serving as the Administrative Agent, in its capacity as a Revolving Lender, only if the Person serving as the Administrative Agent notifies the Borrower of the terms of the offer contained therein not later than 7:45 a.m. on the funding date. Subject to Articles IV and VIII, any Bid Loan Quote so made shall be irrevocable except with the consent of the Administrative Agent given on the instructions of the Borrower. Unless otherwise agreed by the Administrative Agent and the Borrower, no Bid Loan Quote shall contain qualifying, conditional or similar language or propose terms other than or in addition to those set forth in the applicable Bid Loan Quote Request and, in particular, no Bid Loan Quote may be conditioned upon acceptance by the Borrower of all (or some specified minimum) of the principal amount of the Bid Loan for which such Bid Loan Quote is being made.
(C)    The Administrative Agent shall, as promptly as practicable after any Bid Loan Quote is submitted (but in any event not later than 8:30 a.m. on the funding date, or 7:45 a.m. on the proposed funding date with respect to any Bid Loan Quote submitted by the Person serving as the Administrative Agent, in its capacity as a Revolving Lender), notify the Borrower of the terms (1) of any Bid Loan Quote submitted by a Revolving Lender that is in accordance with Section 2.01(c)(ii)(B) and (2) of any Bid Loan Quote that amends, modifies or is otherwise inconsistent with a previous Bid Loan Quote submitted by such Revolving Lender with respect to the same Bid Loan Quote Request. Any subsequent Bid Loan Quote shall be disregarded by the Administrative Agent unless the subsequent Bid Loan Quote is submitted solely to correct a manifest error in a former Bid Loan Quote. The Administrative Agent’s notice to the Borrower shall specify (x) the aggregate principal amount of the Bid Loan Borrowing for which Bid Loan Quotes have been received and (y) (I) the respective principal amounts and (II) the rates of interest (which shall be expressed as an absolute number and not in terms of a specified margin over the quoting Revolving Lender’s cost of funds) (the “Absolute Rate”) so offered by each Revolving Lender (identifying the Revolving Lender that made each such Bid Loan Quote).

(D)    Not later than 9:00 a.m. on the funding date (or such other time and date as the Borrower and the Administrative Agent, with the consent of each Revolving Lender that has submitted a Bid Loan Quote may agree), the Borrower shall notify the Administrative Agent of its acceptance or nonacceptance of the Bid Loan Quotes so notified to it pursuant to Section 2.01(c)(ii)(C) (and the failure of the Borrower to give such notice by such time shall constitute nonacceptance), and the Administrative Agent shall promptly notify each affected Revolving Lender. In the case of acceptance, such notice shall specify the aggregate principal amount of offers for each Interest Period that are accepted and whether such offers are to be allocated to the Revolving A Facility or the Revolving B Facility. The Borrower may accept any Bid Loan Quote in whole or in part; provided that (1) any Bid Loan Quote accepted in part shall be at least $1,000,000 and multiples of $1,000,000 in excess thereof; (2) the aggregate principal amount of each Bid Loan Borrowing may not exceed the applicable amount set forth in the related Bid Loan Quote Request; (3) the aggregate principal amount of each Bid Loan Borrowing shall be at least $2,000,000 and multiples of $1,000,000 in excess thereof and shall not cause the limits specified in Section 2.01(c) to be violated; (4) acceptance of offers may be made only in ascending order of Absolute Rates, beginning with the lowest rate so offered; and (5) the Borrower may not accept any offer where the Administrative Agent has advised the Borrower that such offer fails to comply with Section 2.01(c)(ii) or otherwise fails to comply with the requirements of this Agreement (including Section 2.01(a)). If offers are made by two or more Revolving Lenders with the same Absolute Rates for a greater aggregate principal amount than the amount in respect of which offers are permitted to be accepted for the related Interest Period, the principal amount of Bid Loans in respect of which such offers are accepted shall be allocated by the Borrower among such Revolving Lenders as nearly as possible (in amounts of at least $1,000,000 and multiples of $500,000 in excess thereof) in proportion to the aggregate principal amount of such offers. Determinations by the Borrower of the amounts of Bid Loans shall be conclusive in the absence of manifest error. Notwithstanding anything else contained herein, the Borrower shall have no obligation to accept any Bid Loan Quote by a Defaulting Lender.
(E)    Subject to the terms set forth in this Agreement, any Revolving Lender whose offer to make any Bid Loan has been accepted shall, prior to 10:00 a.m. on the date specified for the making of such Loan, make the amount of such Loan available to the Administrative Agent in immediately available funds, for the account of the Borrower. The amount so received by the Administrative Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower on or before 11:00 a.m. on such date by depositing the same, in immediately available funds, in an account of the Borrower designated by the Borrower and maintained with the Administrative Agent.
Section 2.02    Borrowings, Conversions and Continuations of Loans.
(a)    Notice of Borrowing. Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of Eurocurrency Rate Loans or RFR Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice (i) with respect to amounts denominated Dollars, must be received by the Administrative Agent not later than 11:00 a.m. (x) with respect to Term SOFR Loans, three (3) Business Days prior to the requested date of any Borrowing, conversion or continuation, and (y) with respect to Base Rate Loans and Loans that bear interest based on Adjusted Daily Simple RFR, on the requested date of any Borrowing, conversion or continuation and (ii) with respect to Eurocurrency Rate Loans and RFR Loans denominated in an Alternative Currency, must be received by the Administrative Agent not later than 11:00 a.m. (London time), four (4) Business Days prior to the requested date of any Borrowing, conversion or continuation. Each telephonic notice by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Loan Notice, appropriately completed and signed by a Responsible Officer. Except as provided in Section 2.03(c), each Borrowing, conversion or continuation of Revolving Loans shall be in a principal amount of (i) with respect to Revolving Loans that are or are to be Eurocurrency Rate Loans or RFR Loans, as applicable (A) denominated in Dollars, $3,000,000 or a whole multiple of $100,000 in excess thereof, (B) denominated in an Alternative Currency, an amount in such Alternative Currency having a Dollar Equivalent of approximately $3,000,000 or such amount plus an amount in such Alternative Currency having a Dollar Equivalent of a whole multiple of approximately $100,000 in excess thereof or (ii) with respect to Revolving Loans that are or are to be Base Rate Loans, $1,000,000 or a whole multiple of $100,000 in excess thereof. Each Borrowing and each conversion or continuation of Term Loans shall be in an amount equal to the principal amount of the respective Term Commitments. Each Loan Notice (whether telephonic or written) shall specify (A) the applicable Facility and whether the Borrower is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of Loans, as the case may be, under such Facility, (B) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (C) the principal amount of Loans to be borrowed, converted or continued, (D) the Type of Loans to be borrowed or continued, or to which existing Loans are to be converted, (E) if applicable, the duration of the Interest Period with respect thereto and (F) if such Loans are Alternative Currency Tranche Revolving Loans, the Alternative Currency of such Loans (which shall be an Approved Currency). If the Borrower fails to specify a Type of Loan in a Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation (other than with respect to Alternative Currency Tranche Revolving Loans), then the applicable Loans shall be made as, or converted to, Base Rate Loans. If the Borrower fails to specify a currency in a Loan Notice requesting a Revolving Borrowing, then the Revolving Loans so requested shall be made in Dollars. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect. If the Borrower requests a Borrowing of, conversion to, or continuation of Term SOFR Loans or Eurocurrency Rate Loans in any such Loan Notice, but fails to specify an Interest Period, the Loan Notice will be deemed to have specified an Interest Period of one (1) month. No Alternative Currency Tranche Revolving Loan may be converted into or continued as an Alternative Currency Tranche Revolving Loan denominated in a different currency, but instead must be prepaid in the original currency of such Alternative Currency Tranche Revolving Loan and reborrowed in the other currency. No Eurocurrency Rate Loans may be requested in Canadian Dollars. Notwithstanding anything to the contrary herein, Bid Loans may not be continued or converted.
(b)    Advances. Following receipt of a Loan Notice for a Facility, the Administrative Agent shall promptly notify each Appropriate Lender of the amount of its Applicable Percentage under such Facility of the applicable Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Appropriate Lender of the details of any automatic conversion to Base Rate Loans or continuation of Revolving Loans denominated in an Alternative Currency, in each case as described in Section 2.02(a). In the case of a Borrowing denominated in Dollars, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in Dollars in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Loan Notice. In the case of a Borrowing denominated in an Alternative Currency, each Alternative Currency Tranche Revolving Lender shall make the amount of its Loan available to the Administrative Agent in the applicable Alternative Currency in Same Day Funds at the Administrative Agent’s Office not later than the Applicable Time specified by the Administrative Agent on the Business Day specified in the applicable Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is an initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of the Administrative Agent with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided, however, that if, on the date a Loan Notice with respect to a Revolving Borrowing is given by the Borrower, there are L/C Borrowings outstanding, then the proceeds of such Revolving Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and second, shall be made available to the Borrower as provided above.
(c)    Term SOFR Loans and Eurocurrency Rate Loans. Except as otherwise provided herein, a Term SOFR Loan or Eurocurrency Rate Loan may be continued or converted only on the last day of an Interest Period for such Term SOFR Loan or Eurocurrency Rate Loan, as applicable. During the existence of a Default, no Loans may be requested as, converted to or continued as Term SOFR Loans or Eurocurrency Rate Loans without the consent of the Required Lenders, and the Required Lenders may demand that any or all of the outstanding Term SOFR Loans be converted immediately to Base Rate Loans. The Required Alternative Currency Tranche Revolving Lenders may demand that any or all of the then outstanding Eurocurrency Rate Loans and RFR Loans denominated in an Alternative Currency be prepaid, or redenominated into Dollars in the amount of the Dollar Equivalent thereof, on the last day of the then current Interest Period with respect thereto.
(d)    Notice of Interest Rates. The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Term SOFR Loans and Eurocurrency Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in KeyBank National Association’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(e)    Interest Periods. After giving effect to all Term Borrowings, all conversions of Term Loans from one Type to the other, and all continuations of Term Loans as the same Type, there shall not be more than one Interest Period in effect in respect of each Term Facility. After giving effect to all Revolving Borrowings and Bid Loan Borrowings, all conversions of Revolving Loans from one Type to the other, and all continuations of Revolving Loans as the same Type, there shall not be more than ten Interest Periods in effect in respect of the Revolving Loans and Bid Loans.
Section 2.03    Letters of Credit.
(a)    The Letter of Credit Commitment.
(i)    Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the Revolving Lenders set forth in this Section, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue U.S. Tranche Letters of Credit (denominated in Dollars) or Alternative Currency Tranche Letters of Credit (in one or more Alternative Currencies) for the account of the Borrower (which may be in support of obligations of the Borrower or in support of obligations of a Subsidiary), and to amend Letters of Credit previously issued by it, in accordance with Section 2.03(b) and (2) to honor drawings under the Letters of Credit; and (B) the U.S. Tranche Revolving Lenders severally agree to participate in U.S. Tranche Letters of Credit and the Alternative Currency Tranche Revolving Lenders severally agree to participate in Alternative Currency Tranche Letters of Credit, in each case issued for the account of the Borrower (which may be in support of obligations of the Borrower or in support of obligations of a Subsidiary) and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (A) the Total Revolving Outstandings shall not exceed the Revolving Facility, (B) the Revolving Exposure of any Revolving Lender shall not exceed such Lender’s Revolving Commitment, (C) the Revolving A Exposure of any Revolving Lender shall not exceed such Lender’s Revolving A Commitment, (D) the Revolving B Exposure of any Revolving Lender shall not exceed such Lender’s Revolving B Commitment, (E) the U.S. Tranche Revolving Exposure of any U.S. Tranche Revolving Lender shall not exceed such Lender’s U.S. Tranche Revolving Commitment, (F) the Alternative Currency Tranche Revolving Exposure of any Alternative Currency Tranche Revolving Lender shall not exceed such Lender’s Alternative Currency Tranche Revolving Commitment and (G) the Outstanding Amount of all L/C Obligations shall not exceed the Letter of Credit Sublimit. Each request by the Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.
(ii)    The L/C Issuer shall not issue any Letter of Credit if:
(A)    the expiry date of such Letter of Credit would occur more than twelve (12) months after the date of issuance, unless the Required Lenders have approved such expiry date; or
(B)    the expiry date of such Letter of Credit would occur after the Letter of Credit Expiration Date, except that a Letter of Credit may expire up to one year beyond the applicable Maturity Date of the Revolving Facility so long as the Borrower Cash Collateralizes (as provided in Section 2.14) the L/C Obligations with respect to such Letter of Credit no later than 30 days prior to the Letter of Credit Expiration Date.
(iii)    The L/C Issuer shall not be under any obligation to issue any Letter of Credit if:
(A)    any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C

Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;
(B)    the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer applicable to letters of credit generally;
(C)    except as otherwise agreed by the Administrative Agent and the L/C Issuer, such Letter of Credit is in an initial stated amount less than $50,000;
(D)    such Letter of Credit is to be denominated in a currency other than an Approved Currency;
(E)    any Revolving Lender is at that time a Defaulting Lender, unless the L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the L/C Issuer (in its sole discretion) with the Borrower or such Revolving Lender to eliminate the L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.15(a)(iv)) with respect to such Defaulting Lender arising from either such Letter of Credit or such Letter of Credit and all other L/C Obligations as to which the L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion;
(F)    the L/C Issuer does not as of the issuance date of such Letter of Credit issue letters of credit in the requested currency; or
(G)    the Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder.
(iv)    The L/C Issuer shall not amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue the Letter of Credit in its amended form under the terms hereof.
(v)    The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to the Letter of Credit.
(vi)    The L/C Issuer shall act on behalf of the Revolving Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included the L/C Issuer with respect to such acts or omissions and (B) as additionally provided herein with respect to the L/C Issuer.
(b)    Procedures for Issuance and Amendment of Letters of Credit.
(i)    Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer. Such Letter of Credit Application may be sent by fax transmission, by United States mail, by overnight courier, by electronic transmission using the system provided by the L/C Issuer, by personal delivery or by any other means acceptable to the L/C Issuer. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least two (2) Business Days (or such later date and time as the Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof, the Approved Currency thereof and whether such Letter of Credit is to be allocated to the Revolving A Facility or the Revolving B Facility; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; and (H) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as the L/C Issuer may reasonably require. Additionally, the Borrower shall furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Administrative Agent may reasonably require.
(ii)    Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the L/C Issuer has received written notice from any Revolving Lender, the Administrative Agent or the Borrower, at least one (1) Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower (which may be in support of obligations of the Borrower or in support of obligations of a Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Revolving Lender’s Applicable Revolving Percentage times the amount of such Letter of Credit.
(iii)    Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.
(c)    Drawings and Reimbursements; Funding of Participations.
(i)    Upon any drawing under any Letter of Credit, the L/C Issuer shall notify the Borrower and the Administrative Agent thereof. In the case of a U.S. Tranche Letter of Credit, the Borrower shall reimburse the L/C Issuer through the Administrative Agent in Dollars. In the case of an Alternative Currency Tranche Letter of Credit, the Borrower shall reimburse the L/C Issuer through the Administrative Agent in such Alternative Currency, unless (A) the L/C Issuer (at its option) shall have specified in such notice that it will require reimbursement in Dollars, or (B) in the absence of any such requirement for reimbursement in Dollars, the Borrower shall have notified the L/C Issuer and the Administrative Agent promptly following receipt of the notice of drawing that the Borrower will reimburse the L/C Issuer in Dollars. In the case of any such reimbursement in Dollars of a drawing under an Alternative Currency Tranche Letter of Credit, the L/C Issuer shall notify the Borrower and the Administrative Agent of the Dollar Equivalent of the amount of such drawing promptly following the determination thereof. Not later than (x) 11:00 a.m. on the date of any payment by the L/C Issuer under a U.S. Tranche Letter of Credit to be reimbursed in Dollars and (y) the Applicable Time on the date of any payment by the L/C Issuer under an Alternative Currency Tranche Letter of Credit to be reimbursed in an Alternative Currency (each such date, an “Honor Date”), the Borrower shall reimburse the L/C Issuer through the Administrative Agent in Dollars or in the applicable Alternative Currency, as the case may be. If the Borrower fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each applicable Revolving Lender of the Honor Date, the amount of the unreimbursed drawing (in the Approved Currency in which such Letter of Credit was issued) (the “Unreimbursed Amount”), and the amount of such Revolving Lender’s Applicable Revolving Percentage thereof. In such event, in the case of (i) a U.S. Tranche Letter of Credit, the Borrower shall be deemed to have requested a U.S. Tranche Revolving Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the U.S. Tranche Revolving Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Loan Notice) and (ii) an Alternative Currency Tranche Letter of Credit, the Borrower shall be deemed to have requested an Alternative Currency Tranche Revolving Borrowing of Eurocurrency Rate Loans or RFR Loans, as applicable, to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Eurocurrency Rate Loans or RFR Loans, as applicable, denominated in an Alternative Currency, but subject to the amount of the unutilized portion of the Alternative Currency Tranche Revolving Commitment and the conditions set forth in Section 4.02 (other than the delivery of a Loan Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.
(ii)    Each Revolving Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available for the account of the L/C Issuer, in the Approved Currency in which the applicable Letter of Credit was issued, at the Administrative Agent’s Office in an amount equal to its Applicable Revolving Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Revolving Lender that so makes funds available shall be deemed to have made a U.S. Tranche Revolving A Loan and a U.S. Tranche Revolving B Loan or an Alternative Currency Tranche Revolving A Loan and an Alternative Currency Tranche Revolving B Loan, as applicable, to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer in the applicable Approved Currency.
(iii)    With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Borrowing because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Revolving Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section.
(iv)    Until each Revolving Lender funds its Revolving Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Applicable Revolving Percentage of such amount shall be solely for the account of the L/C Issuer.
(v)    Each Revolving Lender’s obligation to make Revolving Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default; or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Lender’s obligation to make Revolving Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrower of a Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.
(vi)    If any Revolving Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), then, without limiting the other provisions of this Agreement, the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the L/C Issuer in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the L/C Issuer in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Loan included in the relevant Revolving Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be, as of the date of such Revolving Borrowing or L/C Borrowing. A certificate of the L/C Issuer submitted to any Revolving Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(c)(vi) shall be conclusive absent manifest error.
(d)    Repayment of Participations.
(i)    At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Applicable Revolving Percentage thereof in the same funds as those received by the Administrative Agent.
(ii)    If any payment received by the Administrative Agent for the account of the L/C Issuer and distributed to the Revolving Lenders pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Revolving Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Applicable Revolving Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.
(e)    Obligations Absolute. The obligation of the Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing and each Revolving Loan made pursuant to Section 2.03(c)(ii) shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:
(i)    any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;
(ii)    the existence of any claim, counterclaim, setoff, defense or other right that the Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;
(iii)    any draft, demand, endorsement, certificate or other document presented under or in connection with such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;
(iv)    waiver by the L/C Issuer of any requirement that exists for the L/C Issuer’s protection and not the protection of the Borrower or any waiver by the L/C Issuer which does not in fact materially prejudice the Borrower;
(v)    honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft;
(vi)    any payment made by the L/C Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under, such Letter of Credit if presentation after such date is authorized by the UCC, the ISP or the UCP, as applicable;

(vii)    any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;
(viii)    any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to the Borrower or any Subsidiary or in the relevant currency markets generally; or
(ix)    any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or any of its Subsidiaries.
The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will immediately notify the L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.
(f)    Role of L/C Issuer. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by such Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties or any correspondent, participant or assignee of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Revolving Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against such beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, the Administrative Agent, any Lender, any of their respective Related Parties or any correspondent, participant or assignee of the L/C Issuer shall be liable or responsible for any of the matters described in Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves, as determined by a final nonappealable judgment of a court of competent jurisdiction, were caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit (other than as a result of an order of a court of competent jurisdiction). In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring, endorsing or assigning or purporting to transfer, endorse or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. The L/C Issuer may send a Letter of Credit or conduct any communication to or from the beneficiary thereof via the Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.
(g)    Applicability of ISP and UCP; Limitation of Liability. Unless otherwise expressly agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the ISP shall apply to each standby Letter of Credit and (ii) the rules of the UCP shall apply to each commercial Letter of Credit. Notwithstanding the foregoing, the L/C Issuer shall not be responsible to the Borrower for, and the L/C Issuer’s rights and remedies against the Borrower shall not be impaired by, any action or inaction of the L/C Issuer required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where the L/C Issuer or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.
(h)    Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Revolving Lender in accordance, subject to Section 2.15, with its Applicable Revolving Percentage a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Rate times the daily amount available to be drawn under such Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. Letter of Credit Fees shall be (A) due and payable on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand and (B) computed on a quarterly basis in arrears. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.
(i)    Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Borrower shall pay directly to the L/C Issuer for its own account a fronting fee (i) with respect to each Letter of Credit, at a rate equal to 1/8 of 1% per annum times the face amount of such Letter of Credit, and payable upon the issuance thereof and (ii) with respect to any amendment of a Letter of Credit increasing the amount of such Letter of Credit, at a rate equal to 1/8 of 1% per annum times the amount of such increase, and payable upon the effectiveness of such amendment. In addition, the Borrower shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.
(j)    Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.
(k)    Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Borrower shall be obligated to reimburse the L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.
Section 2.04    [Intentionally Omitted].
Section 2.05    Prepayments.
(a)    Optional.
(i)    The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Term Loans and Revolving Loans in whole or in part without premium or penalty; provided that (A) such notice must be received by the Administrative Agent not later than 11:00 a.m. (1) three (3) Business Days prior to any date of prepayment of Eurocurrency Rate Loans and RFR Loans and (2) on the date of prepayment of Base Rate Loans; and (B) any prepayment of any Loan shall be in a principal amount of $3,000,000 or a whole multiple of $1,000,000 in excess thereof; or, in each case, if less, the entire principal amount thereof then outstanding and (3) Bid Loans may not be voluntarily prepaid at any time without the prior written consent of the Lender or Lenders making such Bid Loans. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if Term SOFR Loans or Eurocurrency Rate Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s Applicable Percentage in respect of the relevant Facility). If such notice is given by the Borrower, the Borrower shall make such prepayment and the prepayment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of principal shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Subject to Section 2.15, such prepayments shall be paid to the Lenders in accordance with their respective Applicable Percentages in respect of each of the relevant Facilities.
(ii)    [Intentionally Omitted].
(b)    Mandatory.
(i)    Outstandings If for any reason at any time (A) the Total Revolving Outstandings at such time exceed the Revolving Facility as then in effect, (B) the Outstanding Amount of L/C Obligations at such time exceeds the Letter of Credit Sublimit as then in effect, (C) the Outstanding Amount of Bid Loans at such time exceeds the Bid Loan Sublimit as then in effect, (D) the Outstanding Amount of all U.S. Tranche Revolving A Loans at such time exceeds the U.S. Tranche Revolving A Commitments as then in effect, (E) the Outstanding Amount of all U.S. Tranche Revolving B Loans at such time exceeds the U.S. Tranche Revolving B Commitments, as then in effect, (F) the Outstanding Amount of all U.S. Tranche Revolving Loans at such time exceeds the U.S. Tranche Revolving Commitments as then in effect, (G) the Outstanding Amount of all Alternative Currency Tranche Revolving A Loans at such time exceeds the Alternative Currency Tranche Revolving A Commitments as then in effect, (H) the Outstanding Amount of all Alternative Currency Tranche Revolving B Loans at such time exceeds the Alternative Currency Tranche Revolving B Commitments, as then in effect, or (I) the Outstanding Amount of all Alternative Currency Tranche Revolving Loans at such time exceeds the Alternative Currency Tranche Revolving Commitments as then in effect, the Borrower shall immediately prepay Loans and L/C Borrowings (together with all accrued but unpaid interest thereon) and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that, subject to the provisions of the last sentence of Section 2.14(a), the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(b)(i) unless, after the prepayment in full of the Revolving Loans and the Bid Loans, the Total Revolving Outstandings exceed the Revolving Facility at such time.
(ii)    Application of Payments. Except as otherwise provided in Section 2.15, prepayments in respect of the Revolving Facility made pursuant to this Section 2.05(b), first, shall be applied ratably to the L/C Borrowings, second, shall be applied ratably to the outstanding Revolving Loans and, third, shall be used to Cash Collateralize the remaining L/C Obligations. Upon the drawing of any Letter of Credit that has been Cash Collateralized, the funds held as Cash Collateral shall be applied (without any further action by or notice to or from the Borrower or any Defaulting Lender that has provided Cash Collateral) to reimburse the L/C Issuer or the Revolving Lenders, as applicable.
Within the parameters of the applications set forth above, prepayments pursuant to this Section 2.05(b) shall be applied first to Base Rate Loans and then to Term SOFR Loans, Loans bearing interest based on Adjusted Daily Simple RFR, Loans bearing interest based on Daily Simple RFR or Eurocurrency Rate Loans in direct order of Interest Period maturities. All prepayments under this Section 2.05(b) shall be subject to Section 3.05, but otherwise without premium or penalty, and shall be accompanied by interest on the principal amount prepaid through the date of prepayment.
Section 2.06    Termination or Reduction of Commitments.
(a)    Optional. The Borrower may, upon notice to the Administrative Agent, terminate the Revolving Facility, or from time to time permanently reduce the Revolving Facility; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five (5) Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof and (iii) the Borrower shall not terminate or reduce the Revolving Facility if, after giving effect thereto and to any concurrent prepayments hereunder, (A) the Total Revolving Outstandings would exceed the Revolving Facility, (B) the Outstanding Amount of L/C Obligations not fully Cash Collateralized hereunder would exceed the Letter of Credit Sublimit, (C) the Outstanding Amount of Bid

Loans would exceed the Bid Loan Sublimit, (D) the Outstanding Amount of all U.S. Tranche Revolving A Loans at such time would exceed the U.S. Tranche Revolving A Commitments as then in effect, (E) the Outstanding Amount of all U.S. Tranche Revolving B Loans at such time would exceed the U.S. Tranche Revolving B Commitments as then in effect, or (F) the Outstanding Amount of all U.S. Tranche Revolving Loans at such time would exceed the U.S. Tranche Revolving Commitments as then in effect.
(b)    Mandatory.
(i)    The aggregate U.S. Term Commitments shall be automatically and permanently reduced to zero on the date of the U.S. Term Borrowing and the aggregate Canadian Term Commitments shall be automatically and permanently reduced to zero on the date of the Canadian Term Borrowing.
(ii)    If after giving effect to any reduction or termination of Revolving Commitments under this Section 2.06, the Letter of Credit Sublimit, the U.S. Tranche Revolving Commitments or the Alternative Currency Tranche Revolving Commitments would exceed the Revolving Facility at such time, the Letter of Credit Sublimit, the U.S. Tranche Revolving Commitments or the Alternative Currency Tranche Revolving Commitments, as the case may be, shall be automatically reduced by the amount of such excess.
(c)    Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the Lenders of any termination or reduction of the Revolving Commitments, the Letter of Credit Sublimit, the U.S. Tranche Revolving Commitments or the Alternative Currency Tranche Revolving Commitments under this Section 2.06. Upon any reduction of the Revolving Commitments, the Letter of Credit Sublimit, the U.S. Tranche Revolving Commitments or the Alternative Currency Tranche Revolving Commitments, the Revolving Commitment, the Letter of Credit Sublimit, the U.S. Tranche Revolving Commitment and the Alternative Currency Tranche Revolving Commitment of each Revolving Lender, as applicable, shall be reduced by such Lender’s Applicable Revolving Percentage of such reduction amount. All fees in respect of the Revolving Facility accrued until the effective date of any termination of the Revolving Facility shall be paid on the effective date of such termination.
Section 2.07    Repayment of Loans.
(a)    Term Loans. The Borrower shall repay to (i) the U.S. Term Lenders the aggregate principal amount of all U.S. Term Loans outstanding on the Maturity Date for the U.S. Term Facility and (ii) the Canadian Term Lenders the aggregate principal amount of all Canadian Term Loans outstanding on the Maturity Date for the Canadian Term Facility.
(b)    Revolving Loans. The Borrower shall repay to the Revolving Lenders on the Maturity Date for the Revolving Facility the aggregate principal amount of all Revolving Loans outstanding on such date.
(c)    Bid Loans. All outstanding Bid Loans shall be paid in full on the maturity date thereof as provided in the applicable Bid Loan Quote Request but, in any event, not later than the Maturity Date for the Revolving Facility.
Section 2.08    Interest and Default Rate.
(a)    Interest. Subject to the provisions of Section 2.08(b), (i) each Eurocurrency Rate Loan under a Facility shall bear interest on the outstanding principal amount thereof for each Interest Period from the applicable borrowing date at a rate per annum equal to the Eurocurrency Rate for such Interest Period plus the Applicable Rate for such Facility plus (in the case of a Eurocurrency Rate Loan of any Lender which is lent from a Lending Office in the United Kingdom or a Participating Member State) the Mandatory Cost; (ii) each RFR Loan (other than a Term SOFR Loan) under a Facility shall bear interest at a rate per annum equal to the applicable Adjusted Daily Simple RFR or Daily Simple RFR, as applicable, plus the Applicable Rate for such Facility; (iii) each Base Rate Loan under a Facility shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for such Facility; (iv) each Term SOFR Loan under a Facility shall bear interest on the outstanding principal amount thereof for each

Interest Period with respect thereto from the applicable borrowing date at a rate per annum equal to Adjusted Term SOFR for such Interest Period plus the Applicable Rate for such Facility; and (v) each Bid Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Absolute Rate quoted by the Lender or Lenders making such Bid Loan pursuant to Section 2.01(c).
(b)    Default Rate.
(i)    If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by Applicable Laws.
(ii)    If any amount (other than principal of any Loan) payable by the Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by Applicable Laws.
(iii)    Upon the request of the Required Lenders, while any Event of Default exists, (x) outstanding Obligations (including Letter of Credit Fees) may accrue interest at a fluctuating rate per annum at all times equal to the Default Rate to the fullest extent permitted by Applicable Laws and (y) any adjustment to the Applicable Rate pursuant to the Sustainability Metric Pricing Grid shall cease to apply.
(iv)    Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.
(c)    Interest Payments. Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
(d)    Interest Act (Canada). For the purposes of the Interest Act (Canada) and exclusively with respect to the Canadian Term Facility, (i) whenever a rate of interest or fee rate hereunder is calculated on the basis of a year (the “deemed year”) that contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest or fee rate shall be expressed as a yearly rate by multiplying such rate of interest or fee rate by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year, (ii) the principle of deemed reinvestment of interest shall not apply to any interest calculation hereunder and (iii) the rates of interest stipulated herein are intended to be nominal rates and not effective rates or yields.
Section 2.09    Fees.
In addition to certain fees described in subsections (h) and (i) of Section 2.03:
(a)    Facility Fee. The Borrower shall pay to the Administrative Agent for the account of each Revolving Lender in accordance with its Applicable Revolving Percentage, a facility fee (the “Facility Fee”) equal to the Applicable Rate times the actual daily amount of the Revolving Facility (or, if the Revolving Facility has terminated, on the Outstanding Amount of all Revolving Loans, Bid Loans and L/C Obligations), regardless of usage, subject to adjustment as provided in Section 2.15. The Facility Fee shall accrue at all times during the Availability Period for the Revolving Facility (and thereafter so long as any Revolving Loans, Bid Loans or L/C Obligations remain outstanding), including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the last day of the Availability Period for the Revolving Facility (and, if applicable, thereafter on demand). The Facility Fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.
(b)    Letter of Credit Fees. The Borrower shall pay Letter of Credit fees as set forth in Sections 2.03(h) and (i).
(c)    Other Fees.
(i)    The Borrower shall pay to the Administrative Agent for its own account such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
(ii)    The Borrower shall pay to the Lenders and/or their Affiliates such additional fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
Section 2.10    Computation of Interest and Fees.
All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to Adjusted Term SOFR) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year), or, in the case of interest in respect of Alternative Currency Tranche Revolving Loans as to which market practice differs from the foregoing, in accordance with such market practice. Interest shall accrue on each Loan for the day on which such Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which such Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one (1) day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
Section 2.11    Evidence of Debt.
(a)    Maintenance of Accounts. The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note registered in the name of the Lender, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto. For the avoidance of doubt, the Loans may not be assigned or otherwise transferred except in accordance with Section 11.06.
(b)    Maintenance of Records. In addition to the accounts and records referred to in Section 2.11(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

Section 2.12    Payments Generally; Administrative Agent’s Clawback.
(a)    General. All payments to be made by the Borrower shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. All payments of principal of and interest on any Loan shall be payable in the same currency as such Loan is denominated. All payments of fees pursuant to Section 2.09 shall be payable in Dollars. All payments in respect of Unreimbursed Amounts shall be payable in the currency provided in Section 2.03. All other payments herein shall be payable in the currency specified with respect to such payment or, if the currency is not specified, in Dollars. Except as otherwise expressly provided herein, (x) all payments by the Borrower in Dollars hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in Same Day Funds not later than 2:00 p.m. on the date specified herein and (y) all payments by the Borrower in any Alternative Currency hereunder shall be made to the Administrative Agent’s Office for payments in such Alternative Currency and in Same Day Funds not later than the Applicable Time specified by the Administrative Agent on the date specified herein. Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Agreement be made in the United States. If, for any reason, the Borrower is prohibited by any Law from making any required payment hereunder in an Alternative Currency, the Borrower shall make such payment in Dollars in the Dollar Equivalent of the Alternative Currency payment amount. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage in respect of the relevant Facility (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. (in the case of payments in Dollars) or the Applicable Time specified by the Administrative Agent (in the case of payments in an Alternative Currency) shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. Subject to the definition of “Interest Period,” and as otherwise specifically provided for in this Agreement, if any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.
(b)    (i)    Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Eurocurrency Rate Loans or RFR Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then such Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in Same Day Funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans or in the case of Alternative Currencies in accordance with such market practice, in each case, as applicable. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing as of the date of such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.
(ii)    Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Appropriate Lenders or the L/C Issuer, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Appropriate Lenders or the L/C Issuer, as the case may be, receiving any such payment severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the L/C Issuer, in Same Day Funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.
(c)    Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall promptly return such funds (in like funds as received from such Lender) to such Lender, without interest.
(d)    Obligations of Lenders Several. The obligations of the Lenders hereunder to make Term Loans and Revolving Loans, to fund participations in Letters of Credit and to make payments pursuant to Section 11.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 11.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 11.04(c).
(e)    Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
(f)    Pro Rata Treatment. Except to the extent otherwise provided herein: (i) each Borrowing (other than Bid Loans) shall be made from the Appropriate Lenders, each payment of fees under Sections 2.03(h) and (i) and Section 2.09(a) shall be made for account of the Appropriate Lenders, and each termination or reduction of the amount of the Commitments shall be applied to the respective Commitments of the Lenders, pro rata according to the amounts of their respective Commitments; (ii) each Borrowing (other than Bid Loans) shall be allocated pro rata among the Lenders according to the amounts of their respective Commitments (in the case of the making of Revolving Loans and Term Loans) or their respective Loans that are to be included in such Borrowing (in the case of conversions and continuations of Loans); (iii) each payment or prepayment of principal of Loans by the Borrower (other than Bid Loans) shall be made for account of the Appropriate Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans held by them; and (iv) each payment of interest on Loans (other than Bid Loans) by the Borrower shall be made for account of the Appropriate Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Appropriate Lenders.
Section 2.13    Sharing of Payments by Lenders.
(a)    If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of (a) Obligations in respect of any of the Facilities due and payable to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Obligations in respect of the Facilities due and payable to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations in respect of the Facilities due and payable to all Lenders hereunder and under the other Loan Documents at such time obtained by all the Lenders at such time or (b) Obligations in respect of any of the Facilities owing (but not due and payable) to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing (but not due and payable) to such Lender at such time to (ii) the aggregate amount of the Obligations in respect of the Facilities owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations in respect of the Facilities owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time obtained by all of the Lenders at such time, then, in each case under clauses (a) and (b) above, the Lender receiving such greater proportion shall (A) notify the Administrative Agent of such fact and (B) purchase (for cash at face value) participations in the Loans and subparticipations in L/C Obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of Obligations in respect of the Facilities then due and payable to the Lenders or owing (but not due and payable) to the Lenders, as the case may be, provided that:
(1)    if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
(2)    the provisions of this Section shall not be construed to apply to (x) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (y) the application of Cash Collateral provided for in Section 2.14, or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations to any assignee or participant, other than an assignment to the Borrower or any Affiliate thereof (as to which the provisions of this Section shall apply).
(b)    If a Lender shall effect payment of any principal of or interest or fee on Bid Loans made as part of the same Bid Loan Borrowing held by it under this Agreement through the exercise of any right of set-off, banker’s lien, counterclaim or similar right, it shall promptly purchase from the other Lenders holding such Bid Loans participations in such Bid Loans held by the other Lenders holding such Bid Loans in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders holding such Bid Loans shall share the benefit of such payment pro rata in accordance with the unpaid amount of principal and interest or fee on Bid Loans of the same Bid Loan Borrowing held by each of them. To such end all such Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. The Borrower agrees that any Lender so purchasing a participation in Bid Loans of the same Bid Loan Borrowing held by other Lenders may exercise all rights of set-off, banker’s lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of such Bid Loans in the amount of such participation.
(c)    Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower.
(d)    The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.
Section 2.14    Cash Collateral.
(a)    Certain Credit Support Events. If (i) the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, (ii) as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, (iii) the Borrower shall be required to provide Cash Collateral pursuant to Section 2.05 or 8.02(c), or (iv) there shall exist a Defaulting Lender, the Borrower shall immediately (in the case of clause (iii) above) or within one (1) Business Day (in all other cases) following any request by the Administrative Agent or the L/C Issuer, provide Cash Collateral in an amount not less than the applicable Minimum Collateral Amount (determined in the case of Cash Collateral provided pursuant to clause (iv) above, after giving effect to Section 2.15(a)(iv) and any Cash Collateral provided by such Defaulting Lender). The Administrative Agent may, at any time and from time to time after the initial deposit of Cash

Collateral, request that additional Cash Collateral be provided in order to protect against the results of exchange rate fluctuations.
(b)    Grant of Security Interest. The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuer and the Lenders, and agrees to maintain, a first priority security interest in all cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.14(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent or the L/C Issuer as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at the Administrative Agent. The Borrower shall pay on demand therefor from time to time all customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral.
(c)    Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.14 or Sections 2.03, 2.05, 2.15 or 8.02 in respect of Letters of Credit shall be held and applied to the satisfaction of the specific L/C Obligations, obligations to fund participations therein (including, as to Cash Collateral provided by a Revolving Lender that is a Defaulting Lender, any interest accrued on such obligation) and other obligations for which such Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.
(d)    Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Revolving Lender (or, as appropriate, its assignee following compliance with Section 11.06(b)(vi))) or (ii) the determination by the Administrative Agent and the L/C Issuer that there exists excess Cash Collateral; provided, however, (A) any such release shall be without prejudice to, and any disbursement or other transfer of Cash Collateral shall be and remain subject to, any other Lien conferred under the Loan Documents and the other applicable provisions of the Loan Documents and (B) the Person providing Cash Collateral and the L/C Issuer may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.
Section 2.15    Defaulting Lenders.
(a)    Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:
(i)    Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders” and Section 11.01.
(ii)    Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 11.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the L/C Issuer hereunder; third, to Cash Collateralize the L/C Issuer’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.14; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (A) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (B) Cash Collateralize the L/C Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.14; sixth, to the payment of any amounts owing to the Lenders or the L/C Issuer as a result of any judgment of a court of competent jurisdiction obtained by any Lender or the L/C Issuer against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise as may be required under the Loan Documents in connection with any Lien conferred thereunder or directed by a court of competent jurisdiction; provided that if (1) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share and (2) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations are held by the Lenders pro rata in accordance with the Commitments hereunder without giving effect to Section 2.15(a)(v). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.15(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(iii)    Certain Fees.
(A)    Fees. Each Defaulting Lender shall be entitled to receive fees payable under Section 2.09(a) for any period during which that Lender is a Defaulting Lender only to extent allocable to the sum of (1) the outstanding principal amount of the Revolving Loans funded by it and (2) its Applicable Revolving Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.14.
(B)    Letter of Credit Fees. Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Revolving Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.14.
(C)    Defaulting Lender Fees. With respect to any fee payable under Section 2.09(a) or any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrower shall (1) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (2) pay to the L/C Issuer the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to the L/C Issuer’s Fronting Exposure to such Defaulting Lender and (3) not be required to pay the remaining amount of any such fee.
(iv)    Reallocation of Applicable Revolving Percentages to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Revolving Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that (A) the conditions set forth in Section 4.02 are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time) and (B) such reallocation does not cause the Revolving Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Commitment. Subject to Section 11.21, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting

Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.
(v)    Cash Collateral. If the reallocation described in clause (a)(iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under Applicable Law, Cash Collateralize the L/C Issuer’s Fronting Exposure in accordance with the procedures set forth in Section 2.14.
(b)    Defaulting Lender Cure. If the Borrower, the Administrative Agent and the L/C Issuer agree in writing that a Lender is no longer a Defaulting Lender (provided that the Borrower’s agreement shall not be required if an Event of Default has occurred and is continuing at the time of such agreement), the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.15(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
Section 2.16    Increase in Revolving Facility.
(a)    The Borrower may at its sole expense and effort and after consulting with the Administrative Agent, request: (i) one or more Lenders acceptable to the Administrative Agent to increase (in the sole and absolute discretion of each such Lender) the amount of their respective Revolving Commitments and/or (ii) one or more other lending institutions acceptable to the Administrative Agent (each, a “New Revolving Lender”) to become “Revolving Lenders” and extend Revolving Commitments hereunder (each such existing Lender and each New Revolving Lender being referred to as a “Proposed Revolving Lender”). To request an increase pursuant to this Section 2.16 (the “Revolving Facility Increase”), the Borrower shall submit to the Administrative Agent a written increase request signed by the Borrower and in form approved by the Administrative Agent (the “Revolving Increase Request”), which shall specify, as the case may be: (A) each such existing Lender and the amount of the proposed increase to its Revolving Commitment, or (B) the proposed Revolving Commitment for each New Revolving Lender. Promptly following receipt of the Revolving Increase Request, the Administrative Agent shall advise each Proposed Revolving Lender of the details thereof.
(b)    If one or more Proposed Revolving Lenders shall have unconditionally agreed to such Revolving Increase Request in a writing delivered to the Borrower and the Administrative Agent at any time prior to the 30th day following the date of the delivery to such Proposed Revolving Lenders of the Revolving Increase Request (each such Proposed Revolving Lender being hereinafter referred to as an “Incremental Revolving Lender”), then: (x) each such Incremental Revolving Lender which shall then be an existing Lender shall have its Revolving Commitment increased by the amount set forth in the Revolving Increase Request and (y) each such Incremental Revolving Lender which shall then be a New Revolving Lender shall be and become a “Revolving Lender” hereunder having a Revolving Commitment equal to the amount set forth in such Revolving Increase Request, provided, however, that (1) immediately before and after giving effect thereto, no Default shall or would exist and the Borrower shall have delivered to the Administrative Agent a certificate signed by a Responsible Officer certifying that immediately before and after giving effect thereto, the representations and warranties of each Loan Party contained in Article II, Article V and the other Loan Documents are true and correct (provided, for purposes of this Section 2.16(b), the representations and warranties contained in Section 5.09(a), other than the penultimate sentence thereof, shall be deemed to refer to the most recent financial statements furnished pursuant to Sections 6.01(a) and 6.01(b)), (2) each such Incremental Revolving Lender shall have executed and delivered to the Administrative Agent a supplement to this Agreement providing for its increased Revolving Commitment or its Revolving Commitment, as applicable, in form approved by the Administrative Agent, (3) immediately after giving effect thereto, the aggregate amount of all increases to the Revolving Facility established pursuant to this Section 2.16 and all Incremental U.S. Term Commitments established pursuant to Section 2.17 shall not exceed $1,250,000,000 (for the avoidance of doubt, after giving effect to the Second Amendment), (4) the increase of the Revolving Facility specified in the Revolving Increase Request shall be not less than $25,000,000 or an integral multiple thereof, (5) the minimum Revolving Commitment extended by each Incremental Revolving Lender which is a New Revolving Lender shall be in an amount of not less than $15,000,000 or an integral multiple of $1,000,000 in excess thereof and (6) the minimum increase to the Revolving Commitment extended by each Incremental Revolving Lender which is an existing Lender shall be in an amount of not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof. Any increase in the Revolving Facility shall not increase the Letter of Credit Sublimit. Any Proposed Revolving Lender not responding to a Revolving Increase Request within 30 days following the date of the delivery to it of a Revolving Increase Request shall be deemed to have declined such Revolving Increase Request.
(c)    Simultaneously with each Revolving Facility Increase under this Section 2.16, each Incremental Revolving Lender shall, to the extent necessary, purchase from each other existing Lender, and each other existing Lender shall sell to each Incremental Revolving Lender, in each case at par and without representation, warranty, or recourse (in accordance with and subject to the restrictions contained in Section 11.13), such outstanding principal amount of Revolving Loans of such other existing Lenders, together with all accrued and unpaid interest thereon, as will result, after giving effect to such transaction, in each Lender’s Applicable Revolving Percentage of outstanding Revolving Loans being equal to such Lender’s Applicable Revolving Percentage of the Revolving Facility, provided that each such assignor Lender shall have received (to the extent of the interests, rights and obligations assigned) payment then due and owing of the outstanding principal amount of its Revolving Loans, accrued interest thereon, accrued fees, commissions and all other amounts payable to it under the Loan Documents from the applicable assignee Lenders (to the extent of such outstanding principal and accrued interest, fees and commissions) or the Borrower (in the case of all other amounts).
(d)    Conflicting Provisions. This Section shall supersede any provisions in Section 2.13 or 10.01 to the contrary.
Section 2.17    Incremental U.S. Term Loan Commitments.
(a)    The Borrower may at its sole expense and effort and after consulting with the Administrative Agent, at any time request: (i) one or more U.S. Term Lenders to establish (in the sole and absolute discretion of each such U.S. Term Lender) additional U.S. Term Commitments and/or (ii) one or more other lending institutions acceptable to the Administrative Agent (each, a “New U.S. Term Lender”) to become “U.S. Term Lenders” and establish U.S. Term Commitments hereunder (each such existing U.S. Term Lender and each New U.S. Term Lender being referred to as a “Proposed U.S. Term Lender”). To request an extension of additional or new U.S. Term Commitments pursuant to this Section 2.17 (the “Incremental U.S. Term Commitment”), the Borrower shall submit to the Administrative Agent a written request signed by the Borrower and in form approved by the Administrative Agent (the “Incremental U.S. Term Loan Request”), which shall specify, as the case may be: (A) each such existing U.S. Term Lender and the amount of the proposed Incremental U.S. Term Commitment, or (B) the proposed U.S. Term Commitment for each New U.S. Term Lender. Promptly following receipt of the Incremental U.S. Term Loan Request, the Administrative Agent shall advise each Proposed U.S. Term Lender of the details thereof.
(b)    If one or more Proposed U.S. Term Lenders shall have unconditionally agreed to such Incremental U.S. Term Loan Request in a writing delivered to the Borrower and the Administrative Agent at any time prior to the 30th day following the date of the delivery to such Proposed U.S. Term Lenders of the Incremental U.S. Term Loan Request (each such Proposed U.S. Term Lender being hereinafter referred to as an “Incremental U.S. Term Lender”), then: (x) each such Incremental U.S. Term Lender which shall then be an existing U.S. Term Lender shall have its U.S. Term Commitment increased by the amount set forth in the Incremental U.S. Term Loan Request and (y) each such Incremental U.S. Term Lender which shall then be a New U.S. Term Lender shall be and become a “U.S. Term Lender” hereunder having a U.S. Term Commitment equal to the amount set forth in such Incremental U.S. Term Loan Request, provided, however, that (1) immediately before and after giving effect thereto, no Default shall or would exist and the Borrower shall have delivered to the Administrative Agent a certificate signed by a Responsible Officer certifying that immediately before and after giving effect thereto, the representations and warranties of each Loan Party contained in Article II, Article V and the other Loan Documents are true and correct (provided, for purposes of this Section 2.17(b), the representations and warranties contained in Section 5.09(a), other than the penultimate sentence thereof, shall be deemed to refer to the most recent financial statements furnished pursuant to Sections 6.01(a) and 6.01(b)), (2) each such Incremental U.S. Term Lender shall have executed and delivered to the Administrative Agent a supplement to this Agreement providing for its increased U.S. Term Commitment or its U.S. Term Commitment, as applicable, in form approved by the Administrative Agent, (3) immediately after giving effect thereto, the aggregate amount of all Revolving Facility Increases established pursuant to Section 2.16 and all Incremental U.S. Term Commitments established pursuant to this Section 2.17 shall not exceed $1,250,000,000 (for the avoidance of doubt, after giving effect to the Second Amendment), (4) the increase of the U.S. Term Facility specified in the Incremental U.S. Term Loan Request shall be not less than $25,000,000 or an integral multiple thereof, (5) the minimum U.S. Term Commitment established by each Incremental U.S. Term Lender which is a New U.S. Term Lender shall be in an amount of not less than $15,000,000 or an integral multiple of $1,000,000 in excess thereof, (6) the minimum increase to the U.S. Term Commitment established by each Incremental U.S. Term Lender which is an existing U.S. Term Lender shall be in an amount of not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof and (7) on the effective date of each Incremental U.S. Term Commitment, the Borrower shall borrow an amount equal to the full amount of such Incremental U.S. Term Commitment. If an Incremental U.S. Term Commitment is established in accordance with this Section, the Administrative Agent and the Borrower shall determine the effective date and the date of funding thereof and the Administrative Agent shall advise each Incremental U.S. Term Lender of the details thereof.
Section 2.18    Incremental Canadian Term Commitments.
(a)    The Borrower may at its sole expense and effort and after consulting with the Administrative Agent, at any time request: (i) one or more Canadian Term Lenders to establish (in the sole and absolute discretion of each such Canadian Term Lender) additional Canadian Term Commitments and/or (ii) one or more other lending institutions acceptable to the Administrative Agent (each, a “New Canadian Term Lender”) to become “Canadian Term Lenders” and establish Canadian Term Commitments hereunder (each such existing Canadian Term Lender and each New Canadian Term Lender being referred to as a “Proposed Canadian Term Lender”). To request an extension of additional or new Canadian Term Commitments pursuant to this Section 2.18 (the “Incremental Canadian Term Commitment”), the Borrower shall submit to the Administrative Agent a written request signed by the Borrower and in form approved by the Administrative Agent (the “Incremental Canadian Term Loan Request”), which shall specify, as the case may be: (A) each such existing Canadian Term Lender and the amount of the proposed Incremental Canadian Term Commitment, or (B) the proposed Canadian Term Commitment for each New Canadian Term Lender. Promptly following receipt of the Incremental Canadian Term Loan Request, the Administrative Agent shall advise each Proposed Canadian Term Lender of the details thereof.
(b)    If one or more Proposed Canadian Term Lenders shall have unconditionally agreed to such Incremental Canadian Term Loan Request in a writing delivered to the Borrower and the Administrative Agent at any time prior to the 30th day following the date of the delivery to such Proposed Canadian Term Lenders of the Incremental Canadian Term Loan Request (each such Proposed Canadian Term Lender being hereinafter referred to as an “Incremental Canadian Term Lender”), then: (x) each such Incremental Canadian Term Lender which shall then be an existing Canadian Term Lender shall have its Canadian Term Commitment increased by the amount set forth in the Incremental Canadian Term Loan Request and (y) each such Incremental Canadian Term Lender which shall then be a New Canadian Term Lender shall be and become a “Canadian Term Lender” hereunder having a Canadian Term Commitment equal to the amount set forth in such Incremental Canadian Term Loan Request, provided, however, that (1) immediately before and after giving effect thereto, no Default shall or would exist and the Borrower shall have delivered to the Administrative Agent a certificate signed by a Responsible Officer certifying that immediately before and after giving effect thereto, the representations and warranties of each Loan Party contained in Article II, Article V and the other Loan Documents are true and correct (provided, for purposes of this Section 2.18(b), the representations and warranties contained in Section 5.09(a), other than the penultimate sentence thereof, shall be deemed to refer to the most recent financial statements furnished pursuant to Sections 6.01(a) and 6.01(b)), (2) each such Incremental Canadian Term Lender shall have executed and delivered to the Administrative Agent a supplement to this Agreement providing for its increased Canadian Term Commitment or its Canadian Term Commitment, as applicable, in form approved by the Administrative Agent, (3) immediately after giving effect thereto, the aggregate amount of all Incremental Canadian Term Commitments established pursuant to this Section 2.18 shall not exceed CAD 250,000,000, (4) the increase of the Canadian Term Facility specified in the Incremental Canadian Term Loan Request shall be not less than CAD 25,000,000 or an integral multiple thereof, (5) the minimum Canadian Term Commitment established by each Incremental Canadian Term Lender which is a New Canadian Term Lender shall be in an amount of not less than CAD 5,000,000 or an integral multiple of CAD 1,000,000 in excess thereof, (6) the minimum increase to the Canadian Term Commitment established by each Incremental Canadian Term Lender which is an existing Canadian Term Lender shall be in an amount of not less than CAD 5,000,000 or an integral multiple of CAD 1,000,000 in excess thereof and (7) on the effective date of each Incremental Canadian Term Commitment, the Borrower shall borrow an amount equal to the full amount of such Incremental Canadian Term Commitment. If an Incremental Canadian Term Commitment is established in accordance with this Section, the Administrative Agent and the Borrower shall determine the effective date and the date of funding thereof and the Administrative Agent shall advise each Incremental Canadian Term Lender of the details thereof.
Section 2.19    Extension of Maturity Date.
Subject to the following provisions, the Borrower shall have the option to extend the Maturity Date for each tranche of the Revolving Facility, the U.S. Term Facility and/or the Canadian Term Facility for two successive terms of six (6) months each. By written notice to the Administrative Agent delivered at least 30 days, but not more than 90 days, prior to the then current Maturity Date for the applicable tranche of the applicable Facility, so long as no Default or Event of Default has occurred, the Borrower may request an extension of the then current Maturity Date for the applicable tranche of the applicable Facility (which notice shall be accompanied by a Compliance Certificate). Promptly upon receipt of such written notice, the Administrative Agent shall deliver a copy thereof to each Lender and the then current Maturity Date for the applicable tranche of the applicable Facility shall be deemed extended by six (6) months. Each time that the Maturity Date for a tranche of a Facility is extended under this Section 2.19, the Borrower shall pay to the Administrative Agent for the ratable benefit of the applicable Lenders on the Maturity Date for the applicable tranche of the applicable Facility that is being extended, a non-refundable extension fee in an amount equal to 6.25 basis points multiplied by the applicable tranche of the applicable Facility, as then in effect.
ARTICLE III

TAXES, YIELD PROTECTION AND ILLEGALITY
Section 3.01    Taxes.
(a)    Defined Term. For purposes of this Section 3.01, the term “Applicable Law” includes FATCA.
(b)    Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Laws. If any Applicable Laws (as determined in the good faith discretion of an applicable Withholding Agent) require the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.
(c)    Payment of Other Taxes by the Loan Parties. Without limiting the provisions of subsection (a) above, the Loan Parties shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d)    Tax Indemnifications.
(i)    Each of the Loan Parties shall and does hereby, jointly and severally indemnify each Recipient, and shall make payment in respect thereof within ten (10) Business Days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the L/C Issuer, shall be conclusive absent manifest error. Each Loan Party shall also, and does hereby, jointly and severally indemnify the Administrative Agent, and shall make payment in respect thereof within ten (10) Business Days after demand therefor and the delivery of the above-described certificate, for any amount which a Lender or the L/C Issuer for any reason fails to pay indefeasibly to the Administrative Agent as required pursuant to Section 3.01(d)(ii) below.
(ii)    Each Lender and the L/C Issuer shall, and does hereby, severally indemnify and shall make payment in respect thereof within ten (10) days after demand therefor, (A) the Administrative Agent against any Indemnified Taxes attributable to such Lender or the L/C Issuer (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (B) the Administrative Agent and the Loan Parties, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.06(d) relating to the maintenance of a Participant Register and (C) the Administrative Agent and the Loan Parties, as applicable, against any Excluded Taxes attributable to such Lender or the L/C Issuer, in each case, that are payable or paid by the Administrative Agent or a Loan Party in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender and the L/C Issuer hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or the L/C Issuer, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii).
(e)    Evidence of Payments. Upon request by the Borrower or the Administrative Agent, as the case may be, after any payment of Taxes by any Loan Party or by the Administrative Agent to a Governmental Authority as provided in this Section 3.01, the Borrower shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Borrower or the Administrative Agent, as the case may be.
(f)    Status of Lenders; Tax Documentation.
(i)    Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in such Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)    Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,
(A)    any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:
(1)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN-E (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN-E (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)    executed copies of IRS Form W-8ECI;
(3)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit H-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN-E (or W-8BEN, as applicable); or
(4)    to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E (or W-8BEN, as applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or Exhibit H-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of each such direct and indirect partner;
(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies (or originals, as required) of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)    if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be

necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (f)(ii)(D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. In addition, each Lender shall indemnify the Administrative Agent and the Borrower for any withholding Tax or other penalties imposed in connection with any “withholdable payment,” as defined in Section 1473 of the Code, made to a Foreign Lender that has failed to comply with the reporting requirements or otherwise qualify for an exemption under FATCA.
(iii)    Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
(g)    Treatment of Certain Refunds. Unless required by Applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or the L/C Issuer, or have any obligation to pay to any Lender or the L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or the L/C Issuer, as the case may be. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section 3.01, it shall pay to such Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) and net of any loss or gain realized in the conversion of such funds from or to another currency incurred by such Recipient, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that each Loan Party, upon the request of the Recipient, agrees to repay the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to such Loan Party pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts giving rise with respect to such refund had never been paid. This subsection shall not be construed to require the Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to, or to file for or otherwise pursue any refund on behalf of, any Loan Party or any other Person.
(h)    Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender or the L/C Issuer, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.
Section 3.02    Illegality.
If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its Lending Office to make, maintain or fund Loans whose interest is determined by reference to any applicable RFR, Daily Simple RFR or Adjusted Daily Simple RFR, Eurocurrency Rate or Adjusted Eurocurrency Rate, or Term SOFR Reference Rate or Term SOFR or Adjusted Term SOFR, or to determine or charge interest based upon any applicable RFR, Daily Simple RFR or Adjusted Daily Simple RFR, Eurocurrency Rate or Adjusted Eurocurrency Rate, or Term SOFR Reference Rate or Term SOFR or Adjusted Term SOFR, or, with respect to any Eurocurrency Rate Loan, any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, any applicable currency in the applicable offshore interbank market for the applicable currency then, upon notice thereof by such Lender to the Borrower (through the Administrative Agent) (an “Illegality Notice”),
(a) any obligation of the Lenders to make RFR Loans or Eurocurrency Rate Loans, as applicable, and any right of the Borrower to continue RFR Loans or Eurocurrency Rate Loans, as applicable, in the affected currency or currencies or, in the case of RFR Loans denominated in Dollars, to convert Base Rate Loans to RFR Loans, shall be suspended, and (b) if necessary to avoid such illegality, the Administrative Agent shall compute the Base Rate without reference to clause (c) of the definition of “Base Rate”, in each case until each such affected Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of an Illegality Notice, the Borrower shall, if necessary to avoid such illegality, upon demand from any Lender (with a copy to the Administrative Agent), prepay or, if applicable, (i) convert all RFR Loans denominated in Dollars to Base Rate Loans or (ii) convert all RFR Loans or Eurocurrency Rate Loans denominated in an affected Alternative Currency to Base Rate Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of such Alternative Currency) (in each case, if necessary to avoid such illegality, the Administrative Agent shall compute the Base Rate without reference to clause (c) of the definition of “Base Rate”), (A) with respect to Daily Simple RFR Loans, on the Interest Payment Date therefor, if all affected Lenders may lawfully continue to maintain such Daily Simple RFR Loans to such day, or immediately, if any Lender may not lawfully continue to maintain such Daily Simple RFR Loans to such day or (B) with respect to Eurocurrency Rate Loans or Term SOFR Loans, on the last day of the Interest Period therefor, if all affected Lenders may lawfully continue to maintain such Eurocurrency Rate Loans or Term SOFR Loans, as applicable, to such day, or immediately, if any Lender may not lawfully continue to maintain such Eurocurrency Rate Loans or Term SOFR Loans, as applicable, to such day. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted , together with any additional amounts required pursuant to Section 3.05.
Section 3.03    Inability to Determine Rates.
With respect to any RFR Loan or Eurocurrency Rate Loan, subject to Section 3.07, if:
(a)    the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that:
(i)    (A) if Daily Simple RFR or Adjusted Daily Simple RFR is utilized in any calculations hereunder or under any other Loan Document, “Daily Simple RFR” or “Adjusted Daily Simple RFR”, as applicable, cannot be determined pursuant to the definition thereof or (B) if Adjusted Term SOFR or Adjusted Eurocurrency Rate is utilized in any calculations hereunder or under any other Loan Document, “Adjusted Term SOFR” or “Adjusted Eurocurrency Rate”, as applicable, cannot be determined pursuant to the definition thereof on or prior to the first day of any Interest Period; or
(ii)    with respect to any such Loan denominated in an Alternative Currency, a fundamental change has occurred in the foreign exchange or interbank markets with respect to such Alternative Currency (including changes in national or international financial, political or economic conditions or currency exchange rates or exchange controls);
(b)    with respect to any Eurocurrency Rate Loan or any request therefor or a conversion thereto or a continuation thereof, the Required Lenders determine (which determination shall be conclusive and binding absent manifest error) that deposits in the applicable Alternative Currency are not being offered to banks in the applicable offshore interbank market for the applicable Alternative Currency, amount or Interest Period of such Eurocurrency Rate Loan; or
(c)    the Required Lenders determine that for any reason in connection with any request for such Loan or a conversion thereto or a continuation thereof that (i) if Daily Simple RFR or if Adjusted Daily Simple RFR is utilized in any calculations hereunder or under any other Loan Document, Daily Simple RFR or Adjusted Daily Simple RFR, as applicable, does not adequately and fairly reflect the cost to such Lenders of making or maintaining such Loans or (ii) if Adjusted Term SOFR or if Adjusted Eurocurrency Rate is utilized in any calculations hereunder or under any other Loan Document, Adjusted Term SOFR or Adjusted Eurocurrency Rate, as applicable, does not adequately and fairly reflect the cost to such Lenders of making or maintaining such Loan during the applicable Interest Period, and, in the case of (i) or (ii), the Required Lenders have provided notice of such determination to the Administrative Agent, then, in each case, the Administrative Agent will promptly so notify the Borrower and each applicable Lender. Upon notice thereof by the Administrative Agent to the Borrower, any obligation of the Lenders to make RFR Loans or Eurocurrency Rate Loans, as applicable, in each such Alternative Currency, and any right of the Borrower to convert any Loan in each such Alternative Currency (if applicable) to or continue any Loan as an RFR Loan or a Eurocurrency Rate Loan, as applicable, in each such Alternative Currency, shall be suspended (to the extent of the affected RFR Loans or Eurocurrency Rate Loans or, in the case of Term SOFR Loans or Eurocurrency Rate Loans, the affected Interest Periods) until the Administrative Agent (with respect to clause (b) or (c), at the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (A) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of RFR Loans or Eurocurrency Rate Loans in each such affected Alternative Currency (to the extent of the affected RFR Loans or Eurocurrency Rate Loans or, in the case of Term SOFR Loans or Eurocurrency Rate Loans, the affected Interest Periods) or, failing that, (I) in the case of any request for an affected RFR Borrowing in Dollars, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans in the amount specified therein and (II) in the case of any request for an affected RFR Borrowing or Eurocurrency Rate Borrowing in an Alternative Currency other than Dollars, then such request shall be ineffective and (B)(I) any outstanding affected Term SOFR Loans will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period and (II) any outstanding affected Loans denominated in an Alternative Currency other than Dollars, at the Borrower’s election, shall either (1) be converted into Base Rate Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of such Alternative Currency) immediately or, in the case of Eurocurrency Rate Loans, at the end of the applicable Interest Period or (2) be prepaid in full immediately or, in the case of Eurocurrency Rate Loans, at the end of the applicable Interest Period; provided that if no election is made by the Borrower by the date that is the earlier of (x) three Business Days after receipt by the Borrower of such notice or (y) with respect to a Eurocurrency Rate Loan, the last day of the current Interest Period, the Borrower shall be deemed to have elected clause (1) above. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 3.05. Subject to Section 3.07, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “Adjusted Term SOFR” cannot be determined pursuant to the definition thereof on any given day, the interest rate on Base Rate Loans shall be determined by the Administrative Agent without reference to clause (c) of the definition of “Base Rate” until the Administrative Agent revokes such determination.
Section 3.04    Increased Costs; Reserves.
(a)    Increased Costs Generally. If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve (including pursuant to regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, special, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D)), special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the Adjusted Eurocurrency Rate) or any L/C Issuer;
(ii)    subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)    impose on any Lender or any L/C Issuer or, with respect to Eurocurrency Rate Loans, the applicable offshore interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation in any such Loan or Letter of Credit;
and the result of any of the foregoing shall be to increase the cost to such Lender, such L/C Issuer or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender, such L/C Issuer or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, L/C Issuer or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, L/C Issuer or other Recipient, the Borrower will pay to such Lender, L/C Issuer or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, L/C Issuer or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.
(b)    Capital Requirements. If any Lender or L/C Issuer determines that any Change in Law affecting such Lender or L/C Issuer or any Lending Office of such Lender or such Lender’s or L/C Issuer’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s or L/C Issuer’s capital or on the capital of such Lender’s or L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by any L/C Issuer, to a level below that which such Lender or L/C Issuer or such Lender’s or L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or L/C Issuer’s policies and the policies of such Lender’s or L/C Issuer’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or L/C Issuer or such Lender’s or L/C Issuer’s holding company for any such reduction suffered.
(c)    Certificates for Reimbursement. A certificate of a Lender or L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or L/C Issuer or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section and delivered to the Borrower, shall be conclusive absent manifest error. The Borrower shall pay such Lender or L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.
(d)    Delay in Requests. Failure or delay on the part of any Lender or L/C Issuer to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or L/C Issuer’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or L/C Issuer pursuant to this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or L/C Issuer, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s or L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).
Section 3.05    Compensation for Losses.
In the event of (a) the payment of any principal of any Daily Simple RFR Loan other than on the Interest Payment Date therefor (including as a result of an Event of Default) or any Eurocurrency Rate Loan or Term SOFR Loan other than on the last day of the Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Daily Simple RFR Loan other than on the Interest Payment Date therefor or any Eurocurrency Rate Loan or Term SOFR Loan other than on the last day of the Interest Period applicable thereto (including as a result of an Event of Default), (c) the failure to borrow, convert, continue or prepay any RFR Loan or Eurocurrency Rate Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked and is revoked in accordance therewith), or (d) the assignment of any Daily Simple RFR Loan other than on the Interest Payment Date therefor or any Eurocurrency Rate Loan or Term SOFR Loan other than on the last day of the Interest Period applicable thereto, in either case, as a result of a request by the Borrower pursuant to Section 11.13, then, in any such event, the Borrower shall compensate each Lender for any loss, cost and expense attributable to such event, including any loss, cost or expense arising from the liquidation or redeployment of funds or from any fees payable. In the case of a Eurocurrency Rate Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted Eurocurrency Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate that such Lender would bid were it to bid, at the commencement of such period, for deposits in the applicable currency of a comparable amount and period from other banks in the applicable offshore interbank market for such currency, whether or not such Eurocurrency

Rate Loan was in fact so funded. A certificate of any Lender setting forth in detail sufficient to enable Borrower to verify the computation of any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error.
Section 3.06    Mitigation Obligations; Replacement of Lenders.
(a)    Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender, the L/C Issuer, or any Governmental Authority for the account of any Lender or the L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then at the request of the Borrower, such Lender or the L/C Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender or the L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable and (ii) in each case, would not subject such Lender or the L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or the L/C Issuer, as the case may be. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or the L/C Issuer in connection with any such designation or assignment.
(b)    Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.06(a), the Borrower may replace such Lender in accordance with Section 11.13.
Section 3.07    Benchmark Replacement Setting.
(a)    Benchmark Replacement.
(i)    Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event, the Administrative Agent and the Borrower may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 3.07(a)(i) will occur prior to the applicable Benchmark Transition Start Date.
(ii)    No swap agreement shall constitute a “Loan Document” for purposes of this Section 3.07.
(b)    Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(c)    Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 3.07(d) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.07, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.07.
(d)    Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if any then-current Benchmark is a term rate (including the Term SOFR Reference Rate, EURIBOR, TIBOR, ~~CDOR,~~ or BBSY) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(e)    Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a given Benchmark, (i) the Borrower may revoke any pending request for an RFR Borrowing of, conversion to or continuation of RFR Loans, or a Eurocurrency Rate Borrowing of, conversion to or continuation of Eurocurrency Rate Loans, in each case, to be made, converted or continued during any Benchmark Unavailability Period denominated in the applicable Alternative Currency and, failing that, (A) in the case of any request for any affected Term SOFR Borrowing, if applicable, the Borrower will be deemed to have converted any such request into a request for a Base Rate Borrowing or conversion to Base Rate Loans in the amount specified therein and (B) in the case of any request for any affected RFR Borrowing (other than a Term SOFR Borrowing) or Eurocurrency Rate Borrowing, in each case, in an Alternative Currency, if applicable, then such request shall be ineffective and (ii)(A) any outstanding affected Term SOFR Loans, if applicable, will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period and (B) any outstanding affected RFR Loans (other than a Term SOFR Loans) or Eurocurrency Rate Loans, in each case, denominated in an Alternative Currency, at the Borrower’s election, shall either (I) be converted into Base Rate Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of such Alternative Currency) immediately or, in the case of Eurocurrency Rate Loans, at the end of the applicable Interest Period or (II) be prepaid in full immediately or, in the case of Eurocurrency Rate Loans, at the end of the applicable Interest Period; provided that, with respect to any Daily Simple RFR Loan, if no election is made by the Borrower by the date that is three Business Days after receipt by the Borrower of such notice, the Borrower shall be deemed to have elected clause (I) above; provided, further that, with respect to any Eurocurrency Rate Loan, if no election is made by the Borrower by the earlier of (x) the date that is three Business Days after receipt by the Borrower of such notice and (y) the last day of the current Interest Period for the applicable Eurocurrency Rate Loan, the Borrower shall be deemed to have elected clause (I) above. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 3.05. During a Benchmark Unavailability Period with respect to any Benchmark or at any time that a tenor for any then-current Benchmark is not an Available Tenor, the component of Base Rate based upon the then-current Benchmark that is the subject of such Benchmark Unavailability Period or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate.
Section 3.08    Survival.
All of the Borrower’s obligations under this Article III shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder, resignation of the Administrative Agent and the Facility Termination Date.

ARTICLE IV

CONDITIONS PRECEDENT TO CREDIT EXTENSIONS
Section 4.01    Conditions of Initial Credit Extension.
The obligation of the L/C Issuer and each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:
(a)    Execution of Credit Agreement; Loan Documents. The Administrative Agent shall have received (i) counterparts of this Agreement, executed by a Responsible Officer and a duly authorized officer of each Lender, (ii) for the account of each Lender requesting a Note, a Note payable to each such requesting Lender, executed by a Responsible Officer and (iii) counterparts of any other Loan Document, executed by a Responsible Officer and a duly authorized officer of each other Person party thereto.
(b)    Officer’s Certificate. The Administrative Agent shall have received a certificate of a Responsible Officer (in substantially the form of Exhibit G attached hereto) dated the Closing Date, certifying as to the Organization Documents of the Borrower (which, to the extent filed with a Governmental Authority, shall be certified as of a recent date by such Governmental Authority), the resolutions of the governing body of the Borrower, the good standing, existence or its equivalent of the Borrower and of the incumbency of the Responsible Officers.
(c)    Legal Opinion of Counsel. The Administrative Agent shall have received a written opinion (addressed to the Administrative Agent and the Lenders and dated the Closing Date) from Gibson, Dunn & Crutcher, LLP, counsel to the Borrower, covering such matters relating to the Borrower and this Agreement as the Required Lenders shall reasonably request. The Borrower hereby requests such counsel to deliver such opinion.
(d)    Financial Statements. The Administrative Agent and the Lenders shall have received copies of the Financial Statements referred to in Section 5.09, each in form and substance satisfactory to each of them.
(e)    Responsible Officer Closing Certificate. A certificate signed by a Responsible Officer certifying (i) that the conditions specified in Section 4.02 have been satisfied, (ii) the current Ratings and (iii) that, as of the date of the last financial statements delivered pursuant to the Existing Credit Agreement, the Borrower was in compliance with the financial covenants contained in Section 6.09.
(f)    Existing Credit Agreement. Subject to Section 11.23, the Existing Credit Agreement shall have been terminated (except as to any provisions thereof that survive such termination) and all amounts owing thereunder, if any, shall have been paid in full.
(g)    KYC. The Borrower shall have delivered to the Administrative Agent and each Lender at least 3 Business Days prior to the Closing Date such reasonable documentation (including, if applicable, a certification regarding beneficial ownership as required by 31 C.F.R. § 1010.230) and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act, to the extent reasonably requested by the Administrative Agent or any Lender requested at least 10 Business Days prior to the Closing Date.
(h)    Legal Matters. All legal matters incident to the initial Loans and if issued, the initial Letter of Credit, shall be satisfactory to counsel to the Administrative Agent.
(i)    Loan Notice. The Administrative Agent shall have received a Loan Notice with respect to the Loans (if any) to be made on the Closing Date.
(j)    Solvency Certificate. The Administrative Agent shall have received a solvency certificate substantially in the form of Exhibit K.

(k)    Consents. The Administrative Agent shall have received evidence that all boards of directors, governmental, shareholder and material third party consents and approvals necessary in connection with the entering into of this Agreement have been obtained.
(l)    Fees and Expenses. The Administrative Agent and the Lenders shall have received all fees and expenses, if any, owing pursuant to one or more written agreements including without limitation, this Agreement.
Section 4.02    Conditions to all Credit Extensions.
The obligation of each Lender and the L/C Issuer to honor any Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of RFR Loans or Eurocurrency Rate Loans) is subject to the following conditions precedent:
(a)    The representations and warranties of the Loan Parties contained in Article V or any other Loan Document (other than the representations and warranties in Section 5.09(c), which shall be made only as of the Closing Date), or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects on and as of the date of such Credit Extension (other than any representation and warranty that is already qualified by materiality or Material Adverse Effect in the text thereof, in which case such representation and warranty shall be true and correct in all respects), except that for purposes of this Section 4.02, (i) the representations and warranties contained in Sections 5.09(a) and 5.09(b) shall be deemed to refer to the most recent financial statements furnished pursuant to Sections 6.01(a) and 6.01(b), respectively, and (ii) representations and warranties that refer to a specific date (other than those contained in Sections 5.09(a) and 5.09(b)), shall be true and correct as of such date.
(b)    No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.
(c)    The Administrative Agent and, if applicable, the L/C Issuer shall have received a Request for Credit Extension in accordance with the requirements hereof.
(d)    In the case of a Credit Extension to be denominated in an Alternative Currency, there shall not have occurred any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which in the reasonable opinion of the Administrative Agent, the Required Lenders (in the case of any Loans to be denominated in an Alternative Currency) or the L/C Issuer (in the case of any Letter of Credit to be denominated in an Alternative Currency) would make it impracticable for such Credit Extension to be denominated in the relevant Alternative Currency.
Each Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type or a continuation of RFR Loans or Eurocurrency Rate Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.
Section 4.03    Determinations under Sections 4.01 and 4.02.
Without limiting the generality of the provisions of the last paragraph of Section 9.03, for purposes of determining whether the conditions precedent specified in Sections 4.01 and 4.02 have been satisfied, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required to be consented to, approved by, or acceptable to or satisfactory to a Lender, unless the Administrative Agent shall have received notice from such Lender prior to the Closing Date or the proposed date of such Credit Extension, as applicable, specifying its objection thereto.

ARTICLE V

REPRESENTATIONS AND WARRANTIES
Each Loan Party represents and warrants to the Administrative Agent and the Lenders that:
Section 5.01    Organization.
(a)    Each Loan Party and each of its Subsidiaries is duly organized and validly existing under the laws of its state of organization and has the power to own its assets and to transact the business in which it is presently engaged.
(b)    (a)    Each Loan Party and each of its Subsidiaries is in good standing in its state of organization and in each state in which the character of the properties owned or the business transacted requires qualification, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.
Section 5.02    Power, Authority, Consents.
Each Loan Party has the power to execute, deliver and perform the Loan Documents to be executed by it. The Borrower has the power to request extensions of credit hereunder and has taken all necessary action, corporate or otherwise, to authorize the extensions of credit hereunder on the terms and conditions of this Agreement. Each Loan Party has taken all necessary action, corporate or otherwise, to authorize the execution, delivery and performance of the Loan Documents to be executed by it. No consent or approval of any Person (including, without limitation, any stockholder of any Loan Party), no consent or approval of any landlord or mortgagee, no waiver of any Lien or right of distraint or other similar right and no consent, license, certificate of need, approval, authorization or declaration of any governmental authority, bureau or agency, is or will be required in connection with the execution, delivery or performance by any Loan Party of, the extensions of credit under, or the validity or enforceability of, the Loan Documents, except as set forth on Schedule 5.02 hereto, each of which either has been duly and validly obtained on or prior to the date hereof and is now in full force and effect, or is designated on Schedule 5.02 as waived by the Required Lenders.
Section 5.03    No Violation of Law or Agreements.
The execution and delivery by each Loan Party of each Loan Document to which it is a party, the performance by it thereunder and the extensions of credit hereunder, will not (a) violate any provision of law and will not conflict with or result in a breach of any order, writ, injunction, ordinance, resolution, decree, or other similar document or instrument of any court or governmental authority, bureau or agency, domestic or foreign, or any certificate of incorporation or by-laws or other organizational document of such Loan Party, except for such defaults and breaches which in the aggregate could not have a Material Adverse Effect, (b) result in the imposition of any Lien of any nature whatsoever upon any of the properties or assets owned by or used in connection with the business of such Loan Party (other than Liens permitted by Section 7.02) or (c) create (with or without the giving of notice or lapse of time, or both) a default under or breach of any agreement, bond, note or indenture in an aggregate principal amount in excess of the Threshold Amount to which such Loan Party is a party, or by which such Loan Party is bound or any of its properties or assets is affected, except for such defaults and breaches which in the aggregate could not have a Material Adverse Effect.
Section 5.04    Due Execution, Validity, Enforceability.
This Agreement and each other Loan Document to which each Loan Party is a party has been duly executed and delivered by such Loan Party and each constitutes the valid and legally binding obligation of such Loan Party, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws, now or hereafter in effect, relating to or affecting the enforcement of creditors’ rights generally and except that the remedy of specific performance and other equitable remedies are subject to judicial discretion.

Section 5.05    Title to Properties.
Each Loan Party and each of its Subsidiaries has good and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary course of its business, except for such defects in title as could not, individually or in the aggregate, have a Material Adverse Effect.
Section 5.06    Judgments, Actions, Proceedings.
Except as set forth on Schedule 5.06 hereto, there are no actions, suits, proceedings (including, without limitation, any Environmental Proceeding), claims, investigations or disputes pending or, to the knowledge of any Loan Party, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against or affecting such Loan Party or any Subsidiary or against any of their properties or revenues that (a) affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) as to which there is a reasonable possibility of an adverse determination, and, if so adversely determined, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
Section 5.07    No Defaults, Compliance with Laws.
Except as set forth on Schedule 5.07 hereto, none of the Loan Parties or any of their respective Subsidiaries is in default under any agreement, ordinance, resolution, decree, bond, note, indenture, order or judgment to which it is a party or by which it is bound, or any other agreement or other instrument by which any of the properties or assets owned by it or used in the conduct of its business is affected, which default could have a Material Adverse Effect. Each Loan Party and each of its Subsidiaries has complied and is in compliance in all respects with all Applicable Laws, ordinances and regulations, resolutions, ordinances, decrees, executive orders, judgments and other similar documents and instruments of all courts and governmental authorities, bureaus and agencies, domestic and foreign, including, without limitation, all applicable provisions of the Americans with Disabilities Act (42 U.S.C. §12101-12213) and the regulations issued thereunder and all applicable ERISA and Environmental Laws, non-compliance with which could have a Material Adverse Effect.
Section 5.08    Burdensome Documents.
Except as set forth on Schedule 5.08 hereto, neither any Loan Party nor any of their respective Subsidiaries is a party to or bound by, nor are any of the properties or assets owned by any of them used in the conduct of its businesses affected by, any agreement, ordinance, resolution, decree, bond, note, indenture, order or judgment, including, without limitation, any of the foregoing relating to any Environmental Liability, that materially and adversely affects their respective businesses, assets or conditions, financial or otherwise.
Section 5.09    Financial Statements; Projections.
(a)    Each of the Financial Statements is complete and presents fairly the Consolidated financial position of the Loan Parties and their respective Subsidiaries as at its date and the Consolidated results of operations of the Loan Parties and their respective Subsidiaries for the fiscal year of the Borrower ended on such date, and has been prepared in accordance with GAAP. Neither any Loan Party nor any of their respective Subsidiaries has any material obligation, liability or commitment, direct or contingent (including, without limitation, any Environmental Liability), that is not reflected in the Financial Statements. The Borrower’s fiscal year is the twelve-month period ending on December 31 in each year.
(b)    The projections have been prepared on the basis of the assumptions accompanying them and reflect as of the date thereof the Borrower’s good faith projections, after reasonable analysis, of the matters set forth therein, based on such assumptions (it being understood that actual results may differ materially from projections).
(c)    There has been no material adverse change in the financial position or operations of any Loan Party or any Subsidiary since the date of the latest balance sheet included in the Financial Statements (the “Latest Balance Sheet”).

Section 5.10    Tax Returns.
Each Loan Party and the Subsidiaries has filed all federal, state and local tax returns required to be filed by it and has not failed to pay any taxes, or interest and penalties relating thereto, on or before the due dates thereof, except where such failure to file or failure to pay could not, individually or in the aggregate, have a Material Adverse Effect. Except to the extent that reserves therefor are reflected in the Financial Statements: (i) there are no material federal, state or local tax liabilities of any Loan Party or any of the Subsidiaries, due or to become due for any tax year ended on or prior to the date of the Latest Balance Sheet relating to such entity, whether incurred in respect of or measured by the income of such entity, that are not properly reflected in the Latest Balance Sheet relating to such entity and (ii) there are no material claims pending or, to the knowledge of any Loan Party, proposed or threatened against such Loan Party or any of the Subsidiaries for past federal, state or local taxes, except those, if any, as to which proper reserves are reflected in the Financial Statements.
Section 5.11    Intangible Assets.
Each Loan Party and the Subsidiaries possesses all patents, trademarks, service marks, trade names, and copyrights, and rights with respect to the foregoing, necessary to conduct its business as now conducted and as proposed to be conducted, without any conflict with the patents, trademarks, service marks, trade names, and copyrights and rights with respect to the foregoing, of any other Person.
Section 5.12    Regulation U; Investment Company Act; Affected Financial Institution.
No Loan Party is engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying “margin stock”, as such term is defined in §221.3 of Regulation U of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II, Part 221. No Loan Party is an “investment company” within the meaning of the Investment Company Act of 1940. No Loan Party is an Affected Financial Institution.
Section 5.13    Name Changes, Mergers, Acquisitions.
Except as publicly disclosed, no Loan Party has within the six-year period immediately preceding the date of this Agreement changed its name, been the surviving entity of a merger or consolidation, or, except in the ordinary course of business, acquired all or substantially all of the assets of any Person.
Section 5.14    Full Disclosure.
Neither the Financial Statements nor any certificate, opinion, or any other statement made or furnished in writing to the Administrative Agent or any Lender by or on behalf of any Loan Party in connection with this Agreement or the transactions contemplated herein or pursuant hereto, contains any untrue statement of a material fact, or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading, as of the date such statement was made. There is no fact known to any Loan Party that has, or would in the now foreseeable future have, a Material Adverse Effect, which fact has not been set forth herein, in the Financial Statements, in filings with the SEC or in any certificate, opinion or other written statement so made or furnished to the Administrative Agent or the Lenders. Notwithstanding the foregoing, with respect to the projections, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time (it being understood that actual results may differ materially from projections).
Section 5.15    Licenses and Approvals.
(a)    Each Loan Party and their respective Subsidiaries has all necessary licenses, permits and governmental authorizations, including, without limitation, licenses, permits and authorizations arising under or relating to Environmental Laws, to own and operate its properties and to carry on its business as now conducted, the absence of which would have a Material Adverse Effect.

(b)    To the best of the Borrower’s knowledge, no violation exists of any Applicable Law pertaining to the ownership or operation of any Health Care Facility of the Borrower or any Operator that would have a reasonable likelihood of leading to revocation of any license necessary for the operation of such Health Care Facility, the revocation of which would have a Material Adverse Effect.
Section 5.16    ERISA.
(a)    Except as set forth on Schedule 5.16 hereto, no Employee Benefit Plan that is an employee pension benefit plan as defined in Section 3(2)(A) of ERISA, is maintained or has been maintained at any time during the past six (6) years by any Loan Party or any ERISA Affiliate, nor has any Loan Party or any ERISA Affiliate ever contributed to a Multiemployer Plan.
(b)    There are no agreements which will provide payments to any officer, employee, shareholder or highly compensated individual which will be “parachute payments” under 280G of the Code that are nondeductible to any Loan Party and which will be subject to tax under Section 4999 of the Code for which any Loan Party will have a material withholding liability.
Section 5.17    REIT Status.
The Parent Guarantor meets all requirements to qualify as a REIT.
Section 5.18    Sanctions; Anti-Corruption.
(a)    No Loan Party nor any of its Subsidiaries is a Person that is, or is owned or controlled by persons that are: (i) the target of any sanctions administered or enforced by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union or any member state thereof, Her Majesty’s Treasury of the United Kingdom, or other relevant sanctions authority (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is the subject of Sanctions (including currently, Crimea, Cuba, Iran, North Korea and Syria). To the knowledge of each Loan Party, no director, officer of employee of such Loan Party or any of its Subsidiaries is person that is, or is owned or controlled by persons that are currently the target of any Sanctions.
(b)    Each Loan Party, its Subsidiaries and their respective directors, officers and employees are in compliance with all applicable Sanctions and with the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) and any other applicable Anti-Corruption Law, in all material respects. Each Loan Party and its Subsidiaries have instituted and maintain policies and procedures designed to promote and achieve continued compliance with applicable Sanctions, the FCPA and any other applicable Anti-Corruption Laws.
Section 5.19    Solvency.
As of the Closing Date after giving effect to each Credit Extension (if any), the Parent Guarantor and its Subsidiaries, on a consolidated basis, are Solvent.
Section 5.20    Beneficial Ownership.
As of the Closing Date, the information included in any Beneficial Ownership Certification is true and correct in all respects.

ARTICLE VI

AFFIRMATIVE COVENANTS
Each Loan Party hereby covenants and agrees that on the Closing Date and thereafter until the Facility Termination Date, such Loan Party shall, and shall cause each of its Subsidiaries to:
Section 6.01    Financial Statements.
Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:
(a)    Annual Financial Statements. Annually, as soon as available, but in any event within 90 days after the last day of each of its fiscal years, a Consolidated balance sheet of the Parent Guarantor, the Borrower and their respective Subsidiaries as at such last day of the fiscal year, and Consolidated statements of income and retained earnings and statements of cash flow, for such fiscal year, each prepared in accordance with generally accepted accounting principles consistently applied, in reasonable detail, and certified without qualification by a nationally recognized independent public accounting firm or by any other certified public accounting firm satisfactory to the Administrative Agent as fairly presenting the financial position and results of operations of the Parent Guarantor, the Borrower and their respective Subsidiaries as at and for the year ending on its date and as having been prepared in accordance with GAAP; provided, however, the Borrower may satisfy its obligations to deliver the financial statements described in this Section 6.01(a) by furnishing to the Lenders a copy of the Parent Guarantor’s annual report on Form 10-K in respect of such fiscal year together with the financial statements required to be attached thereto, provided the Parent Guarantor is required to file such annual report on Form 10-K with the SEC and such filing is actually made.
(b)    Quarterly Financial Statements. As soon as available, but in any event within 45 days after the end of each of the Borrower’s fiscal quarters, a Consolidated balance sheet of the Parent Guarantor, the Borrower and their respective Subsidiaries as of the last day of such quarter and Consolidated statements of income and retained earnings and statements of cash flow, for such quarter, and on a comparative basis figures for the corresponding date or period of the immediately preceding fiscal year, all in reasonable detail, each such statement to be certified in a certificate of the chief financial officer of the Borrower as accurately presenting the financial position and the results of operations of the Parent Guarantor, the Borrower and their respective Subsidiaries as at its date and for such quarter and as having been prepared in accordance with GAAP (subject to year-end audit adjustments); provided, however, the Borrower may satisfy its obligations to deliver the financial statements described in this Section 6.01(b) by furnishing to the Lenders a copy of the Parent Guarantor’s quarterly report on Form 10-Q in respect of such fiscal quarter together with the financial statements required to be attached thereto, provided the Parent Guarantor is required to file such quarterly report on Form 10-Q with the SEC and such filing is actually made.
(c)    Compliance Information. Promptly after a written request therefor, such other financial data or information evidencing compliance with the requirements of this Agreement, the Notes and the other Loan Documents, as any Lender may reasonably request from time to time.
(d)    Compliance Certificate. At the same time as it delivers the financial statements required under the provisions of Sections 6.01(a) and 6.01(b), a duly completed Compliance Certificate signed by a Responsible Officer.
(e)    [Intentionally Omitted].
(f)    Portfolio Information. As soon as available but in any event not less than 45 days after the end of each fiscal quarter of the Borrower:
(i)    (A) a copy of the quarterly “WELL Supplemental Information” posted on the Parent Guarantor’s website (which includes financial information relating to the Borrower’s portfolio), or (B) if such

“WELL Supplemental Information” is not available, a report, with respect to the quarterly period immediately prior to the fiscal quarter for which such report is submitted, containing financial information with respect to the Borrower’s portfolio in a form substantially similar to that set forth in the most recently posted “WELL Supplemental Information”.
(ii)    Such other information regarding the financial condition of the Operators as the Administrative Agent may from time to time reasonably request, subject to each of their agreement that all such information shall be and remain confidential and none of such information may be distributed to any other Person without the Borrower’s prior consent.
(g)    Accountants’ Reports. Promptly upon receipt thereof, copies of all material reports submitted to any Loan Party by its independent accountants in connection with any annual or interim audit of the books of the Parent Guarantor, the Borrower and their respective Subsidiaries made by such accountants which material reports are a necessary part of such annual or interim audit.
(h)    Copies of Documents. Promptly upon their becoming available, copies of any: (i) financial statements, non-routine reports and notices (other than routine correspondence), any of which are of a material nature, requests for waivers and proxy statements, in each case, delivered by the Parent Guarantor, the Borrower or any of their respective Subsidiaries to any of their respective existing lending institutions or creditors; (ii) correspondence or notices received by any Loan Party from any federal, state or local governmental authority that regulates the operations of such Loan Party or any of its Subsidiaries, relating to an actual or threatened change or development that would be materially adverse to any Loan Party or any Subsidiary; (iii) registration statements and any amendments and supplements thereto, and any regular and periodic reports, if any, filed by any Loan Party or any of its Subsidiaries with any securities exchange or with the SEC or any governmental authority succeeding to any or all of the functions of the SEC; and (iv) at the request of the Administrative Agent, any appraisals received by any Loan Party or any of its Subsidiaries with respect to the properties or assets of such Loan Party or its Subsidiaries during the term of this Agreement. In addition, promptly following any request therefor information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” requirements under the PATRIOT Act or other applicable anti-money laundering laws.
(i)    Notices of Defaults. Promptly, notice of the occurrence of any Default or Event of Default, or any event that would constitute or cause a Material Adverse Effect.
(j)    ERISA Notices and Requests.
(i)    Concurrently with such filing, a copy of each Form 5500 that is filed with respect to each Plan with the IRS; and
(ii)    Promptly, upon their becoming available, copies of: (i) all correspondence with the PBGC, the Secretary of Labor or any representative of the Internal Revenue Service with respect to any Plan, relating to an actual or threatened change or development that would be materially adverse to any Loan Party; (ii) all actuarial valuations received by such Loan Party with respect to any Plan; and (iii) any notices of Plan termination filed by any Plan Administrator (as those terms are used in ERISA) with the PBGC and of any notices from the PBGC to such Loan Party with respect to the intent of the PBGC to institute involuntary termination proceedings.
(k)    Additional Information. Such other material additional information regarding the business, affairs and condition of any Loan Party as the Administrative Agent may from time to time request, including, without limitation, as soon as available but in any event not less than 45 days after the end of each fiscal quarter of the Borrower, schedules, in form and substance satisfactory to the Administrative Agent, with respect to the Loan Parties and their respective Subsidiaries on a Consolidated basis, of recorded liabilities, unfunded commitments, contingent liabilities, any off balance sheet financings including synthetic lease transactions and sale-leaseback arrangements and other similar material items, in each case, covering such quarter.

Documents required to be delivered pursuant to Section 6.01(a), (b) or (h) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (a) on which the Borrower or the Parent Guarantor posts such documents, or provides a link thereto on the Borrower’s or the Parent Guarantor’s website on the Internet at the website address listed on Schedule 1.01(a); or (b) on which such documents are posted on the Borrower’s or the Parent Guarantor’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender upon its request to the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Borrower shall notify the Administrative Agent and each Lender (by fax transmission or other electronic mail transmission) of the posting of any such documents and shall provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower or the Parent Guarantor with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
Each Loan Party hereby acknowledges that (A) the Administrative Agent and/or an Affiliate thereof may, but shall not be obligated to, make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of any Loan Party hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on Debt Domain, IntraLinks, Syndtrak or another similar electronic system (the “Platform”) and (B) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to any Loan Party or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. Each Loan Party hereby agrees that so long as such Loan Party is the issuer of any outstanding debt or Equity Interests that are registered or issued pursuant to a private offering or is actively contemplating issuing any such securities it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (1) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (2) by marking Borrower Materials “PUBLIC,” each Loan Party shall be deemed to have authorized the Administrative Agent, any Affiliate thereof, the Arrangers - Revolving A Facility, the Arrangers - Revolving B Facility and Term Facilities, the L/C Issuer and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to such Loan Party or its securities for purposes of United States federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 11.07); (3) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (4) the Administrative Agent and any Affiliate thereof, the Arrangers - Revolving A Facility and the Arrangers - Revolving B Facility and Term Facilities shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.” Notwithstanding the foregoing, no Loan Party shall be under any obligation to mark any Borrower Materials “PUBLIC”.
Section 6.02    Books and Records.
Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of any Loan Party or its Subsidiaries, as the case may be.
Section 6.03    Inspections and Audits.
Permit the Administrative Agent to make or cause to be made (prior to an Event of Default, at the Lenders’ expense and after the occurrence of and during the continuance of an Event of Default, at the Borrower’s expense), inspections and audits of any books, records and papers of any Loan Party or any Subsidiary and to make extracts therefrom and copies thereof, or to make appraisals, inspections and examinations of any properties and facilities of any Loan Party or any Subsidiary, on reasonable notice, at all such reasonable times and as often as any Lender may reasonably require, in order to assure that such Loan Party is and will be in compliance with its obligations under the Loan Documents or to evaluate the investment in the then Total Credit Exposures. Notwithstanding the foregoing, each Loan Party agrees that the Administrative Agent shall be permitted to conduct or cause to be conducted an annual field audit at the Borrower’s expense.
Section 6.04    Maintenance and Repairs.
Cause to be maintained in good repair, working order and condition, subject to normal wear and tear, all material properties and assets from time to time owned by any Loan Party or any Subsidiary and used in or necessary for the operation of its businesses, and make or cause to be made all reasonable repairs, replacements, additions and improvements thereto.
Section 6.05    Continuance of Business.
Do, or cause to be done, all things reasonably necessary to preserve and keep in full force and effect the corporate existence of each Loan Party or any Subsidiary and all permits, rights and privileges necessary for the proper conduct of its business, and continue to engage in the same line of business and comply in all material respects with all Applicable Laws, regulations and orders.
Section 6.06    Copies of Corporate Documents.
Subject to the prohibitions set forth in Section 7.06 and except as publicly disclosed, promptly deliver to the Administrative Agent copies of any amendments or modifications to the certificate of incorporation (or other applicable organizational documents) and by-laws of any Loan Party, certified with respect to the certificate of incorporation (or other organizational documents) by the Secretary of State of its state of incorporation and, with respect to the by-laws, by the secretary or assistant secretary of such corporation.
Section 6.07    Perform Obligations.
Pay and discharge all of the obligations and liabilities of any Loan Party or any Subsidiary, including, without limitation, all taxes, assessments and governmental charges upon its income and properties when due, unless and to the extent only that such obligations, liabilities, taxes, assessments and governmental charges shall be contested in good faith and by appropriate proceedings and that, to the extent required by GAAP, proper and adequate book reserves relating thereto are established by any Loan Party or any Subsidiary, and then only to the extent that a bond is filed in cases where the filing of a bond is necessary to avoid the creation of a Lien against any of its properties.
Section 6.08    Notice of Litigation.
Promptly notify the Administrative Agent (which shall promptly notify each of the Lenders) in writing of any litigation or legal proceeding, other than in the ordinary course of business or, whether or not in the ordinary course of business, involving amounts in excess of $10,000,000, affecting any Loan Party or any Subsidiary whether or not fully covered by insurance, and regardless of the subject matter thereof (excluding, however, any actions relating to workers’ compensation claims or negligence claims relating to use of motor vehicles, if fully covered by insurance, subject to deductibles).
Section 6.09    Financial Covenants.
Have or maintain, with respect to the Parent Guarantor, on a Consolidated basis, as at the last day of each fiscal quarter of the Borrower:
(a)    a Leverage Ratio of not more than 0.60 to 1.00; provided, that, from and after the consummation of a Significant Acquisition, the Leverage Ratio may be increased to not more than 0.65 to 1.00 for the full fiscal quarter in which such Significant Acquisition is consummated and the three (3) consecutive full fiscal quarters immediately succeeding such fiscal quarter, and provided, further, that in no event shall the Leverage Ratio exceed (i) 0.65 to 1.00 at any time or (ii) 0.60 to 1.00 for more than four (4) consecutive fiscal quarters in any consecutive five (5) fiscal quarter period.
(b)    Consolidated Tangible Net Worth of not less than $17,506,087,500.
(c)    a Fixed Charge Coverage Ratio of not less than 1.50 to 1.00.
(d)    an Unsecured Leverage Ratio of not more than 0.60 to 1.00; provided, that, from and after the consummation of a Significant Acquisition, the Unsecured Leverage Ratio may be increased to not more than 0.65 to 1.00 for the full fiscal quarter in which such Significant Acquisition is consummated and the three (3) consecutive full fiscal quarters immediately succeeding such fiscal quarter, and provided, further, that in no event shall the Unsecured Leverage Ratio exceed (i) 0.65 to 1.00 at any time or (ii) 0.60 to 1.00 for more than four (4) consecutive fiscal quarters in any consecutive five (5) fiscal quarter period.
(e)    a Secured Debt Ratio of not more than 0.40 to 1.00.
Section 6.10    Insurance.
(a)    (i) Maintain or cause to be maintained with responsible insurance companies reasonably acceptable to the Administrative Agent such insurance on the properties of each Loan Party or any Subsidiary, in such amounts and against such risks as is customarily maintained by similar businesses and cause each Operator to do so; (ii) file with the Administrative Agent upon its request a detailed list of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby; and (iii) within 10 days after notice in writing from the Administrative Agent, obtain such additional insurance as the Administrative Agent may reasonably request; and
(b)    Carry all insurance available through the PBGC or any private insurance companies covering its obligations to the PBGC.
Section 6.11    Notice of Certain Events.
(a)    Promptly notify the Administrative Agent in writing of the occurrence of any Reportable Event, as defined in Section 4043 of ERISA, if a notice of such Reportable Event is required under ERISA to be delivered to the PBGC within 30 days after the occurrence thereof, together with a description of such Reportable Event and a statement of the action such Loan Party or the applicable ERISA Affiliate intends to take with respect thereto, together with a copy of the notice thereof given to the PBGC.
(b)    Promptly notify the Administrative Agent in writing if any Loan Party or an ERISA Affiliate receives an assessment of withdrawal liability in connection with a complete or partial withdrawal with respect to any Multiemployer Plan, together with a statement of the action that such Loan Party or such ERISA Affiliate intends to take with respect thereto.
(c)    Promptly notify the Administrative Agent in writing if any Loan Party or any Subsidiary receives: (i) any notice of any violation or administrative or judicial complaint or order having been filed or about to be filed against any Loan Party alleging material violations of any Environmental Law, or (ii) any notice from any governmental body or any other Person alleging that any Loan Party or any Subsidiary is or may be subject to any material Environmental Liability; and promptly upon receipt thereof, provide the Administrative Agent with a copy of such notice together with a statement of the action such Loan Party or Subsidiary intends to take with respect thereto.
(d)    Promptly notify the Administrative Agent in writing of any change in the information provided in any Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in such certificate.

Section 6.12    Comply with ERISA.
Comply with all applicable provisions of ERISA and the Code now or hereafter in effect, the failure to comply with which would cause a Material Adverse Effect.
Section 6.13    Environmental Compliance.
Operate or cause to be operated all property owned, operated or leased by any Loan Party and the Subsidiaries in compliance with all Environmental Laws, such that no Environmental Liability arises under any Environmental Laws, which would result in a Lien on any property of any of them.
Section 6.14    Maintenance of REIT Status;
Listing on National Securities Exchange.
The Parent Guarantor shall maintain its status as a REIT, operate its business at all times so as to satisfy all requirements necessary to qualify and maintain the Parent Guarantor’s qualification as a real estate investment trust under Sections 856 through 860 of the Code and continue to list the common stock of the Parent Guarantor for trading on a U.S. national securities exchange. Furthermore, the Parent Guarantor will maintain adequate records so as to comply with all record-keeping requirements relating to its qualification as a real estate investment trust as required by the Code and applicable regulations of the Department of the Treasury promulgated thereunder and will properly prepare and timely file with the Internal Revenue Service all returns and reports required thereby.
Section 6.15    Anti-Corruption Laws and Sanctions.
Maintain in effect policies and procedures designed to promote compliance by each Loan Party, its Subsidiaries, and their respective directors, officers, employees, and agents with applicable Sanctions and with the FCPA and any other applicable Anti-Corruption Laws.
Section 6.16    Use of Proceeds.
The proceeds of the Loans hereunder may be used by the Borrower as follows: (a) for the repayment in full of certain outstanding amounts owed under the Existing Credit Agreement, (b) to acquire, directly or indirectly, Health Care Facilities and real estate, whether developed or undeveloped, (c) to extend or acquire loans secured by Mortgages, (d) to finance Construction Investments or for capital improvements to a Health Care Facility or real estate previously financed or owned by the Borrower or a Subsidiary, (e) for investments that are not prohibited under Section 7.08, (f) for the repayment of other outstanding Indebtedness of the Borrower (including under the 2020 Term Loan Agreement) and (g) for working capital and general corporate purposes.
ARTICLE VII

NEGATIVE COVENANTS
Each Loan Party hereby covenants and agrees that on the Closing Date and thereafter until the Facility Termination Date, it shall not, nor shall it permit any Subsidiary to, directly or indirectly:
Section 7.01    Indebtedness.
Create, incur, permit, assume or suffer to exist or have outstanding any Indebtedness of any Loan Party or any of its Subsidiaries, except:
(a)    Indebtedness under the Loan Documents; and
(b)    other Indebtedness; provided that (i) at the time of the incurrence of such Indebtedness and after giving effect thereto (including any Liens associated therewith) no Event of Default has occurred and is continuing or would result therefrom and (ii) with respect to obligations of a Loan Party in respect of Swap Contracts, such Swap Contracts shall be entered into in order to manage existing or anticipated risk and not for speculative purposes.
Section 7.02    Liens.
Create, or assume or permit to exist, any Lien on any of the properties or assets of any Loan Party or any of its Subsidiaries, whether now owned or hereafter acquired, except:
(a)    Liens pursuant to any Loan Document;
(b)    Liens securing Indebtedness permitted under Section 7.01;
(c)    Liens for Taxes not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto, to the extent required by GAAP, are maintained on the books of the applicable Person;
(d)    carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto, to the extent required by GAAP, are maintained on the books of the applicable Person;
(e)    pledges or deposits or other Liens arising in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, or to secure statutory obligations, other than any Lien imposed by ERISA;
(f)    Liens and rights of setoff of banks and securities intermediaries in respect of deposit accounts and securities accounts maintained in the ordinary course of business;
(g)    the interests of lessees and lessors under leases or subleases of, and the interest of managers or operators with respect to, real or personal property made in the ordinary course of business;
(h)    Liens on property where the Parent Guarantor or its Subsidiaries is insured against such Liens by title insurance;
(i)    Liens on property acquired by the Parent Guarantor or any of its Subsidiaries after the date hereof and which are in place at the time such properties are so acquired and not created in contemplation of such acquisition;
(j)    Liens securing assessments or charges payable to a property owner association or similar entity, which assessments are not yet due and payable or are being contested in good faith by appropriate proceedings diligently conducted, and for which adequate reserves with respect thereto, to the extent required by GAAP, are maintained on the books of the applicable Person;
(k)    Liens securing assessment bonds, so long as the Parent Guarantor or its Subsidiaries are not in default under the terms thereof;
(l)    deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature incurred in the ordinary course of business;
(m)    easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

(n)    Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(g) or securing appeal or other surety bonds related to such judgments;
(o)    Liens solely on any cash earnest money deposits made by the Parent Guarantor or any of its Subsidiaries in connection with any letter of intent or purchase agreement;
(p)    assignments to a reverse Section 1031 exchange trust;
(q)    licenses of intellectual property granted in the ordinary course of business;
(r)    Liens on assets of the Parent Guarantor or any of its Subsidiaries securing obligations under Swap Contracts; and
(s)    Purchase money Liens on property acquired or held by the Parent Guarantor or its Subsidiaries in the ordinary course of business, securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property; provided that (i) any such Lien attaches to such property concurrently with or within 20 days after the acquisition thereof, (ii) such Lien attaches solely to the property so acquired in such transaction, (iii) the principal amount of the debt secured thereby does not exceed 100% of the cost of such property, (iv) such Indebtedness is otherwise not prohibited by Section 7.01(b) and (v) the aggregate amount of all such Indebtedness on a Consolidated basis for the Parent Guarantor and its Subsidiaries shall not at any time exceed $20,000,000.00.
Section 7.03    Intentionally Omitted.
Section 7.04    Mergers, Acquisitions.
Merge or consolidate with any Person, or acquire all or substantially all of the assets or any of the capital stock or other equity interests of any Person, unless (a) immediately after giving effect thereto, the Borrower is the surviving entity or the merger or consolidation is a Merger with No Actual Change in Control, and (b) no Default or Event of Default exists or will occur after giving effect thereto.
Section 7.05    Distributions.
Declare or pay any dividends or make any distribution of any kind on any Loan Party’s outstanding stock, or set aside any sum for any such purpose, except that:
(a)    each Loan Party may declare and make dividend payments or other distributions payable solely in its Equity Interests;
(b)    each Loan Party may declare and pay cash dividends or other distributions if, and only if at the time of such payment and after giving effect thereto, no Event of Default shall exist hereunder;
(c)    if a Default or an Event of Default exists or will occur as a result of the dividend payment, each Loan Party may declare and pay dividends or other distributions to the minimum extent necessary (taking into account any dividends or distributions otherwise made including under Section 7.05(b)) to (i) generate the minimum deduction for dividends paid for each Loan Party during each year that would be required to satisfy Section 857(a)(1) of the Code, (ii) allow each Loan Party to avoid any tax imposed under Section 4981 of the Code and (iii) allow the Parent Guarantor to remain in compliance with Section 6.14, which permitted distributions, for the avoidance of doubt, would include distributions from the Borrower to its equity holders in order for the Parent Guarantor to comply with the foregoing;
(d)    to the extent constituting a dividend or other distribution, each Loan Party may redeem the Class A Common Units of the Borrower for cash or Equity Interests of the Parent Guarantor, as applicable; and

(e)    each Loan Party may declare and make cash dividend payments or other cash distributions to another Loan Party.
Section 7.06    Changes in Structure.
Amend, supplement or modify the certificate of incorporation or by-laws (or other applicable organizational documents) of any Loan Party or any Subsidiary in a manner which would be reasonably likely to cause a Material Adverse Effect.
Section 7.07    Disposition of Assets.
Make any Disposition of all or substantially all of the Property held by any Loan Party and its Subsidiaries, taken as a whole, or enter into any agreement to do so, unless at the time of the Disposition and after giving effect thereto, (a) no Default or Event of Default exists and (b) such Disposition is among a Loan Party and its Subsidiaries.
Section 7.08    Investments.
Make or allow:
(a)    Investments in Development Property to exceed, in the aggregate at any one time outstanding, 35% of Consolidated Total Asset Value; or
(b)    Investments in Joint Ventures to exceed, in the aggregate at any one time outstanding, 25% of Consolidated Total Asset Value. For purposes of this Section 7.08(b), the Loan Parties’ aggregate Investment in Joint Ventures will be valued at book value as shown on the consolidated balance sheet of the Parent Guarantor, as determined in accordance with GAAP.
Section 7.09    Fiscal Year.
Change its fiscal year.
Section 7.10    ERISA Obligations.
Permit the establishment of any Employee Benefit Plan or amend any Employee Benefit Plan which establishment or amendment could result in liability to any Loan Party or increase the obligation for post-retirement welfare benefits of such Loan Party and which liability or increase, individually or together with all similar liabilities and increases, has a Material Adverse Effect.
Section 7.11    Sanctions, Anti-Corruption; Use of Proceeds.
Directly or, to its knowledge, indirectly, use the proceeds of any Borrowing or Letter of Credit, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of the FCPA or any other applicable Anti-Corruption Law or (ii) (A) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions, or (B) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in any Borrowing or Letter of Credit, whether as Administrative Agent, Arranger, Lender, underwriter, advisor, investor, or otherwise).
Section 7.12    Transactions with Affiliates.
Except as expressly permitted by this Agreement, directly or indirectly enter into any transaction of any kind with any Affiliate of any Loan Party (other than a Subsidiary), whether or not in the ordinary course of business, except (i) transactions on fair and reasonable terms substantially as favorable to such Loan Party or such

Subsidiary as would be obtainable by such Loan Party or such Subsidiary at the time in a comparable arm’s-length transaction with a Person other than an Affiliate, (ii) payments of compensation, perquisites and fringe benefits arising out of any employment or consulting relationship in the ordinary course of business, (iii) payments permitted by Section 7.05, (iv) transactions between or among a Loan Party or Subsidiary and any wholly-owned (excluding for this purpose any preferred shares or interests that have been issued to permit an entity to qualify as a REIT for US federal income tax purposes) direct or indirect Subsidiary and (v) transactions between a Loan Party or Subsidiary and any “taxable REIT subsidiary” (within the meaning of Section 856(l) of the Code) of any Loan Party or Subsidiary.
Section 7.13    Hazardous Material.
Cause or permit: (i) any Hazardous Material to be placed, held, located released or disposed of on, in, under or at any real property or facility owned, leased or operated by any Loan Party or any Subsidiary or any part thereof, except for such Hazardous Materials that are necessary for any Loan Party’s or any Subsidiary’s or any Operator’s operation of its business thereon and then only to the extent such Hazardous Materials are used, stored, treated and disposed of in compliance with all applicable Environmental Laws or (ii) any real property or facility owned, leased or operated by any Loan Party or any Subsidiary or any part thereof to be used as a collection, storage, treatment or disposal site for any Hazardous Material. Each Loan Party and each Subsidiary acknowledges and agrees that the Administrative Agent and the Lenders shall have no liability or responsibility for either:
(A)    damage, loss or injury to human health, the environment or natural resources caused by the presence, disposal, release or threatened release of Hazardous Materials on any part of any real property or facility owned, leased or operated by such Loan Party or any Subsidiary; or
(B)    abatement and/or clean-up required under any applicable Environmental Laws for a release, threatened release or disposal of any Hazardous Materials located at any real property or facility owned, leased or operated by such Loan Party or any Subsidiary or used by or in connection with such Loan Party’s or any Subsidiary’s or any Operator’s business.
ARTICLE VIII

EVENTS OF DEFAULT AND REMEDIES
Section 8.01    Events of Default.
Any of the following shall constitute an “Event of Default”:
(a)    Payments. Failure by the Borrower or any other Loan Party to make, in the currency required hereunder, (i) when and as required to be paid herein, any payment or mandatory prepayment of principal of any Loan or any reimbursement obligation in respect of any Letter of Credit or (ii) within three (3) Business Days after the same becomes due, interest on any Loan or any reimbursement obligation in respect of any Letter of Credit or (iii) to make any payment of any fee or any other amount payable hereunder; or
(b)    Certain Covenants. Failure by the Borrower or any other Loan Party to perform or observe any of the agreements of such Loan Party contained in Section 6.01(i), Section 6.09 or Article VII; or
(c)    Other Covenants. Failure by the Borrower or any other Loan Party to perform or observe any other term, condition or covenant of this Agreement or of any of the other Loan Documents to which it is a party, which shall remain unremedied for a period of 30 days (or 60 days if such failure is susceptible of being remedied within 60 days and such Loan Party or its Subsidiaries, as applicable, are diligently proceeding to remedy such failure) after notice thereof shall have been given to the Loan Parties by the Administrative Agent; or
(d)    Cross Defaults. (i) The Borrower, the Parent Guarantor or any of their respective Subsidiaries (after giving effect to any notice or grace periods applicable thereto), with respect to any Recourse Indebtedness having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any such Recourse Indebtedness, or (B) fails to observe or perform any other agreement or condition relating to any such Recourse Indebtedness contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which failure to observe or perform or other event is to cause, or to permit the holder or holders of such Recourse Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, such Recourse Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Recourse Indebtedness to be made, prior to its stated maturity, provided that clauses (A) and (B) shall not apply to secured Recourse Indebtedness that becomes due and payable as a result of the voluntary sale or transfer of the property or assets securing such Recourse Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Recourse Indebtedness; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which any Loan Party or any of its Subsidiaries is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which any Loan Party or any of its Subsidiaries is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by such Loan Party or such Subsidiary as a result thereof is greater than the Threshold Amount; provided that clause (ii)(B) shall not apply to any early payment requirement or unwinding or termination with respect to any Swap Contract not arising out of a default by any Loan Party or any of its Subsidiaries to the extent that such Swap Termination Value owed has been paid in full by any Loan Party or any of its Subsidiaries when due; or
(e)    Representations and Warranties. Any representation or warranty made in writing or deemed made to the Lenders or the Administrative Agent in any of the Loan Documents or in connection with the making of the Loans, or any certificate, statement or report made or delivered in compliance with this Agreement, shall have been false or misleading in any material respect when made, deemed made or delivered; or
(f)    Bankruptcy.
(i)    Any Loan Party shall make an assignment for the benefit of creditors, file a petition in bankruptcy, be adjudicated insolvent, petition or apply to any tribunal for the appointment of a receiver, custodian, or any trustee for it or a substantial part of its assets, or shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, or any Loan Party shall take any corporate action to authorize any of the foregoing actions; or there shall have been filed any such petition or application, or any such proceeding shall have been commenced against it, that remains undismissed for a period of 60 days or more; or any order for relief shall be entered in any such proceeding; or any Loan Party by any act or omission shall indicate its consent to, approval of or acquiescence in any such petition, application or proceeding or the appointment of a custodian, receiver or any trustee for it or any substantial part of its properties, or shall suffer any custodianship, receivership or trusteeship to continue undischarged for a period of 30 days or more; or
(ii)    Any Loan Party shall generally not pay its debts as such debts become due; or
(iii)    Any Loan Party shall have concealed, removed, or permitted to be concealed or removed, any part of its property, with intent to hinder, delay or defraud its creditors or any of them or made or suffered a transfer of any of its property that may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or shall have made any transfer of its property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid; or shall have suffered or permitted, while insolvent, any creditor to obtain a Lien upon any of its property through legal proceedings or distraint that is not vacated within 30 days from the date thereof; or
(g)    Judgments. There is entered against any Loan Party or any of its Subsidiaries (i) a final judgment or order that has not been discharged for the payment of money in an aggregate amount exceeding $150,000,000 (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary final judgments that have not been discharged and that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of thirty (30) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or
(h)    ERISA.
(i)    The termination of any Plan or the institution by the PBGC of proceedings for the involuntary termination of any Plan, in either case, by reason of, or that results or could result in, a “material accumulated funding deficiency” under Section 412 of the Code; or
(ii)    Failure by any Loan Party or any Subsidiary to make required contributions, in accordance with the applicable provisions of ERISA, to each of the Plans hereafter established or assumed by it, that has, or could reasonably be expected to have, a Material Adverse Effect; or
(i)    Change of Control. There occurs any Change of Control; or
(j)    [Reserved]; or
(k)    Invalidity of Loan Documents. Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all Obligations arising under the Loan Documents, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any material provision of any Loan Document; or any Loan Party or any other Person denies that it has any or further liability or obligation under any provision of any Loan Document, or purports to revoke, terminate or rescind any material provision of any Loan Document.
Without limiting the provisions of Article IX, if a Default or an Event of Default shall have occurred, then such Default or Event of Default will continue to exist until it either is cured (to the extent specifically permitted) in accordance with the Loan Documents or is otherwise expressly waived by the requisite Appropriate Lenders (in their sole discretion) or the Administrative Agent (with the approval of requisite Appropriate Lenders (in their sole discretion)) as determined in accordance with Section 11.01.
Section 8.02    Remedies upon Event of Default.
If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:
(a)    declare the Commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;
(b)    declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Loan Parties;
(c)    require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the Minimum Collateral Amount with respect thereto); and
(d)    exercise on behalf of itself, the Lenders and the L/C Issuer all rights and remedies available to it, the Lenders and the L/C Issuer under the Loan Documents or Applicable Law or equity;
provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to any Loan Party under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Loan Parties, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.
Section 8.03    Application of Funds.
After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02) or if at any time insufficient funds are received by and available to the Administrative Agent to pay fully all Obligations then due hereunder, any amounts received on account of the Obligations shall, subject to the provisions of Sections 2.14 and 2.15, be applied in the following order:
First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;
Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuer (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuer arising under the Loan Documents and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;
Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, L/C Borrowings and other Obligations arising under the Loan Documents, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Third payable to them;
Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Fourth held by them;
Fifth, to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by the Borrower pursuant to Sections 2.03 and 2.14; and
Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.
Subject to Sections 2.03(c) and 2.14, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.
ARTICLE IX

ADMINISTRATIVE AGENT
Section 9.01    Appointment and Authority.
Each of the Lenders and the L/C Issuer hereby irrevocably appoints, designates and authorizes KeyBank National Association to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuer, and the Borrower shall not have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.
Section 9.02    Rights as a Lender.
The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust, financial, advisory, underwriting or other business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders or to provide notice to or, except as required hereby, consent of the Lenders with respect thereto.
Section 9.03    Exculpatory Provisions.
The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent and its Related Parties:
(a)    shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(b)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or Applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and
(c)    shall not, except as expressly set forth herein and in the other Loan Documents, have any duty or responsibility to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.
Neither the Administrative Agent nor any of its Related Parties shall be liable for any action taken or not taken by the Administrative Agent under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby or thereby (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary), or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. Any such action taken or failure to act pursuant to the foregoing shall be binding on all Lenders. The Administrative Agent shall not be deemed to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by the Borrower, a Lender or the L/C Issuer.

Neither the Administrative Agent nor any of its Related Parties has any duty or obligation to any Lender or participant or any other Person to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by any Loan Document, (v) the value or the sufficiency of any collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
Section 9.04    Reliance by Administrative Agent.
The Administrative Agent shall be entitled to rely upon, and shall be fully protected in relying and shall not incur any liability for relying upon, any notice, request, certificate, communication, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall be fully protected in relying and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. For purposes of determining compliance with the conditions specified in Section 4.01 and in Section 4.02, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the Closing Date or proposed date of a Credit Extension, as applicable, specifying its objections.
Section 9.05    Delegation of Duties.
The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Facilities as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.
Section 9.06    Resignation of Administrative Agent.
(a)    Notice. The Administrative Agent may at any time resign as Administrative Agent upon thirty (30) days’ notice to the Lenders, the L/C Issuer and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower (provided no such consultation shall be required if an Event of Default has occurred and is continuing), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment prior to the effective date of the resignation that the Administrative Agent gives (the “Resignation

Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective.
(b)    Effect of Resignation. With effect from the Resignation Effective Date (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuer under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) except for any indemnity payments or other amounts then owed to the retiring Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Administrative Agent (other than as provided in Section 3.01(h) and other than any rights to indemnity payments or other amounts owed to the retiring Administrative Agent as of the Resignation Effective Date), and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 11.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (i) while the retiring Administrative Agent was acting as Administrative Agent and (ii) after such resignation for as long as any of them continues to act in any capacity hereunder or under the other Loan Documents, including, without limitation, in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent.
(c)    L/C Issuer. Any resignation by KeyBank National Association as Administrative Agent pursuant to this Section shall also constitute its resignation as L/C Issuer. If KeyBank National Association resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto, including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c). Upon the appointment by the Borrower of a successor L/C Issuer hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer, (ii) the retiring L/C Issuer shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents and (iii) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to KeyBank National Association to effectively assume the obligations of KeyBank National Association with respect to such Letters of Credit.
Section 9.07    Non-Reliance on Administrative Agent and Other Lenders.
Each Lender, and the L/C Issuer, acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Section 9.08    No Other Duties, Etc.
Anything herein to the contrary notwithstanding, none of the Persons having any of the titles listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, an Arranger, a Lender or the L/C Issuer hereunder.
Section 9.09    Administrative Agent May File Proofs of Claim.
In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to the Borrower, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and L/C Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under Sections 2.03(h) and (i), 2.09 and 10.04) allowed in such judicial proceeding; and
(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.04.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the rights of any Lender or the L/C Issuer or to authorize the Administrative Agent to vote in respect of the claim of any Lender or the L/C Issuer or in any such proceeding.
Section 9.10    Erroneous Payments.
(a)    If the Administrative Agent notifies a Lender or L/C Issuer, or any Person who has received funds on behalf of a Lender or L/C Issuer (any such Lender, L/C Issuer or other recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, L/C Issuer or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Lender or L/C Issuer shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.
(b)    Without limiting immediately preceding clause (a), each Lender or L/C Issuer, or any Person who has received funds on behalf of a Lender or L/C Issuer, hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender or L/C Issuer, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:
(i)    (A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and
(ii)    such Lender or L/C Issuer shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 9.10(b).
(c)    Each Lender or L/C Issuer hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender or L/C Issuer under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender or L/C Issuer from any source, against any amount due to the Administrative Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement.
(d)    In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (a), from any Lender or L/C Issuer that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender or L/C Issuer at any time, (i) such Lender or L/C Issuer shall be deemed to have assigned its Loans (but not its Commitments) with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Assumption (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to the Platform as to which the Administrative Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Lender or L/C Issuer shall deliver any Notes evidencing such Loans to the Borrower or the Administrative Agent, (ii) the Administrative Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender or L/C Issuer, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender or assigning L/C Issuer shall cease to be a Lender or L/C Issuer, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender or assigning L/C Issuer and (iv) the Administrative Agent may reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. The Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender or L/C Issuer shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender or L/C Issuer (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender or L/C Issuer and such Commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that the Administrative Agent has sold a Loan (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Lender or L/C Issuer under the Loan Documents with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”).
(e)    The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower for the purpose of making such Erroneous Payment.
(f)    To the extent permitted by Applicable Law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.
(g)    Each party’s obligations, agreements and waivers under this Section 9.10 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender or L/C Issuer, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.
Section 9.11    Certain ERISA Matters.
(a)    Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of any Loan Party, that at least one of the following is and will be true:
(i)    such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments, or this Agreement,
(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84–14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95–60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90–1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91–38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96–23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or
(iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84–14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84–14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84–14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement.
(b)    In addition, unless either (1) clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of any Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

ARTICLE X

CONTINUING GUARANTY
Section 10.01     Guaranty.
Each Guarantor hereby absolutely and unconditionally, jointly and severally guarantees, as primary obligor and as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of any and all Obligations (for each Guarantor, subject to the proviso in this sentence, its “Guaranteed Obligations”); provided that (a) the Guaranteed Obligations of a Guarantor shall exclude any Excluded Swap Obligations with respect to such Guarantor and (b) the liability of each Guarantor individually with respect to this Guaranty shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the Bankruptcy Code of the United States or any comparable provisions of any applicable state law or other Applicable Law. Without limiting the generality of the foregoing, the Guaranteed Obligations shall include any such indebtedness, obligations, and liabilities, or portion thereof, which may be or hereafter become unenforceable or compromised or shall be an allowed or disallowed claim under any proceeding or case commenced by or against any debtor under any Debtor Relief Laws. The Administrative Agent’s books and records showing the amount of the Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon each Guarantor, and conclusive for the purpose of establishing the amount of the Obligations. This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Obligations or any instrument or agreement evidencing any Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Obligations which might otherwise constitute a defense to the obligations of the Guarantors, or any of them, under this Guaranty, and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing (other than a defense as to the payment in full of the Guaranteed Obligations).
Section 10.02     Rights of Lenders.
Each Guarantor consents and agrees that the Administrative Agent, the L/C Issuer and each the other Lenders may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Obligations or any part thereof; (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment of this Guaranty or any Obligations; (c) apply such security and direct the order or manner of sale thereof as the Administrative Agent, the L/C Issuer or any of the Lenders in their sole discretion may determine; and (d) release or substitute one or more of any endorsers or other guarantors of any of the Obligations. Without limiting the generality of the foregoing, each Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of such Guarantor under this Guaranty or which, but for this provision, might operate as a discharge of such Guarantor.
Section 10.03     Certain Waivers.
Each Guarantor waives (a) any defense arising by reason of any disability or other defense of the Borrower or any other guarantor, or the cessation from any cause whatsoever (including any act or omission of the Administrative Agent, the L/C Issuer or any other Lender) of the liability of the Borrower or any other Loan Party (other than as to the payment in full of the Guaranteed Obligations); (b) any defense based on any claim that such Guarantor’s obligations exceed or are more burdensome than those of the Borrower or any other Loan Party; (c) the benefit of any statute of limitations affecting any Guarantor’s liability hereunder; (d) any right to proceed against the Borrower or any other Loan Party, proceed against or exhaust any security for the Obligations, or pursue any other remedy in the power of the Administrative Agent, the L/C Issuer or any other Lender whatsoever; (e) any benefit of and any right to participate in any security now or hereafter held by the Administrative Agent, the L/C Issuer or any other Lender; and (f) to the fullest extent permitted by law, any and all other defenses or benefits that may be derived from or afforded by Applicable Law limiting the liability of or exonerating guarantors or sureties (other than as to the payment in full of the Guaranteed Obligations). Each Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Obligations.
Section 10.04     Obligations Independent.
The obligations of each Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Obligations and the obligations of any other guarantor, and a separate action may be brought against each Guarantor to enforce this Guaranty whether or not the Borrower or any other person or entity is joined as a party.
Section 10.05     Subrogation.
No Guarantor shall exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Guaranty until all of the Obligations have been paid in full in cash and the Aggregate Commitments and the Facilities are terminated. If any amounts are paid to a Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Administrative Agent, the L/C Issuer and the other Lenders and shall forthwith be paid to the Administrative Agent, the L/C Issuer and the other Lenders to reduce the amount of the Obligations, whether matured or unmatured.
Section 10.06     Termination; Reinstatement.
This Guaranty is a continuing and irrevocable guaranty of all Guaranteed Obligations now or hereafter existing and shall remain in full force and effect until the earlier of (i) the Facility Termination Date and (ii) the release of the applicable Guarantor pursuant to Section 10.12 or Section 11.01(f), as applicable. Notwithstanding the foregoing, this Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of the Borrower or a Guarantor is made, or any of the Administrative Agent, the L/C Issuer or the other Lenders exercises its right of setoff, in respect of the Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by any of the Administrative Agent, the L/C Issuer or the other Lenders in their discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not the Administrative Agent, the L/C Issuer or the other Lenders are in possession of or have released this Guaranty and regardless of any prior revocation, rescission, termination or reduction. The obligations of each Guarantor under this Section 10.06 shall survive termination of this Guaranty.

Section 10.07     Stay of Acceleration.
If acceleration of the time for payment of any of the Obligations is stayed, in connection with any case commenced by or against a Guarantor or the Borrower under any Debtor Relief Laws, or otherwise, all such amounts shall nonetheless be payable by each Guarantor, jointly and severally, immediately upon demand by the Administrative Agent or the Lenders.
Section 10.08     Condition of Borrower.
Each Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from the Borrower and any other guarantor such information concerning the financial condition, business and operations of the Borrower and any such other guarantor as such Guarantor requires, and that none of the Administrative Agent, the L/C Issuer or any other Lender has any duty, and such Guarantor is not relying on the Administrative Agent, the L/C Issuer or any other Lender at any time, to disclose to it any information relating to the business, operations or financial condition of the Borrower or any other guarantor (each Guarantor waiving any duty on the part of the Administrative Agent, the L/C Issuer or any other Lender to disclose such information and any defense relating to the failure to provide the same).
Section 10.09     Appointment of Borrower.
Each of the Loan Parties hereby appoints the Borrower to act as its agent for all purposes of this Agreement, the other Loan Documents and all other documents and electronic platforms entered into in connection herewith and agrees that any notice or communication delivered by the Administrative Agent, L/C Issuer or a Lender to the Borrower shall be deemed delivered to each Loan Party.
Section 10.10     Right of Contribution.
The Guarantors agree among themselves that, in connection with payments made hereunder, each Guarantor shall have contribution rights against the other Guarantors as permitted under Applicable Law.
Section 10.11     Keepwell.
Each Loan Party that is a Qualified ECP Guarantor at the time the Guaranty or the grant of a Lien under the Loan Documents, in each case, by any Loan Party becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Loan Party with respect to such Swap Obligation as may be needed by such Loan Party from time to time to honor all of its obligations under the Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Article X voidable under Applicable Law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this Section 10.11 shall remain in full force and effect until the Obligations have been indefeasibly paid and performed in full. Each Loan Party intends this Section 10.11 to constitute, and this Section 10.11 shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Loan Party for all purposes of the Commodity Exchange Act.
Section 10.12     Discharge of Guaranty Upon Sale of a Guarantor.
Upon the sale or other disposition of a Guarantor to any Person (other than a Loan Party) that is permitted by the Credit Agreement or to which the Lenders have otherwise consented in accordance with Section 11.01 below, as applicable, such Guarantor shall be automatically released from this Guaranty and the Administrative Agent shall execute and deliver such releases and other documents of such Guarantor as may be reasonably requested by a Loan Party.

ARTICLE XI

MISCELLANEOUS
Section 11.01    Amendments, Etc.
No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders) and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:
(a)    extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender (it being understood and agreed that a waiver of any condition precedent in Section 4.02 or of any Default or a mandatory reduction in Commitments is not considered an extension or increase in Commitments of any Lender);
(b)    postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under such other Loan Document without the written consent of each Lender entitled to such payment;
(c)    reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the second proviso to this Section 11.01) any fees or other amounts payable hereunder or under any other Loan Document or change the form or currency of payment, without the written consent of each Lender entitled to such amount or directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary (i) to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest or Letter of Credit Fees at the Default Rate or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder;
(d)    change (i) Section 8.03 or Section 2.13 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender or (ii) Section 2.12(f) in a manner that would alter the pro rata application required thereby without the written consent of each Lender directly affected thereby;
(e)    change any provision of this Section 11.01 or the definition of “Required Lenders” or “Required Alternative Currency Tranche Revolving Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or thereunder or make any determination or grant any consent hereunder or thereunder, without the written consent of each Lender;
(f)    release all or substantially all of the value of the Guaranteed Obligations of the Guarantors under the Guaranty (except as provided herein) without the written consent of each Lender;
(g)    release the Borrower or permit the Borrower to assign or transfer any of its rights or obligations under this Agreement or the other Loan Documents without the written consent of each Lender; or
(h)    impose any greater restriction on the ability of any Lender under a Facility to assign any of its rights or obligations hereunder without the written consent of the Required Lenders under such Facility;
and provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) [intentionally omitted]; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the

Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (iv) any fee letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, (A) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender, or all Lenders or each affected Lender under a Facility, may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (1) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (2) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender, or all Lenders or each affected Lender under a Facility, that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender; (B) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code of the United States supersede the unanimous consent provisions set forth herein and (C) the Required Lenders shall determine whether or not to allow the Borrower to use Cash Collateral in the context of a bankruptcy or insolvency proceeding and such determination shall be binding on all of the Lenders.
Notwithstanding anything to the contrary herein the Administrative Agent may, with notice to the Lenders and the prior written consent of the Borrower only, amend, modify or supplement this Agreement or any of the other Loan Documents to cure any ambiguity, omission, mistake, defect or inconsistency.
If any Lender does not consent to a proposed amendment, waiver, consent or release with respect to any Loan Document that requires the consent of each Lender and that has been approved by the Required Lenders, the Borrower may replace such Non-Consenting Lender in accordance with Section 11.13; provided that such amendment, waiver, consent or release can be effected as a result of the assignment contemplated by such Section (together with all other such assignments required by the Borrower to be made pursuant to this paragraph).
Section 11.02    Notices; Effectiveness; Electronic Communications.
(a)    Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax transmission or other electronic mail transmission as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(i)    if to the Borrower or any other Loan Party, the Administrative Agent or the L/C Issuer, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 1.01(a); and
(ii)    if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrower).
Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by fax transmission or other electronic mail transmission shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b).
(b)    Electronic Communications. Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including electronic mail address and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Article II if such Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent, the L/C Issuer or the Borrower may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an electronic mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return electronic mail address or other written acknowledgement) and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its electronic mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.
(c)    The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic platform or electronic messaging service, or through the Internet.
(d)    Change of Address, Etc. Each of the Borrower, the Administrative Agent and the L/C Issuer may change its address, facsimile number or telephone number or electronic mail address for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, facsimile number or telephone number or electronic mail address for notices and other communications hereunder by notice to the Borrower, the Administrative Agent and the L/C Issuer. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one (1) individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and Applicable Law, including United States federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States federal or state securities laws.
(e)    Reliance by Administrative Agent, L/C Issuer and Lenders. The Administrative Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic or electronic Loan Notices and Letter of Credit Applications) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.
Section 11.03    No Waiver; Cumulative Remedies; Enforcement.
No failure by any Lender, the L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against any Loan Party shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders and the L/C Issuer; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) the L/C Issuer from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 11.08 (subject to the terms of Section 2.13), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.
Section 11.04    Expenses; Indemnity; Damage Waiver.
(a)    Costs and Expenses. Each Loan Party shall, jointly and severally, pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable and documented fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Lender or the L/C Issuer (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the L/C Issuer), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.
(b)    Indemnification by the Loan Parties. Each Loan Party shall, jointly and severally, indemnify the Administrative Agent (and any sub-agent thereof), each Arranger, each Lender and the L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any Person (including any Loan Party) arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials at, on, under, in, to or from any real property or facility currently or formerly owned, leased or operated by any Loan Party or any of its Subsidiaries, or any Environmental Liability related in any way to any Loan Party or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Loan Party or any of such Loan Party’s directors, shareholders or creditors, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. Without limiting the provisions of Section 3.01(d), this Section 11.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
(c)    Reimbursement by Lenders. To the extent that the Loan Parties for any reason fail to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), the L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the L/C Issuer or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposure at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), provided, further that, the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or the L/C Issuer in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).
(d)    Waiver of Consequential Damages, Etc. To the fullest extent permitted by Applicable Law, each Loan Party shall not assert, and each Loan Party hereby waives, and acknowledges that no other Person shall have, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.
(e)    Payments. All amounts due under this Section shall be payable not later than ten (10) Business Days after demand therefor.
(f)    Survival. The agreements in this Section and the indemnity provisions of Section 11.02(e) shall survive the resignation of the Administrative Agent and the L/C Issuer, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

Section 11.05    Payments Set Aside.
To the extent that any payment by or on behalf of any Loan Party is made to the Administrative Agent, the L/C Issuer or any Lender, or the Administrative Agent, the L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred and (b) each Lender and the L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect, in the applicable currency of such recovery or payment. The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.
Section 11.06    Successors and Assigns.
(a)    Successors and Assigns Generally. The provisions of this Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns permitted hereby, except neither the Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each of the Lenders and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment, or grant of a security interest, subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitment(s) and the Loans (including for purposes of this subsection (b), participations in L/C Obligations) at the time owing to it); provided that (in each case with respect to any Facility) any such assignment shall be subject to the following conditions:
(i)    Minimum Amounts.
(A)    in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment under any Facility and/or the Loans at the time owing to it (in each case with respect to any Facility) or contemporaneous assignments to related Approved Funds (determined after giving effect to such assignments) that equal at least the amount specified in paragraph (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
(B)    in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than (x) $5,000,000, in the case of any assignment in respect of the Revolving Facility or the U.S. Term Facility, and (y) CAD 5,000,000, in the case of any assignment in respect of the Canadian Term

Facility, in each case unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).
(ii)    Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement and the other Loan Documents with respect to the Loans and/or the Commitment assigned.
(iii)    Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:
(A)    the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to an Affiliate of the assigning Lender or an Approved Fund of the assigning Lender; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof; and provided, further, that the Borrower’s consent shall not be required during the primary syndication of the Facilities;
(B)    the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (1) any unfunded Term Commitment or any Revolving Commitment if such assignment is to a Person that is not a Lender with a Commitment in respect of the applicable Facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (2) any Term Loan to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund of a Lender; and
(C)    the consent of the L/C Issuer (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of a Revolving Commitment.
(iv)    Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $5,000; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
(v)    No Assignment to Certain Persons. No such assignment shall be made to (A) the Borrower or any of the Borrower’s Affiliates or Subsidiaries, (B) any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural person).
(vi)    Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by such Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (A) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the L/C Issuer or any Lender hereunder (and interest accrued thereon) and (B) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under Applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment); provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.
(c)    Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(d)    Participations. Any Lender may at any time, without the consent of the Borrower and the Administrative Agent, sell participations to any Person (other than a natural Person or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person, a Defaulting Lender or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitments and/or the Loans (including such Lender’s participations in L/C Obligations) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 11.04(c) without regard to the existence of any participations.
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of a Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 11.01 that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section (it being understood that the documentation required under Section 3.01(f) shall be delivered to the Lender who sells the participation) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 3.06 and 10.13 as if it were an assignee under paragraph (b) of this Section and (B) shall not be entitled to receive any greater payment under Sections 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 3.06 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(e)    Certain Pledges. Any Lender may at any time pledge or assign, or grant a security interest in, all or any portion of its rights under this Agreement (including under its Note or Notes, if any) to secure obligations of such Lender, including any pledge or assignment, or grant of a security interest, to secure obligations to a Federal Reserve Bank or any central bank having jurisdiction over such Lender; provided that no such pledge or assignment, or grant of a security interest, shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee or grantee for such Lender as a party hereto.
(f)    Resignation as L/C Issuer after Assignment. Notwithstanding anything to the contrary contained herein, if at any time KeyBank National Association assigns all of its Revolving Commitment and Revolving Loans pursuant to subsection (b) above, KeyBank National Association may, upon thirty (30) days’ notice to the Borrower and the Lenders, resign as L/C Issuer. In the event of any such resignation as L/C Issuer, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer hereunder, in each case, who agrees to act in such capacity; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of KeyBank National Association as L/C Issuer. If KeyBank National Association resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). Upon the appointment of, and acceptance by, a successor L/C Issuer, (A) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer and (B) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to KeyBank National Association to effectively assume the obligations of KeyBank National Association with respect to such Letters of Credit whereupon such substitute letters of credit or other arrangements shall be deemed to be, and the Letters of Credit issued by the retiring L/C Issuer shall cease to be, Letters of Credit hereunder.
Section 11.07    Treatment of Certain Information; Confidentiality.
(a)    Treatment of Certain Information. Each of the Administrative Agent, the Lenders and the L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its Related Parties and service providers (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties or service providers (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (iii) to the extent required by Applicable Laws or regulations or by any subpoena or similar legal process, (iv) to any other party hereto, (v) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 2.16, 2.17 or 2.18 or (B) any actual or prospective party

(or its Related Parties and service providers) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder, (vii) on a confidential basis to (A) any rating agency in connection with rating the Borrower or its Subsidiaries or the credit facilities provided hereunder or (B) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, (viii) with the consent of the Borrower or to the extent such Information (1) becomes publicly available other than as a result of a breach of this Section or (2) becomes available to the Administrative Agent, any Lender, the L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower. For purposes of this Section, “Information” means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the L/C Issuer on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary, provided that, in the case of information received from the Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
(b)    Non-Public Information. Each of the Administrative Agent, the Lenders and the L/C Issuer acknowledges that (i) the Information may include material non-public information concerning any Loan Party or any of its Subsidiaries, as the case may be, (ii) it has developed compliance procedures regarding the use of material non-public information and (iii) it will handle such material non-public information in accordance with Applicable Law, including United States federal and state securities Laws.
(c)    Press Releases. The Loan Parties and their respective Affiliates agree that they will not in the future issue any press releases using the name of the Administrative Agent or any Lender or their respective Affiliates or referring to this Agreement or any of the other Loan Documents without the prior written consent of the Administrative Agent or such Lender, not to be unreasonably withheld, unless (and only to the extent that) the Loan Parties or such Affiliate is required to do so under law and then, in any event the Loan Parties or such Affiliate will consult with such Person before issuing such press release; provided that the Borrower may issue any such press release without the prior written consent of the Administrative Agent or such Lender if such press release contains substantially similar information as the information contained in a press release previously approved by the Administrative Agent or such Lender, including, but not limited to, the press release to be issued announcing the execution and delivery of this Agreement.
(d)    Customary Advertising Material. The Administrative Agent and the Lenders agree that they will not use the name, product photographs, logo or trademark of the Loan Parties for any advertising material relating to the transactions contemplated hereby without the prior written consent of the Loan Parties, not to be unreasonably withheld.
Section 11.08    Right of Setoff.
If an Event of Default shall have occurred and be continuing, each Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of the applicable Loan Party against any and all of the obligations of such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or the L/C Issuer or their respective Affiliates, irrespective of whether or not such Lender, the L/C Issuer or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of such Loan Party may be contingent or unmatured, secured or unsecured, or are owed to a branch, office or Affiliate of such Lender or the L/C Issuer different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.15 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the

L/C Issuer and the Lenders. The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have. Each Lender and the L/C Issuer agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.
Section 11.09    Interest Rate Limitation.
Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by Applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by Applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
Section 11.10    Counterparts; Integration; Effectiveness.
This Agreement and each of the other Loan Documents may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent or the L/C Issuer, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement or any other Loan Document, or any certificate delivered thereunder, by fax transmission or other electronic mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement or such other Loan Document or certificate. Without limiting the foregoing, to the extent a manually executed counterpart is not specifically required to be delivered under the terms of any Loan Document, upon the request of any party, such fax transmission or electronic mail transmission shall be promptly followed by such manually executed counterpart.
Section 11.11    Survival of Representations and Warranties.
All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.
Section 11.12    Severability.
If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent or the L/C Issuer, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.
Section 11.13    Replacement of Lenders.
If the Borrower is entitled to replace a Lender pursuant to the provisions of Section 3.06, or if any Lender is a Defaulting Lender or a Non-Consenting Lender or if any other circumstance exists hereunder that gives the Borrower the right to replace a Lender as a party hereto, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.04) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:
(a)    the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 11.06(b);
(b)    such Lender shall have received payment of an amount equal to 100% of the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);
(c)    in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;
(d)    such assignment does not conflict with Applicable Laws; and
(e)    in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
Section 11.14    Governing Law; Jurisdiction; Etc.
(a)    GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
(b)    SUBMISSION TO JURISDICTION. THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER AT LAW OR IN EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, THE L/C ISSUER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO

IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(c)    WAIVER OF VENUE. THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(d)    SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
Section 11.15    Waiver of Jury Trial.
EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
Section 11.16    No Advisory or Fiduciary Responsibility.
In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower and each other Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a) (i) the arranging and other services regarding this Agreement provided by the Administrative Agent and any Affiliate thereof, the Arrangers - Revolving A Facility, the Arrangers - Revolving B Facility and Term Facilities and the Lenders are arm’s-length commercial transactions between the Borrower and each other Loan Party and its Affiliates, on the one hand, and the Administrative Agent and, as applicable, its Affiliates and the Lenders and their Affiliates (collectively, solely for purposes of this Section, the “Lenders”), on the other hand, (ii) the Borrower and each other Loan Party has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate and (iii) the Borrower and each other Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (b) (i) the Administrative Agent and its Affiliates and each Lender each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary, for Borrower or any other Loan Party or any of its Affiliates, or any other Person and (ii) neither the Administrative Agent, any of its Affiliates nor any Lender has any obligation to the Borrower or any other Loan Party or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (c) the Administrative Agent and its Affiliates and the Lenders may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and each other Loan Party and its Affiliates, and neither the Administrative Agent, any of its Affiliates nor any Lender has any obligation to disclose any of such interests to the Borrower or any other Loan Party or any of its Affiliates. To the fullest extent permitted by law, the Borrower and each other Loan Party hereby waives and releases any claims that it may have against the Administrative Agent, any of its Affiliates or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transactions contemplated hereby.
Section 11.17    Electronic Execution of Assignments and Certain Other Documents.
The words “delivery”, “execute,” “execution,” “signed,” “signature,” and words of like import in this Agreement, any Assignment and Assumption or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it; provided further without limiting the foregoing, upon the request of the Administrative Agent, any electronic signature shall be promptly followed by such manually executed counterpart.
Section 11.18    Automatic Alternative Currency Conversion.
If an Automatic Alternative Currency Conversion Trigger shall occur, the Outstanding Amount of all Revolving Loans denominated in an Alternative Currency and the Outstanding Amount of all Letters of Credit denominated in an Alternative Currency shall, automatically and with no further action required, be converted into the Dollar Equivalent of such amounts, determined by the Administrative Agent or the L/C Issuer, as the case may be, on the basis of the Spot Rate determined on the Automatic Alternative Currency Conversion Date, and on and after such date all amounts accruing and owed to the Lenders in respect of the Outstanding Amount of such Revolving Loans and such Letters of Credit shall accrue and be payable in Dollars at the rate otherwise applicable hereunder.
Section 11.19    Judgment Currency.
If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or under any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrower and each other Loan Party in respect of any such sum due from it to the Administrative Agent, the L/C Issuer or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender from the Borrower or any other Loan Party in the Agreement Currency, the Borrower and each other Loan Party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative

Agent, the L/C Issuer or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent, the L/C Issuer or such Lender in such currency, the Administrative Agent, the L/C Issuer or such Lender, as the case may be, agrees to return the amount of any excess to the Borrower or such other Loan Party (or to any other Person who may be entitled thereto under Applicable Law). All of the Borrower’s and each other Loan Party’s obligations under this Section 11.19 shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.
Section 11.20    USA PATRIOT Act Notice.
Each Lender that is subject to the PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower and each other Loan Party that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies the Borrower and each other Loan Party, which information includes the name and address of the Borrower and each other Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower and each other Loan Party in accordance with the PATRIOT Act. The Borrower and each other Loan Party agrees to, promptly following a request by the Administrative Agent or any Lender, provide all such other documentation and information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act.
Section 11.21    Acknowledgement and Consent to
Bail-In of Affected Financial Institutions.
Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
Section 11.22    Acknowledgement Regarding Any Supported QFCs.
To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States): In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
Section 11.23    Termination of Existing Credit Agreement.
On the Closing Date, the Existing Credit Agreement is hereby terminated except for (i) the obligations in respect of the U.S. Term Loans and Canadian Term Loans contemplated under Section 2.01(a) and (ii) the provisions, if any, that are specified in the Existing Credit Agreement as surviving the termination thereof, which provisions shall as so specified, survive and remain in full force and effect.
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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.
BORROWER:    WELLTOWER OP LLC
By: N/A
Name:
Title:
PARENT GUARANTOR:            WELLTOWER INC.
By: N/A
Name:
Title:

Signature Page to Welltower Inc. 2021 A&R Credit Agreement

KEYBANK NATIONAL ASSOCIATION, as
Administrative Agent, as the LC Issuer and as a Lender
By: N/A
Name:    Laura Conway
Title:    Senior Vice President

Signature Page to Welltower Inc. 2021 A&R Credit Agreement

Bank of America, N.A.
By: N/A
Name:    Yinghua Zhang
Title:    Director

Signature Page to Welltower Inc. 2021 A&R Credit Agreement

JPMorgan Chase Bank, N.A.
By: N/A
Name:    Jaime Gitler
Title:    Vice President

Signature Page to Welltower Inc. 2021 A&R Credit Agreement

WELLS FARGO BANK, NATIONAL
ASSOCIATION
By: N/A
Name:    Andrea S. Chen
Title:    Managing Director

Signature Page to Welltower Inc. 2021 A&R Credit Agreement

Royal Bank of Canada
By: N/A
Name:
Title:    Authorized Signatory
Signature Page to Welltower Inc. 2021 A&R Credit Agreement

[~~LENDER~~OTHER LENDERS]
By: N/A
Name:
Title:
[By: N/A
Name:
Title:                        ]

Signature Page to Welltower Inc. 2021 A&R Credit Agreement